EXHIBIT 2.1
                                                                     -----------



                          AGREEMENT AND PLAN OF MERGER

                                  dated as of

                               December 19, 2001

                                  by and among

                                  AT&T CORP.,

                             AT&T BROADBAND CORP.,

                              COMCAST CORPORATION,

                       AT&T BROADBAND ACQUISITION CORP.,

                           COMCAST ACQUISITION CORP.

                                      and

                            AT&T COMCAST CORPORATION


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                               TABLE OF CONTENTS

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                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  Definitions....................................................2

                                   ARTICLE 2
                             PARENT AND MERGER SUBS

SECTION 2.01.  Organization of Parent........................................24
SECTION 2.02.  Directors and Officers of Parent..............................24
SECTION 2.03.  Organization of Merger Subs...................................24
SECTION 2.04.  Actions of Comcast and AT&T...................................24
SECTION 2.05.  Rights Plan...................................................25

                                   ARTICLE 3
                                  THE MERGERS

SECTION 3.01.  The AT&T Broadband Merger.....................................25
SECTION 3.02.  The Comcast Merger............................................25
SECTION 3.03.  Certificate and Articles of Incorporation; Bylaws.............26
SECTION 3.04.  Directors and Officers of the Surviving Corporations..........26
SECTION 3.05.  Alternative Structure.........................................27

                                   ARTICLE 4
                            CONVERSION OF SECURITIES

SECTION 4.01.  Conversion of Securities......................................27
SECTION 4.02.  Exchange of Certificates......................................31
SECTION 4.03.  Section 355(e) Top-up.........................................39
SECTION 4.04.  Additional Payment............................................40
SECTION 4.05.  Additional Exchange Arrangements..............................41

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF COMCAST

SECTION 5.01.  Corporate Existence and Power.................................42
SECTION 5.02.  Corporate Authorization.......................................42
SECTION 5.03.  Governmental Authorization....................................42
SECTION 5.04.  Non-contravention.............................................43


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                                                                           PAGE
                                                                           ----
SECTION 5.05.  Capitalization................................................43
SECTION 5.06.  Subsidiaries..................................................44
SECTION 5.07.  SEC Filings...................................................45
SECTION 5.08.  Financial Statements..........................................46
SECTION 5.09.  Information Supplied..........................................46
SECTION 5.10.  Absence of Certain Changes....................................46
SECTION 5.11.  No Undisclosed Material Liabilities...........................47
SECTION 5.12.  Compliance with Laws and Court Orders.........................47
SECTION 5.13.  Litigation....................................................47
SECTION 5.14.  Finders' Fees.................................................48
SECTION 5.15.  Opinion of Financial Advisor..................................48
SECTION 5.16.  Taxes.........................................................48
SECTION 5.17.  Tax Opinions..................................................49
SECTION 5.18.  Employee Benefit Plans and Labor Matters......................49
SECTION 5.19.  Environmental Matters.........................................52
SECTION 5.20.  Intellectual Property.........................................52
SECTION 5.21.  Contracts.....................................................53
SECTION 5.22.  Vote Required.................................................54
SECTION 5.23.  Antitakeover Statutes; Charter and Bylaw Provisions...........54
SECTION 5.24.  AT&T Securities...............................................54
SECTION 5.25.  Transactions with Affiliates..................................54
SECTION 5.26.  Investments...................................................54
SECTION 5.27.  No Approval Rights............................................55

                                   ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF AT&T

SECTION 6.01.  Corporate Existence and Power.................................55
SECTION 6.02.  Corporate Authorization.......................................55
SECTION 6.03.  Governmental Authorization....................................56
SECTION 6.04.  Non-contravention.............................................57
SECTION 6.05.  Capitalization................................................57
SECTION 6.06.  AT&T Broadband and AT&T Broadband Subsidiaries................59
SECTION 6.07.  SEC Filings...................................................60
SECTION 6.08.  Financial Statements..........................................61
SECTION 6.09.  Information Supplied..........................................61
SECTION 6.10.  Absence of Certain Changes....................................62
SECTION 6.11.  No Undisclosed Material Liabilities...........................62
SECTION 6.12.  Compliance with Laws and Court Orders.........................63
SECTION 6.13.  Litigation....................................................63
SECTION 6.14.  Finders' Fees.................................................63
SECTION 6.15.  Opinion of Financial Advisor..................................64


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                                                                           PAGE
                                                                           ----
SECTION 6.16.  Taxes.........................................................64
SECTION 6.17.  Tax Opinions..................................................65
SECTION 6.18.  Employee Benefit Plans and Labor Matters......................65
SECTION 6.19.  Environmental Matters.........................................67
SECTION 6.20.  Intellectual Property.........................................68
SECTION 6.21.  Contracts.....................................................69
SECTION 6.22.  AT&T Shareholder Vote.........................................70
SECTION 6.23.  Antitakeover Statutes.........................................70
SECTION 6.24.  Comcast Securities............................................70
SECTION 6.25.  TWE; At Home..................................................70
SECTION 6.26.  Intercompany Transactions.....................................72
SECTION 6.27.  Sufficiency of Transferred Assets.............................72
SECTION 6.28.  Investments...................................................73

                                   ARTICLE 7
                              COVENANTS OF COMCAST

SECTION 7.01.  Comcast Interim Operations....................................73
SECTION 7.02.  Comcast Shareholders' Meeting; Proxy Material.................77
SECTION 7.03.  Voting Agreement..............................................78

                                   ARTICLE 8
                               COVENANTS OF AT&T

SECTION 8.01.  AT&T Broadband Interim Operations.............................78
SECTION 8.02.  AT&T Shareholders' Meeting; Proxy Material....................85
SECTION 8.03.  No Solicitation...............................................86
SECTION 8.04.  Ancillary Agreements..........................................88
SECTION 8.05.  Neutrality Agreement..........................................89
SECTION 8.06.  Broadband Employees...........................................89
SECTION 8.07.  AT&T Post-Signing Equity Awards...............................90
SECTION 8.08.  Redemption of TCI Pacific Preferred Stock.....................90
SECTION 8.09.  Note Consent Process..........................................90

                                   ARTICLE 9
                     COVENANTS OF AT&T, COMCAST AND PARENT

SECTION 9.01.  Best Efforts..................................................91
SECTION 9.02.  Joint Proxy Statement; Registration Statement.................92
SECTION 9.03.  Public Announcements..........................................93
SECTION 9.04.  Further Assurances............................................93
SECTION 9.05.  Access to Information.........................................94


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                                                                           PAGE
                                                                           ----
SECTION 9.06.  Tax-free Transactions.........................................94
SECTION 9.07.  Affiliates....................................................94
SECTION 9.08.  Governance and Other Matters..................................95
SECTION 9.09.  Notices of Certain Events.....................................95
SECTION 9.10.  Section 16 Matters............................................96
SECTION 9.11.  Director and Officer Liability................................96
SECTION 9.12.  Listing of Stock..............................................97
SECTION 9.13.  Employee Matters..............................................98
SECTION 9.14.  Employment Agreements........................................100
SECTION 9.15.  Interim Finance Committee....................................100
SECTION 9.16.  TOPRS........................................................101
SECTION 9.17.  Consideration................................................102
SECTION 9.18.  QUIPS........................................................102
SECTION 9.19.  Index Stock..................................................105
SECTION 9.20.  Use of Name and Logo.........................................105
SECTION 9.21.  Exchange Agreement...........................................106
SECTION 9.22.  Significant Excepted Transactions............................107
SECTION 9.23.  Comcast's AT&T Stock.........................................108

                                   ARTICLE 10
                           CONDITIONS TO THE MERGERS

SECTION 10.01.  Conditions to the Obligations of Each Party..................109
SECTION 10.02.  Conditions to the Obligations of AT&T........................111
SECTION 10.03.  Conditions to the Obligations of Comcast.....................112

                                   ARTICLE 11
                                  TERMINATION

SECTION 11.01.  Termination..................................................113
SECTION 11.02.  Effect of Termination........................................114
SECTION 11.03.  Fees and Expenses............................................115

                                   ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.01.  Notices......................................................117
SECTION 12.02.  Survival.....................................................118
SECTION 12.03.  Amendments; No Waivers.......................................119
SECTION 12.04.  Successors and Assigns.......................................119
SECTION 12.05.  Governing Law................................................119
SECTION 12.06.  Jurisdiction.................................................119


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SECTION 12.07.  WAIVER OF JURY TRIAL.........................................120
SECTION 12.08.  Counterparts; Effectiveness..................................120
SECTION 12.09.  Entire Agreement; No Third Party Beneficiaries...............120
SECTION 12.10.  Severability.................................................120
SECTION 12.11.  Specific Performance.........................................121
SECTION 12.12.  Schedules....................................................121

                             EXHIBITS AND SCHEDULES

Exhibit A   - Form of Support Agreement

Exhibit B   - Form of Rule 145 Affiliate Letter

Exhibit C   - Form of Separation and Distribution Agreement

Exhibit D-1 - Form of Parent Charter (Preferred Structure)

Exhibit D-2 - Term Sheet for Parent Charter (Alternative Structure)

Exhibit D-3 - Form of Parent Bylaws

Exhibit D-4 - Form of Comcast Articles Amendment

Exhibit E   - AT&T Broadband Financial Statements (12/31/00 and 9/30/01)

Exhibit F   - Admission Agreement

AT&T Disclosure Schedule

Comcast Disclosure Schedule

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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 19, 2001, by and among AT&T Corp., a New York corporation ("AT&T"), AT&T Broadband Corp., a Delaware corporation and a wholly owned subsidiary of AT&T ("AT&T Broadband"), Comcast Corporation, a Pennsylvania corporation ("Comcast"), AT&T Comcast Corporation, a Pennsylvania corporation ("Parent"), AT&T Broadband Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("AT&T Broadband Merger Sub"), and Comcast Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Comcast Merger Sub").

     WHEREAS, AT&T Broadband is a newly formed wholly owned subsidiary of AT&T that will hold, directly or indirectly, all of the assets and liabilities of the AT&T Broadband Group in accordance with the terms and conditions of the Separation and Distribution Agreement (as defined below);

     WHEREAS, the Boards of Directors of AT&T, AT&T Broadband and Comcast and each of the other parties hereto have approved this Agreement and deem it advisable and in the best interests of their respective shareholders to consummate the transactions contemplated hereby on the terms and conditions set forth herein;

     WHEREAS, immediately prior to the execution and delivery of this Agreement, as a condition and inducement to AT&T's willingness to enter into this Agreement, each of Sural LLC ("Comcast Shareholder"), Mr. Brian L. Roberts, Comcast and Parent has executed and delivered to AT&T the support agreement, dated as of the date hereof, in the form attached as Exhibit A (the "Support Agreement");

     WHEREAS, it is intended that, for United States federal income tax purposes, the Mergers (as defined below) shall qualify as tax-free exchanges described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:


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                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "A Shareholder Approval" means the approval, by a majority of the votes cast, of the holders of the Comcast Class A Common Stock (voting as a class at a meeting at which a quorum is present) of this Agreement and the transactions contemplated by this Agreement and the Articles Amendment.

     "Additional Commercial Agreements" has the meaning set forth in the Separation and Distribution Agreement.

     "Admission Agreement" means the Instrument of Admission, in the form attached hereto as Exhibit F, pursuant to which AT&T and Parent will become parties to the Exchange Agreement.

     "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person.

     "Aggregate Former Employee Broadband Option Amount" means:

     (a) if the AT&T Common Stock trades "ex-distribution" or "when issued (to give effect to the Distribution)" on the NYSE on or immediately prior to the Distribution Date, the excess of (i) the product of the aggregate number of shares of AT&T Broadband Common Stock subject to Broadband Options granted pursuant to Section 5.3(b) of the Employee Benefits Agreement, multiplied by the Broadband Common Stock Value (as defined in the Employee Benefits Agreement), over (ii) the aggregate exercise price of such Broadband Options; and

     (b) if the AT&T Common Stock does not trade "ex-distribution" or "when issued (to give effect to the Distribution)" on the NYSE on or immediately prior to the Distribution Date, the product of

          (i) a fraction, the numerator or which is the product of the Comcast Stock Price multiplied by the Preliminary Exchange Ratio, and the denominator of which is the AT&T Closing Stock Value; times


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          (ii) the excess of (i) the product of the aggregate number of shares of AT&T Common Stock subject to unexercised AT&T Options held by Former Employees (both as defined in the Employee Benefits Agreement) immediately prior to the Distribution Date, times the AT&T Closing Stock Value, over
     (ii) the aggregate exercise price of such AT&T Options.

     "Ancillary Agreements" has the meaning set forth in the Separation and Distribution Agreement.

     "AOL" means AOL Time Warner Inc., a Delaware corporation.

     "Articles Amendment" mean the articles of amendment to the articles of incorporation of Comcast in the form attached as Exhibit D-4.

     "At Home" means At Home Corporation, a Delaware corporation and/or its bankruptcy estate, as the case may be.

     "AT&T 10-K" means AT&T's annual report on Form 10-K for the fiscal year ended December 31, 2000.

     "AT&T Balance Sheet" means the consolidated balance sheet of AT&T and its consolidated Subsidiaries as of December 31, 2000 and the footnotes thereto, as set forth in the AT&T 10-K.

     "AT&T Broadband Acquisition Proposal" means any offer or proposal for, or any indication of interest in (i) a merger, consolidation, share exchange, business combination, reorganization, recapitalization or other similar transaction involving AT&T, the AT&T Broadband Group, AT&T Broadband or any AT&T Significant Broadband Subsidiary, (ii) the acquisition, directly or indirectly, of (A) an equity interest representing greater than 25% of the voting securities of AT&T, the AT&T Broadband Group, AT&T Broadband or any AT&T Significant Broadband Subsidiary or (B) assets, securities or ownership interests representing an amount equal to or greater than 25% of the consolidated assets or EBITDA generating power of the AT&T Broadband Group, or
(iii) any transaction (x) the entering into or the consummation of which would reasonably be expected to be inconsistent in any material respect with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements, on the terms set forth in this Agreement and the other Transaction Agreements, as the case may be, or (y) that would reasonably be expected to prevent or materially delay, impede or adversely affect the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements other than (X) in the case of (i) or (ii), (I) the transactions contemplated by this Agreement,


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(II) transactions permitted pursuant to Section 8.01 or (III) transactions that would not directly or indirectly (other than indirectly by virtue of the ownership of securities of AT&T) include any of the businesses, assets or liabilities of, or materially affect the business of, AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary and (Y) in the case of (i), (ii) or (iii), a transaction that does not involve the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary (except to the extent relating to (A) the transactions contemplated by this Agreement and the other Transaction
Agreements or (B) a spin-off of the AT&T Broadband Group substantially pro rata to the holders of AT&T Common Stock not in connection with any other transaction involving the AT&T Broadband Group) that in any such case is consistent in all material respects with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements, on the terms set forth in this Agreement and the other Transaction Agreements, as the case may be; provided that each of the parties to such transaction agrees that AT&T and AT&T Broadband shall honor the terms and conditions of this Agreement (any transaction referred to in this clause (Y), an "Excepted Transaction").

     "AT&T Broadband Assets" has the meaning set forth in the Separation and Distribution Agreement.

     "AT&T Broadband Balance Sheet" means the unaudited combined balance sheet of the AT&T Broadband Group as of September 30, 2001 and the footnotes thereto, as attached as Exhibit E.

     "AT&T Broadband Balance Sheet Date" means September 30, 2001.

     "AT&T Broadband Business" has the meaning set forth in the Separation and Distribution Agreement.

     "AT&T Broadband Common Stock" means the Common Stock, par value $0.01 per share, of AT&T Broadband, which, subject to the terms of the Separation and Distribution Agreement, will be distributed on a one-for-one basis on the Distribution Date to holders of shares of AT&T Common Stock.

     "AT&T Broadband Entities" has the meaning set forth in the Separation and Distribution Agreement.

     "AT&T Broadband Financial Statements" means the unaudited combined financial statements of the AT&T Broadband Group as of and for the periods ending December 31, 2000 and September 30, 2001 and the footnotes thereto, as attached as Exhibit E.


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     "AT&T Broadband Group" has the meaning set forth in the Separation and
Distribution Agreement.

     "AT&T Broadband Material Adverse Effect" means a material adverse effect on the financial condition, assets or results of operations of the AT&T Broadband Group, taken as a whole, excluding any such effect resulting from or arising in connection with (i) changes or conditions generally affecting the industries in which the AT&T Broadband Group (including AT&T Broadband and all the AT&T Broadband Subsidiaries) operate, (ii) changes in general economic, regulatory or political conditions, or (iii) the announcement of this Agreement or of the transactions contemplated hereby.

     "AT&T Broadband Subsidiary" has the meaning set forth in the Separation and Distribution Agreement.

     "AT&T Closing Stock Value" has the meaning set forth in the Employee Benefits Agreement.

     "AT&T Common Stock" means the Common Stock, par value $1.00 per share, of AT&T.

     "AT&T Communications Business" has the meaning set forth in the Exchange Agreement.

     "AT&T Communications Group" has the meaning set forth in the Separation and Distribution Agreement.

     "AT&T Confidentiality Agreement" means the confidentiality letter agreement, dated September 28, 2001, as amended, by and between AT&T and Comcast providing for, among other things, confidential treatment of information provided by AT&T to Comcast.

     "AT&T Disclosure Schedule" means the AT&T disclosure schedule delivered to Comcast concurrently herewith.

     "AT&T Employees" has the meaning set forth in the Separation and Distribution Agreement.

     "AT&T ESPP" means the AT&T Employee Stock Purchase Plan.

     "AT&T Exchangeable Preferred Stock" has the meaning set forth in the definition of Exchange Amount.

     "AT&T Group" means AT&T together with the AT&T Subsidiaries.


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     "AT&T Registration Rights Agreement" means the Registration Rights
Agreement dated as of June 11, 2001 between Comcast PC Investments Inc. and
AT&T.

     "AT&T Significant Broadband Subsidiary" means any AT&T Broadband Subsidiary that would have constituted a "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) of the AT&T Broadband Group as of December 31, 2000 if, as of such date, the AT&T Broadband Group were a reporting company under the 1934 Act; provided that for purposes hereof, the phrase "EBITDA" will be substituted for the phrase "income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle" in Rule 1-02(w)(3).

     "AT&T Significant Subsidiary" means any AT&T Subsidiary that would constitute a "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) as of December 31, 2000; provided that for purposes hereof, the phrase "EBITDA" will be substituted for the phrase "income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle" in Rule 1-02(w)(3).

     "AT&T Subsidiary" means a Subsidiary of AT&T; provided that notwithstanding the Distribution, AT&T Broadband and the AT&T Broadband Subsidiaries will be treated as AT&T Subsidiaries through the Effective Time but not thereafter.

     "Average Class A Price" means the average (rounded to the nearest 1/10,000) of the Trading Values for the 10 Trading Days randomly selected by lot by AT&T and Comcast from the Trading Days occurring during the Pricing Period, which 10 Trading Days shall be the same as the 10 Trading Days used to calculate the Average Class A Special Price.

     "Average Class A Special Price" means the average (rounded to the nearest 1/10,000) of the Trading Values for the 10 Trading Days randomly selected by lot by AT&T and Comcast from the Trading Days occurring during the Pricing Period.

     "Average Class C Price" means the average (rounded to the nearest 1/10,000) of the Trading Values for the 10 Trading Days randomly selected by lot by AT&T and Comcast from the Trading Days occurring during the Pricing Period, which 10 Trading Days shall be the same as the 10 Trading Days used to calculate the Average Class A Special Price.

     "Benefit Arrangement" means, with respect to any Person, any employment, severance or similar contract or arrangement (whether or not


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written) or any plan, policy, fund, program or arrangement or contract providing for compensation, bonus, profit-sharing, stock option, or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to or required to be contributed to, as the case may be, by such Person or any of its Affiliates and (iii) covers any employee or former employee of such Person or any of its Subsidiaries employed in the United States.

     "Broadband Benefit Arrangement" means a Benefit Arrangement that is a Broadband Benefit Plan as defined in the Employee Benefits Agreement.

     "Broadband Deferred Compensation Plan" means a Deferred Compensation Plan that is a Broadband Plan as defined in the Employee Benefits Agreement.

     "Broadband Employee" has the meaning set forth in the Employee Benefits Agreement, except that for purposes of this Agreement, "Broadband Employee" shall include any Broadband Transferee, and for purposes of Section 9.13, "Broadband Employee" shall not include any current or former non-employee director of AT&T Broadband with respect to service as a director.

     "Broadband Employee Plan" means an Employee Plan that is a Broadband Benefit Plan as defined in the Employee Benefits Agreement.

     "Broadband International Plan" means an International Plan that is a Broadband Benefit Plan as defined in the Employee Benefits Agreement.

     "Broadband Options" has the meaning set forth in the Employee Benefits Agreement.

     "Broadband Pension Plan" means a Pension Plan that is a Broadband Benefit Plan as defined in the Employee Benefits Agreement.

     "Broadband Transferee" has the meaning set forth in the Employee Benefits Agreement.

     "Broadband Value" means the product of the Exchange Ratio multiplied by the average (rounded to the nearest 1/10,000) of the Trading Values of Comcast Class A Common Stock for the 10 Combined Trading Days randomly selected by lot by AT&T and Comcast from the Combined Trading Days


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occurring during the 20 consecutive Combined Trading Days following the Closing
Date.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Class A Liberty Media Group Common Stock" means the Class A Liberty Media Group Common Stock, par value $1.00 per share, of AT&T.

     "Class B Liberty Media Group Common Stock" means the Class B Liberty Media Group Common Stock, par value $1.00 per share, of AT&T.

     "Closing Date" means the date on which the Effective Time occurs.

     "Combined Trading Day" means any day which is both a Trading Day and a NYSE Trading Day.

     "Comcast 10-Q" means Comcast's annual report on Form 10-Q for the fiscal quarter ended September 30, 2001.

     "Comcast Affiliate" means an Affiliate of Comcast.

     "Comcast Balance Sheet" means the unaudited consolidated balance sheet of Comcast and its consolidated Subsidiaries as of September 30, 2001 and the footnotes thereto, as set forth in the Comcast 10-Q.

     "Comcast Balance Sheet Date" means September 30, 2001.

     "Comcast Benefit Arrangements" means the Benefit Arrangements of Comcast or any Comcast Subsidiary.

     "Comcast Class A Common Stock" means the Class A Common Stock, par value $1.00 per share, of Comcast.

     "Comcast Class A Special Common Stock" means the Class A Special Common Stock, par value $1.00 per share, of Comcast.

     "Comcast Class B Common Stock" means the Class B Common Stock, par value $1.00 per share, of Comcast.

     "Comcast Common Stock" means the Comcast Class A Common Stock, the Comcast Class A Special Common Stock and the Comcast Class B Common Stock.


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     "Comcast Confidentiality Agreement" means the confidentiality letter agreement, dated September 28, 2001, as the same may be amended from time to time, by and between AT&T and Comcast providing for, among other things, confidential treatment of information provided by Comcast to AT&T.

     "Comcast Deferred Compensation Plan" means a Deferred Compensation Plan of Comcast or any Comcast Affiliate for the benefit of any current or former employee or director of Comcast or any Comcast Subsidiary.

     "Comcast Disclosure Schedule" means the Comcast disclosure schedule delivered to AT&T concurrently herewith.

     "Comcast Employee Plan" means an Employee Plan of Comcast or any Comcast Subsidiary.

     "Comcast ESPP" means the Comcast Employee Stock Purchase Plan.

     "Comcast Group" means Comcast together with the Comcast Subsidiaries.

     "Comcast International Plan" means an International Plan of Comcast or any Comcast Subsidiary.

     "Comcast Material Adverse Effect" means a material adverse effect on the financial condition, assets or results of operations of the Comcast Group taken as a whole, excluding any such effect resulting from or arising in connection with (i) changes or conditions generally affecting the industries in which Comcast and the Comcast Subsidiaries, operate, (ii) changes in general economic, regulatory or political conditions, or (iii) the announcement of this Agreement or of the transactions contemplated hereby.

     "Comcast Pension Plan" means a Pension Plan of Comcast or any of its ERISA Affiliates.

     "Comcast Significant Subsidiary" means any Comcast Subsidiary that would constitute a "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) as of December 31, 2000; provided that for purposes hereof, the phrase "EBITDA" will be substituted for the phrase "income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle" in Rule 1-02(w)(3).

     "Comcast Stock Price" means the average (rounded to the nearest 1/10,000) of the Trading Values of Comcast Class A Common Stock for the five consecutive Trading Days immediately preceding the Distribution Date.


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     "Comcast Subsidiary" means a Subsidiary of Comcast.

     "Communications Act" means the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Communications Value" means the average (rounded to the nearest 1/10,000) of the Trading Values of AT&T Common Stock for the 10 Combined Trading Days randomly selected by lot by AT&T and Comcast from the Combined Trading Days occurring during the 20 consecutive Combined Trading Days following the Closing Date, which shall be the same 10 Combined Trading Days as used for the calculation of Broadband Value.

     "Confidentiality Agreements" means the AT&T Confidentiality Agreement and the Comcast Confidentiality Agreement.

     "Debentures" means the 5% Junior Convertible Subordinated Debentures due 2029 of AT&T.

     "Deferred Compensation Plan" means, with respect to any Person, any plan, agreement or arrangement that (i) is described under Sections 4(b)(5) or 401(a)(1) of ERISA (or similar plan covering one or more non-employee directors of a Person), (ii) is maintained, administered or contributed to or required to be contributed to or required to be contributed to by such Person or any of its Affiliates and (iii) covers any current or former employee or director of such Person or any of its Subsidiaries.

     "DGCL" means the Delaware General Corporation Law.

     "Distribution" has the meaning set forth in the Separation and Distribution Agreement.

     "Distribution Date" has the meaning set forth in the Separation and Distribution Agreement.

     "Dividend Stock" has the meaning set forth in the definition of Exchange Amount.

     "EBITDA" means operating income plus depreciation plus amortization, in each case as determined in accordance with GAAP.

     "Employee Benefits Agreement" has the meaning set forth in the Separation and Distribution Agreement.

     "Employee Plan" means, with respect to any Person, any "employee benefit plan" (as defined in Section 3(3) of ERISA) that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to or required to be contributed to by such Person or any of its Affiliates and (iii) covers any employee or former employee of such Person or any of its Subsidiaries.

     "Environmental Laws" means any United States federal, state or local, foreign or supranational law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

     "Environmental Permits" means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of any Governmental Authority relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person or any of its Subsidiaries as currently conducted.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" of any Person means any other Person that, together with such Person, would be treated as a single employer under Section 414 of the Code.

     "Excepted Transaction" has the meaning set forth in the definition of AT&T Broadband Acquisition Proposal.

     "Exchange Agreement" means the Exchange Agreement dated as of December 7, 2001 between Comcast and Microsoft.

     "Exchange Amount" means an amount "K" where "K" is derived from the following equation:

                              K = (T x (B + C))/C

          provided that in no event shall K exceed the product of 10.0% multiplied by the total number of shares of AT&T Common Stock that would be outstanding immediately after giving effect to the exchange of the AT&T Exchangeable Preferred Stock.

     The variables used to calculate K pursuant to the foregoing formula are defined as follows:

               "T" is the number of shares of AT&T Common Stock held by Comcast and any Comcast Subsidiary immediately prior to the Distribution.

               "B" is the Broadband Value.

               "C" is the Communications Value.

     "Exchange Date" has the meaning set forth in Section 9.23.

     "Exchange Ratio" means the value, "X", as defined below (and rounded to the nearest 1/10,000). The purpose of the Exchange Ratio is to determine the number of shares of Parent Common Stock that will be delivered in exchange for each outstanding share of AT&T Broadband Common Stock at the Effective Time, and to adjust for the value of certain employee options and stock appreciation rights to be assumed by Parent as of the Effective Time.

     "X" is defined according to the following formula:

                      1,235,000,000 - (I+F)/C
                      -----------------------
                X  =             O

The variables used in calculating X pursuant to the foregoing formula are defined as follows:

               "C" is the Comcast Stock Price.

               "O" is (i) the number of shares of AT&T Broadband Common Stock outstanding immediately prior to the AT&T Broadband Merger excluding any shares issued pursuant to the QUIPS Exchange and any shares held by any wholly owned AT&T Broadband Subsidiary plus (ii) the number of shares, if any, of AT&T Common Stock in respect of which rights pursuant to Section 910 of the NYBCL have purportedly been exercised and not withdrawn. For purposes of this definition and for the avoidance of doubt, any restricted shares of AT&T Broadband Common Stock that have been awarded prior to the date of this Agreement and not forfeited prior to the Closing Date shall be considered "outstanding", regardless of whether an election has been made with respect to such shares pursuant to Section 83(b) of the Code.

               "I" is the aggregate "in-the-money" amount for all unexercised AT&T Stock Options outstanding as of the date of this Agreement and held by Broadband Employees immediately prior to the Closing Date whose exercise price, as of the Closing Date, is less than the AT&T Closing Stock Value, calculated with respect to each such AT&T Stock Option as the product of:

               (A) the excess of the AT&T Closing Stock Value over the exercise price, as of the Closing Date, for such option, times

               (B) the number of shares of AT&T Common Stock subject to such option.

          For this purpose, a stock appreciation right with respect to AT&T Common Stock shall be treated as an AT&T Stock Option. In addition, for purposes of this definition, AT&T Stock Options granted after the date hereof shall be disregarded.

               "F" means the aggregate "in-the-money" amount for AT&T Stock Options held by Former Employees (as defined in the Employee Benefits Agreement) to the extent converted into options to purchase AT&T Broadband Common Stock, calculated as equal to the Aggregate Former Employee Broadband Option Amount.

     "Expense Agreement" means the Expense Agreement dated as of June 16, 1999 between AT&T and the Issuer Trust.

     "FCC" means the United States Federal Communications Commission.

     "Franchise" means a written "franchise" (within the meaning of Section 602(8) of the Communications Act).

     "Franchising Authority" means "franchising authority" (within the meaning of Section 602(9) of the Communications Act).

     "Guarantee Agreement" means the Guarantee Agreement dated as of June 16, 1999 between AT&T, as Guarantor, and The Bank of New York, as Guarantor Trustee, relating to the Issuer Trust.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indebtedness" has the meaning set forth in the Separation and Distribution Agreement.

     "Indenture" means the Indenture dated as of June 16, 1999, as amended or supplemented, between AT&T and The Bank of New York, as Trustee, relating to the Debentures.

     "Independent Person" has the meaning set forth in the Parent Charter.

     "Index" means the Standard and Poors' 500 Index.

     "Interim Finance Committee" means the committee described in Section 9.15.

     "International Plan" means, with respect to any Person, any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or arrangement or contract providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan or a Benefit Arrangement, (ii) is entered into, maintained, administered or contributed to or required to be contributed to by such Person or any of its Affiliates and (iii) covers any employee or former employee of such Person or any of its Subsidiaries.

     "IRS" means the United States Internal Revenue Service.

     "Issuer Trust" means AT&T Finance Trust I, a Delaware business trust.

     "K/A Price Differential" means the number equal to the excess, if any, of
(i) the quotient obtained by dividing (A) the Average Class A Special Price by
(B) the Average Class A Price over (ii) 1; provided that the K/A Price Differential shall in no event be less than 0 or more than .03.

     "K/C Price Differential" means the number equal to the excess, if any, of
(i) the quotient obtained by dividing (A) the Average Class A Special Price by
(B) the Average Class C Price over (ii) 1; provided that the K/C Price Differential shall in no event be less than 0 or more than .03.

     "knowledge" means, with respect to any fact, the conscious awareness of such fact by an "executive officer" (as defined under the 1933 Act) of the relevant

Person or, in the case of AT&T, any Person who would be considered an "executive officer" (as so defined) of the AT&T Broadband Group.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "Mergers" means the AT&T Broadband Merger and the Comcast Merger.

     "Microsoft" means Microsoft Corporation, a Washington corporation.

     "Multiemployer Plan" means each Employee Plan that is a "multiemployer plan" (as defined in Section 3(37) of ERISA).

     "Nasdaq" means The Nasdaq Stock Market.

     "Note Consent" means, with regard to any given series of securities issued under the Notes Indenture, the receipt of the irrevocable consent to the transactions contemplated by the Separation and Distribution Agreement of the holders of at least a majority in aggregate principal amount of such series.

     "Notes Indenture" means the Indenture dated as of September 7, 1990, as amended or supplemented, between American Telephone & Telegraph Company and The Bank of New York, as trustee.

     "NYSE" means the New York Stock Exchange.

     "NYSE Trading Day" means any day on which securities of AT&T are traded on the NYSE.

     "NYSE Trading Value" means, with respect to any equity security on any given NYSE Trading Day, the volume weighted average trading price (rounded to the nearest 1/10,000) of such security on the NYSE, as reported by Bloomberg Financial Markets (or such other source as AT&T and Comcast shall agree in writing) for that NYSE Trading Day.

     "NYBCL" means the New York Business Corporation Law.

     "Parent Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of Parent.

     "Parent Class A Special Common Stock" means the Class A Special Common Stock, par value $0.01 per share, of Parent.

     "Parent Class B Common Stock" means the Class B Common Stock, par value $0.01 per share, of Parent.

     "Parent Class C Common Stock" means the Class C Common Stock, par value $0.01 per share, of Parent.

     "Parent Common Stock" means the Parent Class A Common Stock, the Parent Class A Special Common Stock, the Parent Class B Common Stock and the Parent Class C Common Stock.

     "Parent Indexed Stock" means the class of Parent Common Stock that is included in the Index on the first Trading Day after the Effective Time.

     "Parent Material Adverse Effect" means a material adverse effect on the financial condition, assets or results of operations of the AT&T Broadband Group and the Comcast Group, taken as a whole, excluding any such effect resulting from or arising in connection with (i) changes or conditions generally affecting the industries in which the AT&T Broadband Group and the Comcast Group operate, (ii) changes in general economic, regulatory or political conditions or (iii) the announcement of this Agreement or of the transactions contemplated hereby.

     "PBCL" means the Pennsylvania Business Corporation Law of 1988.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" means, with respect to any Person, any plan (other than a Multiemployer Plan) that is subject to Title IV of ERISA and is maintained, administered or contributed to or required to be contributed to by such Person or any of its ERISA Affiliates.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Preliminary Exchange Ratio" is defined as follows:

                     1,235,000,000 - I/C
                     -------------------
               X  =           O

where "I", "C" and "O" have the same meanings as in the definition of Exchange Ratio.

     "Pricing Period" means the 20 consecutive Trading Days commencing on the first full Trading Day after the later to occur of (i) the fifth Trading Day after the first date on which Standard & Poors' reweights the Index in respect of the transactions contemplated hereby and (ii) the 30th calendar day after the Closing Date; provided that in no event shall the Pricing Period commence later than the first full Trading Day occurring after the 45th calendar day after the Closing Date.

     "Primary Commercial Agreements" has the meaning set forth in the Separation and Distribution Agreement.

     "Primary Transaction Agreements" has the meaning set forth in the Separation and Distribution Agreement.

     "PrISMs Contracts" means each of the PrISM Variable Prepaid Forward Securities Contracts dated as of December 1, 2000 among AT&T, TCI Lenfest, Inc. and Morgan Guaranty Trust Company of New York, relating to shares of Comcast Class A Special Common Stock.

     "QUIPS" means the 5% Convertible Quarterly Income Preferred Securities issued pursuant to the Trust Agreement.

     "QUIPS Exchange" means the issuance of shares of AT&T Broadband Common Stock in exchange for the QUIPS pursuant to the Exchange Agreement.

     "Record Date" has the meaning set forth in the Separation and Distribution Agreement.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of June 16, 1999 between AT&T and Microsoft.

     "SAILS Contracts" means the SAILS Mandatorily Exchangeable Securities Contracts dated as of October 27, 2000, November 6, 2000 and November 10, 2000 among AT&T, TCI Lenfest, Inc., Credit Suisse First Boston International and Credit Suisse First Boston Corporation, relating to shares of Comcast Class A Special Common Stock.

     "SEC" means the United States Securities and Exchange Commission.

     "Senior Notes" means any of the securities issued pursuant to the Indenture dated as of November 21, 2001 between AT&T and The Bank of New York, as Trustee.

     "Separation" has the meaning set forth in the Separation and Distribution Agreement.

     "Separation and Distribution Agreement" means the Separation and Distribution Agreement dated as of the date hereof by and between AT&T and AT&T Broadband, in the form attached as Exhibit C.

     "Significant Excepted Transaction" means any Excepted Transaction providing for the sale or disposition of at least 50% of the AT&T
Communications Group.

     "Specified AT&T SEC Documents" means each of (i) AT&T's annual report on Form 10-K for its fiscal year ended December 31, 2000, (ii) AT&T's quarterly reports on Form 10-Q filed since December 31, 2000, (iii) AT&T's periodic reports on Form 8-K filed since December 31, 2000, (iv) AT&T's proxy statement relating to its 2001 annual meeting of shareholders and (v) AT&T's preliminary proxy statement filed on July 3, 2001 regarding, among other things, the creation of a tracking stock reflecting the AT&T Broadband Group.

     "Specified Comcast SEC Documents" means each of (i) Comcast's annual report on Form 10-K for its fiscal year ended December 31, 2000, (ii) Comcast's quarterly reports on Form 10-Q filed since December 31, 2000, (iii) Comcast's periodic reports on Form 8-K filed since December 31, 2000 and (iv) Comcast's proxy statement relating to its 2001 annual meeting of shareholders.

     "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time, directly or indirectly, owned by such Person.

     "Subsidiary Trusts"means (i) TCI Communications Financing I, (ii) TCI Communications Financing II, (iii) TCI Communications Financing IV, (iv) MediaOne Finance Trust I, (v) MediaOne Finance Trust II, (vi) MediaOne Finance Trust III, (vii) MediaOne Financing A and (viii) MediaOne Financing B, each a Delaware business trust.

     "Surviving Corporations" means the AT&T Broadband Surviving Corporation and the Comcast Surviving Corporation.

     "System" means a "cable television system" (within the meaning of Section 602(7) of the Communications Act).

     "T-Holdings" means AT&T Broadband T-Holdings, Inc. (f/k/a TCI Telephony Holdings, Inc ), a Delaware corporation.

     "Tax Sharing Agreement" has the meaning set forth in the Separation and Distribution Agreement.

     "TOPRS" means (i) the 8.72% Trust Originated Preferred Securities of TCI Communications Financing I; (ii) the 10% Trust Preferred Securities of TCI Communications Financing II; (iii) the 9.72% Trust Preferred Securities of TCI Communications Financing IV; (iv) the 9.50% Trust Originated Preferred Securities of MediaOne Finance Trust II; (v) the 9.04%Trust Originated Preferred Securities of MediaOne Finance Trust III; (vi) the 7.96% Trust Originated Preferred Securities of MediaOne Financing A; and (vii) the 8.25% Trust Originated Preferred Securities of MediaOne Financing B.

     "Trading Day" means any day on which securities of Comcast or Parent are traded on Nasdaq.

     "Trading Value" means, with respect to any equity security on any given Trading Day, the volume weighted trading price (rounded to the nearest 1/10,000) of such security on Nasdaq, as reported by Bloomberg Financial Markets (or such other source as AT&T and Comcast shall agree in writing) for that Trading Day.

     "Transaction Agreements" means this Agreement, the Support Agreement and each of the Ancillary Agreements.

     "Trust Agreement" means the Trust Agreement dated as of June 16, 1999 among AT&T, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the administrative trustees named therein, relating to the Issuer Trust.

     "Trust Common Securities" means the common securities of the Issuer Trust issued pursuant to the Trust Agreement.

     "TWE" means Time Warner Entertainment Company, L.P., a Delaware limited partnership.

     "TWE Option" means the option of MediaOne of Colorado, Inc. to purchase up to an additional 8.5% participating percentage share in TWE pursuant to the TWE Option Agreement.

     "TWE Option Agreement" means the Option Agreement, dated as of September 15, 1993, by and between TWE and US West, Inc.

     "TWE Partnership Agreement" means the Agreement of Limited Partnership dated as of October 29, 1991, as amended.

     "TWE Subsidiary" means a Subsidiary of TWE.

     "Wireless Group Common Stock" means the Wireless Group Common Stock, par value $1.00 per share, of AT&T.

     (b) Each of the following additional terms is defined in the Section set forth opposite such term:

                        TERM                                     SECTION

351 Transactions................................................ 9.06(a)
Agreement....................................................... Preamble
AT&T............................................................ Preamble
AT&T Broadband.................................................. Preamble
AT&T Broadband Merger........................................... 3.01(a)
AT&T Broadband Merger Sub....................................... Preamble
AT&T Broadband Rule 145 Affiliate............................... 9.07(a)
AT&T Broadband Surviving Corporation............................ 3.01(a)
AT&T Broadband Surviving Corporation
Common Stock.................................................... 4.01(a)
AT&T Converted SARs............................................. 4.02(g)
AT&T Converted Stock Options.................................... 4.02(g)
AT&T Converted Equity Awards.................................... 4.02(g)
AT&T Equity Awards.............................................. 4.02(g)
AT&T Franchise Consents......................................... 6.03
AT&T Intellectual Property...................................... 6.20
AT&T License Consents........................................... 6.03
AT&T Marks...................................................... 9.20(a)
AT&T PUC Consents............................................... 6.03
AT&T SARs....................................................... 4.02(g)
AT&T SEC Documents.............................................. 6.07(a)
AT&T Securities................................................. 6.05(b)
AT&T Shareholders' Approval..................................... 6.22
AT&T Shareholders' Meeting...................................... 5.09
AT&T Stock Options.............................................. 4.02(g)
AT&T Subsidiary Preferred Stock................................. 6.05(a)

                        TERM                                     SECTION

AT&T Superior Proposal.......................................... 8.03(b)
AT&T Termination Fee............................................ 11.03(d)
Certificates.................................................... 4.02(b)
Code............................................................ Recitals
Comcast......................................................... Preamble
Comcast Converted Equity Awards................................. 4.02(h)
Comcast Converted Stock Options................................. 4.02(h)
Comcast Equity Awards........................................... 4.02(h)
Comcast Franchise Consents...................................... 5.03
Comcast Intellectual Property................................... 5.20
Comcast License Consents........................................ 5.03
Comcast Merger.................................................. 3.02(a)
Comcast Merger Sub.............................................. Preamble
Comcast PUC Consents............................................ 5.03
Comcast Rule 145 Affiliate...................................... 9.07(b)
Comcast SEC Documents........................................... 5.07(a)
Comcast Securities.............................................. 5.05(b)
Comcast Shareholder............................................. Preamble
Comcast Shareholders' Approval.................................. 5.22
Comcast Shareholders' Meeting................................... 5.09
Comcast Stock Options........................................... 4.02(h)
Comcast Surviving Corporation................................... 3.03
Comcast Surviving Corporation Common Stock...................... 4.01(b)
Comcast Termination Fee......................................... 11.03(b)
Common Stock Trust.............................................. 4.02(e)
DE Certificate of Merger........................................ 3.01(b)
Effective Time.................................................. 3.01(b)
End Date........................................................ 11.01(b)
Excess Shares................................................... 4.02(e)
Exchange Agent.................................................. 4.02(a)
Exchange Fund................................................... 4.02(a)

                        TERM                                     SECTION

Financing....................................................... 9.15
Franchise Consents.............................................. 6.03(a)
GAAP............................................................ 5.08
Governmental Authority.......................................... 5.03
Indemnified Losses.............................................. 7.04(a)
Indemnified Person.............................................. 7.04(a)
Joint Proxy Statement........................................... 5.09
K/A Security.................................................... 4.04(a)
K/C Security.................................................... 4.04(b)
Letter of Credit................................................ 9.16(d)
License Consents................................................ 6.03
Mandatory Residual Conditions................................... 8.02(a)
Neutrality Agreement............................................ 8.05
Original Award.................................................. 4.02(g)
PA Articles of Merger........................................... 3.02(b)
Parent.......................................................... Preamble
Parent Charter.................................................. 2.01
PUC Consents.................................................... 6.03
Qualified Holders............................................... 4.03(c)
QUIPS Failure Date.............................................. 9.18(a)
QUIPS Fair Market Value......................................... 9.18(f)
QUIPS Transfer.................................................. 9.18(j)
Purchase Rights................................................. 9.01(a)
Registration Statement.......................................... 5.09
S-8............................................................. 4.02(g)
Series E Preferred Stock........................................ 6.05(a)
Successor Plan.................................................. 9.13(b)
Support Agreement............................................... Recitals
Tax Returns..................................................... 5.16
Taxes    ....................................................... 5.16
TCI Pacific Preferred Stock..................................... 6.05(a)

                        TERM                                     SECTION

Transferred Broadband Employees................................. 9.13(a)
Transferred Comcast Employees................................... 9.13(a)
TWE Contracts................................................... 6.25
Warrants........................................................ 6.05(a)
Wireless Preferred Stock........................................ 6.05(a)

     (c) Interpretation. In this Agreement, unless otherwise specified or where the context otherwise requires:

          (i) a reference to a Recital is to the relevant Recital to this Agreement, to a Section is to the relevant Section of this Agreement and to an Exhibit is to the relevant Exhibit to this Agreement;

          (ii) words importing any gender shall include other genders;

          (iii) words importing the singular only shall include the plural and vice versa;

          (iv) the words "include", "includes" or "including" shall be deemed to be followed by the words "without limitation";

          (v) the words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, clause and Exhibit references are to the Articles, clauses and Exhibits to this Agreement unless otherwise specified;

          (vi) references to any party hereto or any other agreement or document shall include such party's successors and permitted assigns; and

          (vii) the parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

     (d) Headings. In this Agreement the headings to Sections are inserted for convenience only and shall not affect the construction of this Agreement.

                                   ARTICLE 2
                             PARENT AND MERGER SUBS

     SECTION 2.01. Organization of Parent. Comcast and AT&T have caused Parent to be organized under the laws of the Commonwealth of Pennsylvania. The authorized capital stock of Parent consists of 100 shares of Common Stock, par value $0.01 per share, of which one share has been issued to Comcast and one share has been issued to AT&T. Comcast and AT&T shall take, and shall cause Parent to take, all requisite action to cause (i) if the A Shareholder Approval is obtained, the articles of incorporation of Parent (the "Parent Charter") to be in the form of Exhibit D-1 at the Effective Time, (ii) if the A Shareholder Approval is not obtained, the Parent Charter to be on the terms set forth in Exhibit D-2 at the Effective Time and (iii) whether or not the A Shareholder Approval is obtained, the bylaws of Parent to be in the form of Exhibit D-3 at the Effective Time.

     SECTION 2.02. Directors and Officers of Parent. Prior to the Effective Time, the directors and officers of Parent shall consist of equal numbers of representatives of Comcast and AT&T as designated and elected by Comcast and AT&T. Comcast and AT&T shall take all requisite action to cause the directors and officers of Parent as of the Effective Time to be as provided in Section 9.08.

     SECTION 2.03. Organization of Merger Subs. Parent has caused AT&T Broadband Merger Sub and Comcast Merger Sub to be organized for the sole purpose of effectuating the Mergers. The authorized capital stock of AT&T Broadband Merger Sub consists of 100 shares of Common Stock, par value $0.01 per share, all of which shares have been issued to Parent at a price of $1.00 per share. The authorized capital stock of Comcast Merger Sub consists of 100 shares of Common Stock, par value $0.01 per share, all of which shares have been issued to Parent at a price of $1.00 per share.

     SECTION 2.04. Actions of Comcast and AT&T. Comcast and AT&T, as the holders of all the outstanding shares of Parent capital stock, have approved and adopted this Agreement and the transactions contemplated hereby and have caused Parent, as the sole stockholder of each of the Merger Subs, to approve and adopt this Agreement and the transactions contemplated hereby. Each of Comcast and AT&T shall cause Parent to perform its obligations under this Agreement, and Parent shall cause the Merger Subs to perform their respective obligations under this Agreement.

     SECTION 2.05. Rights Plan. Parent shall adopt a shareholder rights plan, effective as of the Effective Time, on the terms and conditions set forth in the Comcast Disclosure Schedule.

                                   ARTICLE 3
                                  THE MERGERS

     SECTION 3.01. The AT&T Broadband Merger. (a) At the Effective Time, AT&T Broadband Merger Sub shall be merged with and into AT&T Broadband (the "AT&T Broadband Merger") in accordance with the DGCL and upon the terms set forth in this Agreement, whereupon the separate existence of AT&T Broadband Merger Sub shall cease and AT&T Broadband shall be the surviving corporation (the "AT&T Broadband Surviving Corporation").

     (b) As soon as practicable (and, in any event, within five Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Mergers set forth in Article 10, other than conditions that by their nature are to be satisfied at the Effective Time and will in fact be satisfied at the Effective Time, a certificate of merger shall be duly prepared, executed and acknowledged by AT&T Broadband Merger Sub and AT&T Broadband and thereafter delivered to and filed with the Secretary of State of the State of Delaware pursuant to the DGCL (the "DE Certificate of Merger"). The AT&T Broadband Merger shall become effective at the Effective Time. As used herein, the term "Effective Time" means such time as is mutually agreeable to Comcast and AT&T on the date of filing of the DE Certificate of Merger, or on such other date or time as may be agreed by Comcast and AT&T. The Separation shall occur on the Closing Date prior to the Distribution which shall occur at the close of business in New York, New York on the Closing Date. With the consent of Comcast, which consent shall not be unreasonably withheld, AT&T may effect the Separation and/or the Distribution on different dates or different times than provided for in the preceding sentence.

     (c) From and after the Effective Time, the AT&T Broadband Surviving Corporation shall possess all the rights, powers, privileges and franchises, and be subject to all of the obligations, liabilities, restrictions and disabilities, of AT&T Broadband Merger Sub and AT&T Broadband, all as provided under the DGCL.

     SECTION 3.02. The Comcast Merger. (a) At the Effective Time, Comcast Merger Sub shall be merged with and into Comcast (the "Comcast Merger") in accordance with the PBCL, and upon the terms set forth in this Agreement, whereupon the separate existence of Comcast Merger Sub shall cease and

Comcast shall be the surviving corporation (the "Comcast Surviving
Corporation").

     (b) As soon as practicable (and, in any event, within five Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Mergers set forth in Article 10, other than conditions that by their nature are to be satisfied at the Effective Time and will in fact be satisfied at the Effective Time, an articles of merger shall be duly prepared, executed and acknowledged by Comcast Merger Sub and Comcast and thereafter delivered to and filed with the Department of State of the Commonwealth of Pennsylvania pursuant to the PBCL (the "PA Articles of Merger"). The Comcast Merger shall become effective at the Effective Time.

     (c) From and after the Effective Time, the Comcast Surviving Corporation shall possess all the rights, powers, privileges and franchises, and be subject to all of the obligations, liabilities, restrictions and disabilities, of Comcast Merger Sub and Comcast, all as provided under the PBCL.

     SECTION 3.03. Certificate and Articles of Incorporation; Bylaws. The certificate of incorporation of AT&T Broadband in effect at the Effective Time shall be the certificate of incorporation of the AT&T Broadband Surviving Corporation and the bylaws of AT&T Broadband Merger Sub in effect at the Effective Time shall be the bylaws of the AT&T Broadband Surviving Corporation, in each case, until amended in accordance with applicable law. Immediately prior to the Effective Time, if the A Shareholder Approval shall have been obtained, Comcast shall file the Articles Amendment with the Department of State of the Commonwealth of Pennsylvania pursuant to the PBCL. The articles of incorporation of Comcast in effect at the Effective Time shall be the articles of incorporation of the Comcast Surviving Corporation and the bylaws of Comcast Merger Sub in effect at the Effective Time shall be the bylaws of the Comcast Surviving Corporation, in each case, until amended in accordance with applicable law.

     SECTION 3.04. Directors and Officers of the Surviving Corporations. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of AT&T Broadband Merger Sub at the Effective Time shall be the directors of the AT&T Broadband Surviving Corporation, (b) the officers of AT&T Broadband at the Effective Time shall be the officers of the AT&T Broadband Surviving Corporation, (c) the directors of Comcast Merger Sub at the Effective Time shall be the directors of the Comcast Surviving Corporation and (d) the officers of Comcast at the Effective Time shall be the officers of the Comcast Surviving Corporation.

     SECTION 3.05. Alternative Structure. From the date hereof until the Effective Time, each of AT&T and Comcast agrees that, at the request of the other party, it will consider in good faith amending the terms of this Agreement to the extent necessary to provide for a structure or a sequencing of the Mergers that is more tax efficient or otherwise more advantageous than the structure and sequencing provided by Articles 2 and 3 and is not adverse to the other party.

                                   ARTICLE 4
                            CONVERSION OF SECURITIES

     SECTION 4.01. Conversion of Securities. (a) If the A Shareholder Approval shall have been obtained, at the Effective Time, by virtue of the AT&T Broadband Merger and without any action on the part of any of the parties hereto or the holders of any of the following securities:

          (i) Each issued and outstanding share of capital stock of AT&T Broadband Merger Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the AT&T Broadband Surviving Corporation ("AT&T Broadband Surviving Corporation Common Stock").

          (ii) Each share of AT&T Broadband Common Stock held in the treasury of AT&T Broadband immediately prior to the Effective Time shall be canceled and retired without any conversion thereof, and no payment shall be made with respect thereto.

          (iii) Subject to Sections 4.02(e), 4.03(a) and 4.04(a), each issued and outstanding share of AT&T Broadband Common Stock that is issued and outstanding immediately prior to the Effective Time (excluding any shares of AT&T Broadband Common Stock canceled pursuant to Section 4.01(a)(ii)) shall be converted into the right to receive the Exchange Ratio of a fully paid and nonassessable share of Parent Class A Common Stock. As of the Effective Time, all such shares of AT&T Broadband Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each owner of any such shares of AT&T Broadband Common Stock shall cease to have any rights with respect thereto, except the right to receive certificates representing the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions to the extent provided in Section 4.02(c) to be issued or paid in consideration therefor, without interest.

     (b) If the A Shareholder Approval shall have been obtained, at the Effective Time, by virtue of the Comcast Merger and without any action on the part of any of the parties hereto or the holders of any of the following securities:

          (i) Each issued and outstanding share of capital stock of Comcast Merger Sub shall be converted into and become a number of fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Comcast Surviving Corporation ("Comcast Surviving Corporation Common Stock") such that all of such shares of Comcast Surviving Corporation Common Stock, together with the shares of Comcast Surviving Corporation Common Stock issuable upon conversion of the shares of Comcast Common Stock held by Comcast Shareholder pursuant to Section 4.01(e), equal 100 shares of Comcast Surviving Corporation Common Stock.

          (ii) Each share of Comcast Common Stock held in the treasury of Comcast immediately prior to the Effective Time shall be canceled and retired without any conversion thereof, and no payment shall be made with respect thereto.

          (iii) Subject to Sections 4.01(e) and 4.02(e), each issued and outstanding share of Comcast Class A Common Stock, Comcast Class B Common Stock and Comcast Class A Special Common Stock that is issued and outstanding immediately prior to the Effective Time (excluding any of such shares of Comcast Common Stock canceled pursuant to Section 4.01(b)(ii)) shall be converted into the right to receive one fully paid and nonassessable share of Parent Class A Common Stock, Parent Class B Common Stock and Parent Class A Special Common Stock, respectively. As of the Effective Time, all such shares of Comcast Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such shares of Comcast Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificates, certificates representing the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions to the extent provided in Section 4.02(c) to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 4.02, without interest.

     (c) If the A Shareholder Approval shall not have been obtained, at the Effective Time, by virtue of the AT&T Broadband Merger and without any action on the part of any of the parties hereto or the holders of any of the following securities:

          (i) Each issued and outstanding share of capital stock of AT&T Broadband Merger Sub shall be converted into and become one fully paid and nonassessable share of AT&T Broadband Surviving Corporation Common Stock.

          (ii) Each share of AT&T Broadband Common Stock held in the treasury of AT&T Broadband immediately prior to the Effective Time shall be canceled and retired without any conversion thereof, and no payment shall be made with respect thereto.

          (iii) Subject to Sections 4.02(e), 4.03(b) and 4.04(b), each issued and outstanding share of AT&T Broadband Common Stock that is issued and outstanding immediately prior to the Effective Time (excluding any shares of AT&T Broadband Common Stock canceled pursuant to Section 4.01(c)(ii)) shall be converted into the right to receive the Exchange Ratio of a fully paid and nonassessable share of Parent Class C Common Stock. As of the Effective Time, all such shares of AT&T Broadband Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each owner of any such shares of AT&T Broadband Common Stock shall cease to have any rights with respect thereto, except the right to receive certificates representing the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions to the extent provided in Section 4.02(c) to be issued or paid in consideration therefor, without interest.

     (d) If the A Shareholder Approval shall not have been obtained, at the Effective Time, by virtue of the Comcast Merger and without any action on the part of any of the parties hereto or the holders of any of the following securities:

          (i) Each issued and outstanding share of capital stock of Comcast Merger Sub shall be converted into and become a number of fully paid and nonassessable shares of Comcast Surviving Corporation Common Stock such that all of such shares of Comcast Surviving Corporation Common Stock, together with the shares of Comcast Surviving Corporation Common Stock issuable upon conversion of the shares of Comcast Common Stock held by Comcast Shareholder pursuant to Section 4.01(e), equal 100 shares of Comcast Surviving Corporation Common Stock.

          (ii) Each share of Comcast Common Stock held in the treasury of Comcast immediately prior to the Effective Time shall be canceled and retired without any conversion thereof, and no payment shall be made with respect thereto.

          (iii) Subject to Sections 4.01(e) and 4.02(e), each issued and outstanding share of Comcast Class A Common Stock, Comcast Class B Common Stock and Comcast Class A Special Common Stock that is issued and outstanding immediately prior to the Effective Time (excluding any of such shares of Comcast Common Stock canceled pursuant to Section 4.01(d)(ii)) shall be converted into the right to receive one fully paid and nonassessable share of Parent Class A Common Stock, Parent Class B Common Stock and Parent Class A Special Common Stock, respectively. As of the Effective Time, all such shares of Comcast Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such shares of Comcast Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificates, certificates representing the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions to the extent provided in Section 4.02(c) to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 4.02, without interest.

     (e) In lieu of receiving the consideration payable pursuant to Section 4.01(b) or 4.01(d) upon conversion of its shares of Comcast Common Stock in the Comcast Merger, Comcast Shareholder (or any successor by merger to Comcast Shareholder) may elect to merge with Parent immediately prior to the Effective Time in a transaction in which the members of Comcast Shareholder (or such successor), in exchange for all of their outstanding membership or other equity interests in Comcast Shareholder (or such successor), would receive in the aggregate the same consideration that Comcast Shareholder (or such successor) would have received pursuant to Section 4.01(b) or 4.01(d), as the case may be, upon conversion of its shares of Comcast Common Stock in the Comcast Merger. If Comcast Shareholder (or such successor) elects to effect the foregoing merger, then at the time of such merger (i) Comcast Shareholder (or such successor) shall have no assets other than shares of Comcast Common Stock and no liabilities other than possible de minimis liabilities, (ii) each issued and outstanding share of Comcast Common Stock owned by Comcast Shareholder (or such successor) shall be converted into and become a number of fully paid and nonassessable shares of Comcast Surviving Corporation Common Stock such that all of such shares of Comcast Surviving Corporation Common Stock, together with the shares of Comcast Surviving Corporation Common Stock issuable upon conversion of the shares of Comcast Merger Sub capital stock pursuant to
Section 4.01(b)(i) or 4.01(d)(i), as the case may be, equal 100 shares of Comcast Surviving Corporation

Common Stock and (iii) Comcast Shareholder shall provide an indemnity that is reasonably satisfactory to AT&T and Comcast pursuant to which one or more members of Comcast Shareholder (which shall include at a minimum any member or members (on a joint and several basis) who acquire the shares of Parent Class B Common Stock pursuant to the merger contemplated by this Section 4.01(e)) agrees to indemnify Parent in respect of any liabilities (including tax liabilities) of Comcast Shareholder or arising in connection with the transactions under this Section 4.01(e).

     (f) If, between the date of this Agreement and the Effective Time, the outstanding shares of Comcast Common Stock, AT&T Common Stock or AT&T Broadband Common Stock shall have been changed into a different number of shares, by reason of any stock dividend (other than to create the number of shares of AT&T Broadband Common Stock necessary to effect the Distribution and, if the QUIPS Exchange occurs, the QUIPS Exchange or otherwise as a result of the Separation and Distribution), subdivision, split or combination of shares, the consideration payable pursuant to Section 4.01 will, if appropriate, be correspondingly adjusted to reflect such stock dividend, subdivision, split or combination of shares.

     (g) For purposes of Sections 4.01(a)-(d), (i) any share of Comcast Common Stock held by any Comcast Subsidiary will not be treated as a share of Comcast Common Stock held in the treasury of Comcast and (ii) any share of AT&T Broadband Common Stock held by any AT&T Broadband Subsidiary will not be treated as a share of AT&T Broadband Common Stock held in treasury of AT&T Broadband.

     SECTION 4.02. Exchange of Certificates. (a) Exchange Agent. At or prior to the Effective Time, Parent shall deposit with a bank or trust company jointly designated by AT&T and Comcast (the "Exchange Agent"), for the benefit of the holders of shares of AT&T Broadband Common Stock and Comcast Common Stock, for exchange in accordance with this Article 4, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or other distributions to the extent provided in Section 4.02(c), the "Exchange Fund") issuable pursuant to
Section 4.01 in exchange for outstanding shares of AT&T Broadband Common Stock and Comcast Common Stock.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of AT&T Broadband Common Stock or Comcast Common Stock (the "Certificates"), other than shares to be canceled or retired or converted into AT&T Broadband Surviving Corporation Common stock or Comcast

Surviving Corporation Common Stock in each case in accordance with Section 4.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article 4, cash in lieu of any fractional shares of Parent Common Stock to the extent provided in Section 4.02(e) and any dividends or distributions to the extent provided in Section 4.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of AT&T Broadband Common Stock or Comcast Common Stock that is not registered in the transfer records of AT&T Broadband or Comcast, as the case may be, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 4.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing the appropriate number of whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to the extent provided in Section 4.02(e) and any dividends and distributions to the extent provided in Section 4.02(c). No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Parent Common Stock. Any amounts payable or deliverable pursuant to this Agreement shall be subject to and made net of applicable withholding taxes to the extent such taxes are imposed under applicable law as determined by Parent in its reasonable discretion. To the extent that amounts are so withheld, those amounts shall be treated for all purposes as having been paid to the holders of AT&T Broadband Common Stock or Comcast Common Stock, as the case may be, in respect of which the deduction and withholding was made.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.02(e) until the surrender of such Certificate in accordance with this Article 4. Subject to the effect of applicable law, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 4.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

     (d) No Further Ownership Rights in AT&T Broadband Common Stock or Comcast Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article 4 (including any cash paid pursuant to Section 4.02(c) or 4.02(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of AT&T Broadband Common Stock or Comcast Common Stock, as the case may be, theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the applicable Surviving Corporation, of the shares of AT&T Broadband Common Stock or Comcast Common Stock, as the case may be, that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 4, except as otherwise provided by applicable law. Certificates surrendered for exchange by any Person who is a Rule 145 Affiliate shall not be exchanged until Parent has received written undertakings from such Person in the form attached as Exhibit B.

     (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

          (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to
     Section 4.02(a) over (B) the aggregate number of whole shares of Parent Common Stock to be distributed to holders of the Certificates pursuant to
     Section 4.02(b) (such excess, the "Excess Shares"). As soon as practicable after the Effective Time, the Exchange Agent, as agent for the holders of the Certificates, shall sell the Excess Shares at then-prevailing prices on Nasdaq, all in the manner provided in Section 4.02(e)(iii).

          (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on Nasdaq, and shall be executed in round lots to the extent practicable. The proceeds from such sale or sales available for distribution to the holders of Certificates shall be reduced by the compensation payable to the Exchange Agent and the expenses incurred by the Exchange Agent, in each case, in connection with such sale or sales of the Excess Shares, including all related commissions, transfer taxes and other out-of-pocket transaction costs. Until the net proceeds of such sale or sales have been distributed to the holders of the Certificates, the Exchange Agent shall hold such proceeds in trust for the holders of the Certificates (the "Common Stock Trust"). The Exchange Agent shall determine the portion of the Common Stock Trust to which each holder of a Certificate shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the portion of the Common Stock Trust attributable to the relevant class of Parent Common Stock by a fraction, the numerator of which is the amount of the fractional share interest in such class of Parent Common Stock to which such holder of a Certificate is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of the Certificates are entitled.

          (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional share interests, the Exchange Agent shall make available such amounts, without interest, to such holders of Certificates that have surrendered their Certificates in accordance with this Article 4.

     (f) Termination of Exchange Fund and Common Stock Trust. Any portion of the Exchange Fund and Common Stock Trust that remains undistributed to the holders of Certificates for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article 4 shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock, and any dividends or other distributions with respect to Parent Common Stock.

     (g) AT&T Stock Options and Other AT&T Equity-Based Awards. (i) At the Effective Time, all options to purchase, and stock appreciation rights with respect to, shares of AT&T Broadband Common Stock ("AT&T Stock Options" and "AT&T SARs", respectively) that are outstanding and unexercised as of the Effective Time shall cease to represent rights with respect to shares of AT&T Broadband Common Stock and shall be converted automatically into options to purchase, or stock appreciation rights with respect to, shares of Parent Indexed Stock ("AT&T Converted Stock Options" and "AT&T Converted SARs", respectively) and Parent shall assume each such AT&T Converted Stock Option and AT&T Converted SAR, on the same terms and conditions as applied to such AT&T Stock Option or AT&T SAR immediately before the Effective Time (including without limitation any vesting as a result of the consummation of the transactions contemplated hereby); provided, however, that, from and after the Effective Time, (A) the number of shares of Parent Indexed Stock subject to such AT&T Converted Stock Option or AT&T Converted SAR, as applicable, shall be equal to the number of shares, rounded to the nearest whole share, of Parent Indexed Stock whose fair market value, immediately after the Effective Time, is equal to (a) minus (b), where "(a)" is the aggregate fair market value, determined immediately prior to the Distribution using the AT&T Closing Stock Value, of the AT&T Common Stock subject to the original option or stock appreciation right (the "Original Award") with respect to which such AT&T Stock Option or AT&T SAR was issued pursuant to the Employee Benefits Agreement; and "(b)," in the case of a Broadband Employee, is zero, and in the case of a Former Employee is the aggregate fair market value, determined immediately after the Distribution using the AT&T Opening Stock Value (as such term is defined in the Employee Benefits Agreement), of the AT&T Common Stock subject to the "adjusted AT&T Option" into which the Original Award was partially converted pursuant to Section 5.3(b) of the Employee Benefits Agreement; and
(B) the per share exercise price under such AT&T Converted Stock Option or AT&T Converted SAR, as applicable, as of the Effective Time, shall be adjusted by dividing the aggregate exercise price of the Original Award relating to such AT&T Stock Option or AT&T SAR, as applicable (less, in the case of a Former Employee, the aggregate exercise price of the relevant "adjusted AT&T Option" referred to in (A) above), by the number of shares of Parent Indexed Stock to which such AT&T Converted Stock Option or AT&T Converted SAR is subject, rounded to the nearest one-hundredth of a cent. Notwithstanding the foregoing, the number of shares and the per share exercise price of each AT&T Converted Stock Option that is, as of the Effective Time, after giving effect to any vesting as a result of the transactions contemplated hereby, an "incentive stock option" (as defined in Section 422 of the Code) and each related AT&T Converted SAR, if any, shall be adjusted in accordance with the requirements of
Section 424 of the Code. Accordingly, with respect to any incentive stock options, fractional shares shall be rounded down to the nearest whole number of shares, and, where necessary, the per share exercise price shall be rounded up to the nearest cent. For purposes of this Section 4.02, the fair market value of a share of Parent Indexed Stock shall be determined using the opening per-share price of Parent Indexed Stock as listed on Nasdaq as of the opening of trading on the first Trading Day following the Effective Time; provided, however, that if the Effective Time occurs at a time when Nasdaq is open for trading, fair market value shall be determined using the price at which Parent Indexed Stock trades as of the moment immediately after the Effective Time; provided, further, that if the Effective Time occurs prior to the opening of trading on Nasdaq, the fair market value shall be determined using the price at which the Parent Indexed Stock first trades after the opening of trading on this day.

          (ii) At the Effective Time, all shares of AT&T Broadband restricted stock outstanding as of the Effective Time shall be converted automatically into the right to receive Parent Common Stock on the terms and conditions set forth in the applicable sections of this Article 4 and all other equity based awards based upon shares of AT&T Broadband Common Stock (collectively, the "AT&T Equity Awards") outstanding as of the Effective Time shall be converted automatically into equivalent awards based upon shares of Parent Indexed Stock (collectively, the "AT&T Converted Equity Awards"), and on the same terms and conditions as applied to such AT&T Equity Award immediately before the Effective Time (including without limitation any vesting as a result of the consummation of the transactions contemplated hereby); provided, however, that from and after the Effective Time, the number of shares of Parent Indexed Stock subject to such AT&T Converted Equity Award shall be equal to the number of shares of Parent Indexed Stock whose fair market value, immediately after the Effective Time, is equal to the aggregate fair market value, determined immediately prior to the Distribution using the AT&T Closing Stock Value, of the AT&T Common Stock subject to the original equity based award with respect to which such AT&T Equity Award was issued pursuant to the Employee Benefits Agreement.

          (iii) At or prior to the Effective Time, Parent shall reserve for issuance the number of shares of Parent Indexed Stock necessary to satisfy Parent's obligations under this Section 4.02(g). No later than five Business Days after the Effective Time, Parent shall file with the SEC a registration statement on Form S-8 (or other appropriate form) (an "S-8") under the 1933 Act with respect to the shares of Parent Indexed Stock subject to AT&T Converted Stock Options, AT&T Converted SARs and AT&T Converted Equity Awards issued pursuant to this Section 4.02(g), and shall use all reasonable best efforts to maintain the effectiveness of the applicable S-8 and current status of the prospectus related to the applicable S-8, as well as comply with any applicable state securities or "blue sky" laws, for so long as any such AT&T Converted Stock Options, AT&T Converted SARs and/or AT&T Converted Equity Awards remain outstanding.

     (h) Comcast Stock Options. (i) At the Effective Time, all options to purchase shares of Comcast Class A Special Common Stock ("Comcast

Stock Options") granted by Comcast or any Comcast Subsidiary pursuant to the terms of any stock option or incentive plan and held, as of the Effective Time, by and employee of Comcast of any Comcast Subsidiary (or any beneficiary thereof) shall cease to represent rights to purchase shares of Comcast Class A Special Common Stock and shall be converted automatically into options to purchase ("Comcast Converted Stock Options"), on the same terms and conditions as applied to such Comcast Stock Option immediately prior to the Effective Time, that number of shares of Parent Indexed Stock, rounded to the nearest whole share, whose fair market value, immediately after the Effective Time, is equal to the aggregate fair market value, determined immediately prior to the Effective Time, of the Comcast Class A Special Common Stock subject to such Comcast Stock Option, at a per share exercise price equal to the aggregate exercise price of such Comcast Stock Option divided by the number of shares of Parent Indexed Common Stock to which such Comcast Converted Stock Option is subject. Notwithstanding the foregoing, the number of shares and the per share exercise price of each Comcast Converted Stock Option that is, as of the Effective Time, an "incentive stock option" (as defined in Section 422 of the Code) and each related Comcast Converted SAR, if any, shall be adjusted in accordance with the requirements of Section 424 of the Code. Accordingly, with respect to any incentive stock options, fractional shares shall be rounded down to the nearest whole number of shares, and, where necessary, the per share exercise price shall be rounded up to the nearest cent.

          (ii) At the Effective Time, all shares of Comcast restricted stock outstanding as of the Effective Time shall be converted automatically into the right to receive Parent Common Stock on the terms and conditions set forth in the applicable sections of this Article 4 and all other equity based awards based upon shares of Comcast Class A Special Common Stock (collectively, the "Comcast Equity Awards") shall be converted automatically into equivalent awards based upon shares of Parent Indexed Stock (collectively, the "Comcast Converted Equity Awards"), and on the same terms and conditions as applied to such Comcast Equity Award immediately prior to the Effective Time. The number of shares of Parent Indexed Stock subject to such Comcast Converted Equity Award shall be the number of shares of Parent Indexed Stock, rounded to the nearest share, whose fair market value, immediately after the Effective Time, is equal to the aggregate fair market value, determined immediately prior to the Effective Time, of the shares of Comcast Common Stock that were subject to such Comcast Equity Award.

          (iii) At or prior to the Effective Time, Parent shall reserve for issuance the number of shares of Parent Indexed Stock necessary to satisfy

     Parent's obligations under this Section 4.02(h). No later than five Business days after the Effective Time, Parent shall file with the SEC an S-8 under the 1933 Act with respect to the shares of Parent Indexed Stock subject to the Comcast Converted Stock Options and Comcast Converted Equity Awards issued pursuant to this Section 4.02(h), and shall use reasonable best efforts to maintain the effectiveness of the applicable S-8 and current status of the prospectus related to the applicable S-8, as well as comply with any applicable state securities or "blue sky" laws, for so long as any such Comcast Converted Stock Options and/or Comcast Converted Equity Awards remain outstanding.

     (i) No Liability. None of the parties hereto or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund or the Common Stock Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to any date on which any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock or any dividends or other distributions with respect to Parent Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority, any such shares, cash, dividends or other distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

     (j) Investment of Exchange Fund and Common Stock Trust. The Exchange Agent shall invest any cash included in the Exchange Fund and Common Stock Trust, as directed by Parent, on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to AT&T Broadband or Comcast shareholders pursuant to this Article 4. Any interest and other income resulting from such investments shall be paid to Parent.

     (k) Lost Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and executing an indemnity reasonably satisfactory to Parent (and, if required by Parent in the case of a Certificate representing more than 1,000 shares, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity) against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate and in respect of the shares of AT&T Broadband Common Stock or Comcast Common Stock, as the case may be, formerly represented by such lost Certificate, a certificate representing that number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article 4, cash in lieu of any fractional shares of Parent Common Stock to the extent provided in Section 4.02(e) and any dividends or distributions to the extent provided in Section 4.02(c).

     (l) Notwithstanding anything to the contrary contained in Section 4.02, Comcast and AT&T shall mutually agree upon an arrangement whereby holders of shares of AT&T Broadband Common Stock shall not be required to deliver Certificates to the Exchange Agent prior to receiving a certificate representing the shares of Parent Common Stock into which their shares of AT&T Broadband Common Stock have been converted in accordance with Section 4.01, any cash in lieu of fractional shares payable to such holder pursuant to Section 4.02(e) or dividends or other distributions on their shares of Parent Common Stock. Under such arrangements, the parties shall instruct the Exchange Agent
(i) not to mail to any such holder of AT&T Broadband Common Stock the transmittal materials referred to in Section 4.02(b) and (ii) to deliver the appropriate merger consideration to each such holder of AT&T Broadband Common Stock as soon as reasonably practicable after the Effective Time. The parties shall cooperate to agree upon procedures to effect book entry transfers in respect of the foregoing.

     (m) If (i) any holder of AT&T Common Stock does not receive shares of AT&T Broadband Common Stock in the Distribution in respect of such holder's shares of AT&T Common Stock because such holder has purported to exercise rights pursuant to Section 910 of the NYBCL in respect of such holder's shares of AT&T Common Stock and (ii) such rights are subsequently invalidated or such holder subsequently withdraws his purported exercise of such rights, then Parent shall deliver to such holder at such time the merger consideration payable pursuant to this Article 4 in respect of the shares of AT&T Broadband Common Stock issuable in the Distribution in respect such holder's shares of AT&T Common Stock.

     SECTION 4.03. Section 355(e) Top-up. (a) In the event that the A Shareholder Approval has been obtained and if, but for a disparity in the per share value of the Parent Class A Common Stock and the Parent Class A Special Common Stock, the Qualified Holders would have received a number of shares of Parent Common Stock pursuant to Section 4.01(a)(iii) at the Effective Time that represents more than 50% of the total value of all shares of Parent Common Stock, Parent shall issue additional shares of Parent Common Stock to the same holders of record of AT&T Broadband Common Stock in an amount sufficient to ensure that Qualified Holders will be treated as holding at the Effective Time more than 50% of the value of all shares of Parent Common Stock; provided, however, that Parent shall not be obligated to issue additional shares pursuant to this Section 4.03(a) to the extent that AT&T has issued shares in breach of
Section 8.01(v) of this Agreement.

     (b) In the event that the A Shareholder Approval has not been obtained and if, but for a disparity in the per share value of the Parent Class C Common Stock and the Parent Class A Special Common Stock, the Qualified Holders would have received a number of shares of Parent Common Stock pursuant to Section 4.01(c)(iii) at the Effective Time that represents more than 50% of the total value of all shares of Parent Common Stock, Parent shall issue additional shares of Parent Common Stock to the same holders of record of AT&T Broadband Common Stock in an amount sufficient to ensure that Qualified Holders will be treated as holding at the Effective Time more than 50% of the value of all shares of Parent Common Stock; provided, however, that Parent shall not be obligated to issue additional shares pursuant to this Section 4.03(b) to the extent that AT&T has issued shares in breach of Section 8.01(v) of this Agreement.

     (c) For purposes of this Section 4.03, (i) "Qualified Holders" shall mean the holders of AT&T Broadband Common Stock other than holders that receive such shares "pursuant to a plan or series of related transactions" with the Distribution (within the meaning of Section 355(e) of the Code) and (ii) the total value of all shares of Parent Common Stock shall be determined in accordance with Section 4.03 of the Comcast Disclosure Schedule.

     SECTION 4.04. Additional Payment. (a) In the event that the A Shareholder Approval has been obtained and prior to the Effective Time Standard and Poors' has not committed that the Parent Class A Common Stock will be included in the Index immediately after the Effective Time, then in addition to the consideration payable pursuant to Section 4.01(a)(iii), each holder of shares of AT&T Broadband Common Stock shall be entitled to receive, in exchange for each of such holder's shares, a non-transferable security (the "K/A Security") entitling the holder to the rights described in the next sentence. Each holder of a K/A Security shall be entitled to receive from Parent, in exchange for and in full satisfaction of such holder's rights under such K/A Security, a number of shares of Parent Class A Common Stock equal to the product of (i) the Exchange Ratio and (ii) the K/A Price Differential; provided that if the Parent Class A Common Stock is included in the Index at any time prior to the end of the Pricing Period, all rights under the K/A Security shall immediately terminate. The number of shares of Parent Class A Common Stock issuable pursuant to the preceding sentence (if any) in respect of each K/A Security will be reduced by the number of shares of Parent Class A Common Stock previously issued pursuant to Section 4.03(a) (if any) in respect of each share of AT&T Broadband Common Stock.

     (b) In the event that the A Shareholder Approval has not been obtained and prior to the Effective Time Standard and Poors' has not committed that the Parent Class C Common Stock will be included in the Index immediately after the Effective Time, then in addition to the consideration payable pursuant to Section

4.01(c)(iii), each holder of shares of AT&T Broadband Common Stock shall be entitled to receive, in exchange for each of such holder's shares, a non-transferable security (the "K/C Security") entitling the holder to the rights described in the next sentence. Each holder of a K/C Security shall be entitled to receive from Parent, in exchange for and in full satisfaction of such holder's rights under such K/C Security, a number of shares of Parent Class C Common Stock equal to the product of (i) the Exchange Ratio and (ii) the K/C Price Differential; provided that if the Parent Class C Common Stock is included in the Index at any time prior to the end of the Pricing Period, all rights under the K/C Security shall immediately terminate. The number of shares of Parent Class C Common Stock issuable pursuant to the preceding sentence (if any) in respect of each K/C Security will be reduced by the number of shares of Parent Class C Common Stock previously issued pursuant to Section 4.03(b) (if any) in respect of each share of AT&T Broadband Common Stock.

     SECTION 4.05. Additional Exchange Arrangements. In the event that any additional shares of Parent Common Stock will be issued pursuant to Section 4.03, Parent will enter into arrangements with the Exchange Agent (which arrangements will be comparable to the arrangements described in Section 4.02 and will be mutually agreed upon by Comcast and AT&T) providing for the delivery to the applicable holders of shares of Parent Common Stock of such additional shares of Parent Common Stock as soon as reasonably practicable after such additional shares become payable pursuant to Section 4.03. In the event that any K/A Securities or K/C Securities will be issued pursuant to
Section 4.04, or any additional shares of Parent Common Stock will be issued in respect of any K/A Securities or K/C Securities pursuant to Section 4.04, Parent will enter into arrangements with the Exchange Agent (which arrangements will be comparable to the arrangements described in Section 4.02 and will be mutually agreed upon by Comcast and AT&T) providing for the delivery to the applicable Persons of such Securities or such additional shares of Parent Common Stock as soon as reasonably practicable after such Securities or additional shares become payable pursuant to Section 4.04.

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF COMCAST

     Except as set forth in the Comcast Disclosure Schedule, regardless of whether the relevant Section herein refers to the Comcast Disclosure Schedule, or in the Specified Comcast SEC Documents filed prior to the date hereof, Comcast represents and warrants to AT&T as follows:

     SECTION 5.01. Corporate Existence and Power. Comcast is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all corporate powers required to carry on its business as currently conducted. Comcast is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Comcast Material Adverse Effect. Comcast has heretofore delivered or made available to AT&T true and complete copies of the articles of incorporation and bylaws of Comcast as currently in effect.

     SECTION 5.02. Corporate Authorization. (a) The execution, delivery and performance by Comcast of this Agreement and the consummation by Comcast of the transactions contemplated hereby are within Comcast's corporate powers and, except for the Comcast Shareholders' Approval, have been duly authorized by all necessary corporate action on the part of Comcast. This Agreement constitutes a valid and binding agreement of Comcast, enforceable against Comcast in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights and (ii) for the limitations imposed by general principles of equity.

     (b) At a meeting duly called and held, Comcast's Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby is fair to and in the best interests of Comcast shareholders; (ii) approved and adopted this Agreement and the transactions contemplated hereby; and (iii) resolved to recommend adoption of this Agreement by Comcast shareholders.

     SECTION 5.03. Governmental Authorization. The execution, delivery and performance by Comcast of this Agreement and the consummation by Comcast of the transactions contemplated hereby require no action by or in respect of, or filing with, any United States federal, state or local, foreign or supranational governmental body, agency, official or authority (a "Governmental Authority"), other than (a) notices to, or consents or waivers from, the relevant Franchising Authorities in respect of the Franchises for the Systems owned and operated by Comcast or the Comcast Subsidiaries (the "Comcast Franchise Consents"), and the FCC in connection with a change of control and/or assignment of the holder of the FCC licenses of Comcast and the Comcast Subsidiaries ("Comcast License Consents"); (b) notices to, consents or waivers from the state public service and public utilities commissions having jurisdiction over the assets of Comcast and the Comcast Subsidiaries ("Comcast PUC Consents"); (c) the filing of the PA Articles of Merger pursuant to the PBCL and appropriate documents with the relevant authorities of other states in which Comcast is qualified to do business; (d) compliance with any applicable requirements of the HSR Act; (e) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable securities laws, whether United States state or foreign; and (f) any actions or filings the absence of which, individually or in the aggregate, would not reasonably be expected to have a Comcast Material Adverse Effect or prohibit or materially impair or delay the ability of Comcast to consummate the transactions contemplated by this Agreement.

     SECTION 5.04. Non-contravention. The execution, delivery and performance by Comcast of this Agreement and the consummation by Comcast of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of Comcast; (b) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree; (c) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which Comcast or any Comcast Subsidiary is entitled under (i) any provision of any agreement or other instrument binding upon Comcast or any Comcast Subsidiary or any of their respective assets or properties or (ii) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets, properties or business of, Comcast or any Comcast Subsidiary; or (d) result in the creation or imposition of any Lien on any asset or property of Comcast or any Comcast Subsidiary, other than such exceptions in the case of clauses (b), (c) and (d) above as would not, individually or in the aggregate, reasonably be expected to have a Comcast Material Adverse Effect or prohibit or materially impair or delay the ability of Comcast to consummate the transactions contemplated hereby.

     SECTION 5.05. Capitalization. (a) The authorized capital stock of Comcast consists of (i) 200,000,000 shares of Comcast Class A Common Stock, (ii) 50,000,000 shares of Comcast Class B Common Stock, (iii) 2,500,000,000 shares of Comcast Class A Special Common Stock and (iv) 20,000,000 shares of preferred stock. As of the close of business on November 30, 2001, there were outstanding
(1) 21,829,422 shares of Comcast Class A Common Stock, (2) 9,444,375 shares of Comcast Class B Common Stock, (3) 913,778,527 shares of Comcast Class A Special Common Stock (inclusive of shares issued pursuant to the Comcast ESPP but exclusive of all shares of restricted stock granted under any compensatory plan or arrangements), (4) Comcast Stock Options to purchase an aggregate of 55,853,196 shares of Comcast Class A Special Common Stock (of which options to purchase an aggregate of 16,822,181 shares of Comcast Class A Special Common Stock were exercisable), (5) phantom shares, stock units, stock appreciation rights, other stock-based awards or other deferred stock awards issued under any stock option, compensation or deferred compensation plan or arrangement with respect to an aggregate of 6,808,916 shares of Comcast Class A Special Common Stock and (6) no shares of preferred stock. As of November 30, 2001, no shares of Comcast Common Stock were held in trust or in treasury. All outstanding shares of capital stock of Comcast have been, and all shares that may be issued pursuant to any compensatory plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable.

     (b) Except as set forth in this Section 5.05 and for changes since November 30, 2001 resulting from the exercise of Comcast Stock Options and the vesting of Comcast Equity Awards outstanding on such date, including, for the avoidance of doubt, options to purchase stock under the Comcast ESPP (and the grant or award of Comcast Stock Options and Comcast Equity Awards in the ordinary course of business and the exercise thereof, including, for the avoidance of doubt, options to purchase stock under the Comcast ESPP), there are no outstanding (i) shares of capital stock or voting securities of Comcast,
(ii) securities of Comcast or any Comcast Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of Comcast or
(iii) options or other rights to acquire from Comcast or any Comcast Subsidiary, or other obligations of Comcast or any Comcast Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Comcast. There are no outstanding obligations of Comcast or any Comcast Subsidiary to repurchase, redeem or otherwise acquire any of the securities referred to in clause (i),
(ii) or (iii) above (collectively, the "Comcast Securities").

     SECTION 5.06. Subsidiaries. (a) Each Comcast Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate, partnership or other similar powers required to carry on its business as currently conducted, other than such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a Comcast Material Adverse Effect. Each Comcast Subsidiary is duly qualified to do business as a foreign corporation or other foreign legal entity and is in good standing in each jurisdiction where such qualification is necessary, other than such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a Comcast Material Adverse Effect. Section 5.06(a) of the Comcast Disclosure Schedule sets forth a list of all Comcast Significant Subsidiaries and their respective jurisdictions of organization.

     (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Comcast Significant Subsidiary is owned by

Comcast, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of Comcast or any Comcast Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Comcast Significant Subsidiary or (ii) options or other rights to acquire from Comcast or any Comcast Subsidiary, or other obligations of Comcast or any Comcast Subsidiary to issue, any capital stock, or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Comcast Significant Subsidiary. There are no outstanding obligations of Comcast or any Comcast Significant Subsidiary to repurchase, redeem or otherwise acquire any of the items referred to in clauses (i) and (ii) above.

     SECTION 5.07. SEC Filings. (a) Comcast has delivered or made available to AT&T (i) Comcast's annual reports on Form 10-K for its fiscal years ended December 31, 2000, 1999 and 1998, (ii) Comcast's proxy or information statements relating to meetings of, or actions taken without a meeting by, Comcast shareholders held since December 31, 1998, and (iii) all of Comcast's other reports, statements, schedules and registration statements filed with the SEC since December 31, 1998 (the documents referred to in clauses (i), (ii) and (iii) above, collectively, the "Comcast SEC Documents").

     (b) As of its filing date (and, if amended or superceded by a filing prior to the date of this Agreement or the Effective Time, then on the date of such filing), each Comcast SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

     (c) As of its filing date (and, if amended or superceded by a filing prior to the date of this Agreement or the Effective Time, then on the date of such filing), each Comcast SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) Each Comcast SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 5.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Comcast included in the Comcast SEC Documents fairly present, in all material respects, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Comcast and its consolidated Subsidiaries as of the respective dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     SECTION 5.09. Information Supplied. The information supplied by Comcast for inclusion or incorporation in the registration statement on Form S-4 or any amendment or supplement thereto pursuant to which shares of Parent Common Stock (and any K/A Securities or K/C Securities) issuable in the Mergers will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Comcast for inclusion in the joint proxy statement/prospectus or any amendment or supplement thereto (the "Joint Proxy Statement") to be sent to Comcast shareholders in connection with their meeting to consider this Agreement and the Comcast Merger (the "Comcast Shareholders' Meeting") and to be sent to AT&T shareholders in connection with their meeting to consider this Agreement and the AT&T Broadband Merger (the "AT&T Shareholders' Meeting") shall not, on the date the Joint Proxy Statement is first mailed to the shareholders of each of Comcast and AT&T, at the time of the Comcast Shareholders' Meeting, at the time of the AT&T Shareholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 5.10. Absence of Certain Changes. Since the Comcast Balance Sheet Date, the business of Comcast and the Comcast Subsidiaries has been conducted in the ordinary course of business consistent with past practices, and there has not been (i) any event, occurrence or development of a state of circumstances or facts that, individually or in the aggregate, has had or would reasonably be expected to have a Comcast Material Adverse Effect or (ii) any action, event, occurrence or transaction that would have been prohibited by clause (iii), (iv), (vii), (viii) or (ix) of Section 7.01 if this Agreement had been in effect at the time thereof or any agreement, arrangement or commitment in respect of any action, event, occurrence or transaction that would have been prohibited by the foregoing clauses of Section 7.01 if this Agreement had been in effect at the time thereof.

     SECTION 5.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of Comcast or any Comcast Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation, other than:

     (a) liabilities or obligations disclosed and provided for in the Comcast Balance Sheet or in the notes thereto;

     (b) liabilities or obligations incurred since the Comcast Balance Sheet Date in the ordinary course of business of the Comcast Group consistent with past practice;

     (c) liabilities or obligations under commercial transactions and agreements in accordance with their terms or arising in compliance with applicable laws, statutes, ordinances, rules or regulations; or

     (d) liabilities or obligations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Comcast Material Adverse Effect.

     SECTION 5.12. Compliance with Laws and Court Orders. Comcast and the Comcast Subsidiaries hold all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Authorities necessary for the lawful conduct of their business, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not reasonably be expected to have a Comcast Material Adverse Effect. Comcast and each of the Comcast Subsidiaries are, and have been in compliance with, and to the knowledge of Comcast, are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization, or any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Comcast Material Adverse Effect.

     SECTION 5.13. Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of Comcast, threatened against or affecting, Comcast, any Comcast Subsidiary or any of their respective assets or properties before any court or arbitrator or before or by any other Governmental Authority, that, individually or in the aggregate, would reasonably be expected to have a Comcast Material Adverse Effect.

     SECTION 5.14. Finders' Fees. Except for Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Quadrangle Group, whose fees will be paid by Comcast, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Comcast or any Comcast Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement and the other Transaction Agreements. A copy of Comcast's engagement agreement with each of Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Quadrangle Group has been provided to AT&T.

     SECTION 5.15. Opinion of Financial Advisor. Comcast has received an opinion of each of Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisors to Comcast, to the effect that, as of the date hereof, the conversion ratios in the Comcast Merger applicable to the holders of Comcast Common Stock, in the aggregate, are fair, from a financial point of view, to the Comcast shareholders, taken together.

     SECTION 5.16. Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Comcast Material Adverse Effect,
(a) all Comcast and Comcast Subsidiary Tax Returns required to be filed on or before the Effective Time with any taxing authority by, or with respect to, Comcast and the Comcast Subsidiaries have been or will be timely filed (taking into account extensions) and are or will be correct in all respects (other than with respect to Taxes for which adequate reserves are reflected on the Comcast Balance Sheet); (b) Comcast and the Comcast Subsidiaries have timely paid or will timely pay all Taxes shown as due and payable on the Comcast Tax Returns that have been or will be so filed, and, as of the time of filing, the Comcast Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Comcast and the Comcast Subsidiaries (other than with respect to Taxes for which adequate reserves are reflected on the Comcast Balance Sheet); (c) Comcast and the Comcast Subsidiaries have made provision for all Taxes payable by Comcast and the Comcast Subsidiaries for which no Comcast Tax Return has yet been filed; (d) there is no action, suit, proceeding, audit or claim currently proposed or pending against or with respect to Comcast or any Comcast Subsidiary in respect of any Tax where there is a reasonable possibility of an adverse determination;
(e) the United States federal income Tax Returns of Comcast and the Comcast Subsidiaries have been examined and settled with the IRS (or the applicable statutes of limitation for the assessment of United States federal income Taxes for such periods have expired) for all years through 1993;

(f) no extension of the statute of limitations on the assessment of any Taxes has been granted by Comcast or any Comcast Subsidiary and is currently in effect; (g) except for complete and accurate copies of Tax sharing agreements and amendments thereto made available to AT&T prior to the execution of this Agreement and listed in Section 5.16 of the Comcast Disclosure Schedule, no agreements relating to the allocation or sharing of Taxes exist between Comcast and/or any of the Comcast Subsidiaries, on the one hand, and a third party, on the other hand; and (h) there are no Liens for Taxes on any of the assets of Comcast or any Comcast Subsidiary except Liens for current Taxes not yet due and payable. "Taxes" means (i) any and all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental, customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any Governmental Authority and any interest, penalties, or additions to tax attributable thereto, (ii) liability for the payment of any amount imposed on any Person of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group and (iii) any liability for the payment of any amount imposed on any Person of the type described in (i) as a result of any existing express or implied indemnification agreement or arrangement. "Tax Returns" means any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

     SECTION 5.17. Tax Opinions. Neither Comcast nor any Comcast Subsidiary has taken any action or knows of any facts or circumstances relating to Comcast or any Comcast Subsidiary that would prevent (i) the ruling or opinion referred to in Section 10.01(j) from being obtained or (ii) Davis Polk & Wardwell from delivering the opinion referred to in Section 10.03(b) as of the date hereof.

     SECTION 5.18. Employee Benefit Plans and Labor Matters. Except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Comcast Material Adverse Effect:

     (a) Section 5.18(a) of the Comcast Disclosure Schedule contains a true and complete list, as of the date hereof, of all Comcast Employee Plans and all Comcast Benefit Arrangements. Copies of each Comcast Employee Plan and each Comcast Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto have been made available to AT&T as of the date hereof, together with the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Comcast Employee Plan.

     (b) Neither Comcast nor any ERISA Affiliate nor any predecessor thereof sponsors, maintains or contributes to any Comcast Employee Plan subject to Title IV of ERISA. Neither Comcast nor any ERISA Affiliate has any liability under Title IV of ERISA.

     (c) As of September 30, 2001, the aggregate unfunded liability of Comcast and any Comcast Subsidiary in respect of all Comcast Deferred Compensation Plans, computed using reasonable actuarial assumptions and determined as if all benefits under such plans were vested and payable as of such date, did not exceed $180 million.

     (d) Neither Comcast or any Comcast Subsidiary has any liability with respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of Comcast or the Comcast Subsidiaries except as required to avoid excise tax under Section 4980B of the Code.

     (e) Each Comcast Employee Plan that is intended to be qualified under
Section 401(a) of the Code is so qualified and a favorable determination letter is currently in effect for each such Comcast Employee Plan. To the knowledge of Comcast, no fact or circumstance exists giving rise to a material likelihood that such Comcast Employee Plan would not be treated as qualified by the Internal Revenue Service.

     (f) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of Comcast or any Comcast Subsidiary that, individually or in the aggregate, could give rise to the payment of any amount by Comcast or any Comcast Subsidiary that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code.

     (g) Comcast has made available to AT&T, as of the date hereof, a true and complete list and copies of each material Comcast International Plan, other than plans mandated by applicable law. According to the actuarial assumptions and valuations most recently used for the purpose of funding each Comcast International Plan (or, if the same has no such assumptions and valuations or is unfunded, according to actuarial assumptions and valuations in use by the PBGC on the date hereof), as of December 31, 2000, the total amount or value of the funds available under such Comcast International Plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeded the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein in respect of which Comcast or any Comcast Subsidiary has or would have after the Effective Time any obligation.

     (h) Each Comcast Employee Plan, Comcast Benefit Arrangement and Comcast International Plan has been maintained in compliance with its terms and with the requirements prescribed by all applicable laws, statutes, orders, rules and regulations (including any special provisions relating to registration or qualification where such plan was intended to be so registered or qualified) and has been maintained in good standing with applicable Governmental Authorities.

     (i) There has been no amendment to, written interpretation or announcement (whether or not written) by Comcast or any of its Affiliates relating to, or change in employee participation coverage under, a Comcast Employee Plan, Comcast Benefit Arrangement or Comcast International Plan which would increase materially the expense of maintaining such plan above the level of expense incurred in respect thereof for the fiscal year ended December 31, 2000.

     (j) No employee or former employee or independent contractor of Comcast or any Comcast Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced or increased such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby (either alone or together with any other event).

     (k) Section 5.18(k) of the Comcast Disclosure Schedule sets forth a list of all collective bargaining agreements to which Comcast or any of the Comcast Subsidiaries is a party. Neither Comcast nor any of the Comcast Subsidiaries is involved in or, to the knowledge of Comcast, threatened with any labor dispute, work stoppage, labor strike, slowdown or grievance. To the knowledge of Comcast, there is no organizing effort or representation question at issue with respect to any collective bargaining unit of Comcast or any of the Comcast Subsidiaries, or any employee of Comcast or any of the Comcast Subsidiaries.

     (l) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of Comcast, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against any of the Comcast Benefit Arrangements, the Comcast Employee Plans and the Comcast International Plans, any fiduciaries thereof with respect to their duties thereto or the assets of any of the trusts thereunder, that could reasonably be expected to result in any material liability of Comcast or any of the Comcast Subsidiaries to the PBGC, the United States Department of Treasury, the United States Department of Labor, any foreign governmental authority, any Multiemployer Plan, any of the Comcast

Benefit Arrangements, the Comcast Employee Plans and the Comcast International Plans, any participant therein, or any other Person.

     SECTION 5.19. Environmental Matters. (a) Except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Comcast Material Adverse Effect:

          (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Comcast, threatened by any Governmental Authority or other Person relating to or arising out of any Environmental Law;

          (ii) Comcast is and has been in compliance with all Environmental Laws and all Environmental Permits; and

          (iii) there are no liabilities of Comcast or any Comcast Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law, and there are no facts, conditions, situations or set of circumstances that would reasonably be expected to result in, or be the basis for, any such liability.

     (b) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted of which Comcast has knowledge in relation to the current or prior business of Comcast or any Comcast Subsidiary or any property or facility now or previously owned or leased by Comcast or any Comcast Subsidiary that reveal matters that, individually or in the aggregate, have had, or would reasonably be expected to have, a Comcast Material Adverse Effect.

     (c) For purposes of this Section 5.19, the terms "Comcast" and "Comcast Subsidiary" shall include any entity that is, in whole or in part, a predecessor of Comcast or any Comcast Subsidiary.

     SECTION 5.20. Intellectual Property. With such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Comcast Material Adverse Effect, each of Comcast and the Comcast Subsidiaries owns or has a valid license or other right to use each trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right (collectively, the "Comcast Intellectual Property") necessary to carry on its business substantially as currently conducted. Neither Comcast nor any Comcast Subsidiary has received any notice of infringement of or conflict with, and, to Comcast's knowledge, there are no infringements of or conflicts with, the rights of any Person with respect to the use of any Comcast Intellectual Property in the conduct of Comcast's business that, in either such case, individually or in the aggregate, have had or would reasonably be expected to have, a Comcast Material Adverse Effect.

     SECTION 5.21. Contracts. Neither Comcast nor any of the Comcast Subsidiaries is a party to or bound by (a) any "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment that would be such a "material contract" but for the exception for contracts entered into in the ordinary course of business or (b) any non-competition agreement or any other agreement or obligation that materially limits or will materially limit Comcast or any of the Comcast Subsidiaries (or, after the Mergers, Parent, AT&T Broadband or any of the AT&T Broadband Subsidiaries) from engaging in the business of providing telephony, data transmission services, cable television or programming content. With such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Comcast Material Adverse Effect, (i) each of the contracts, agreements and commitments of Comcast and the Comcast Subsidiaries is valid and in full force and effect and (ii) neither Comcast nor any of the Comcast Subsidiaries has violated any provision of, or committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such contract, agreement or commitment. To the knowledge of Comcast, no counterparty to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act that, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of, such contract, agreement or commitment, except for defaults or breaches that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Comcast Material Adverse Effect. Neither Comcast nor any Comcast Subsidiary is a party to, or otherwise a guarantor of or liable with respect to (including pursuant to any keepwell agreement), (i) any material interest rate, currency or other swap or derivative transaction (other than those entered into in the ordinary course of business solely for hedging purposes) or (ii) any Indebtedness of any other Person except a wholly owned Comcast Subsidiary. Neither Comcast nor any Comcast Subsidiary is a party to any joint venture or partnership agreement pursuant to which it is obligated to make capital contributions in excess of (x) $25,000,000 during the current or any succeeding calendar year or (y) $100,000,000 during the remaining term of such agreement. Subject to applicable confidentiality restrictions, Comcast has provided or made available to AT&T prior to the date hereof a copy of each agreement of the type described in clause

(a) or (b) in the first sentence of this Section 5.21, in clause (i) or (ii) of the second preceding sentence of this Section 5.21 or in the immediately preceding sentence.

     SECTION 5.22. Vote Required. (a) The only vote of the holders of any class or series of capital stock of Comcast necessary to approve and adopt this Agreement and the transactions contemplated hereby is the affirmative vote of the holders of shares of Comcast Common Stock representing a majority of the votes cast by such holders ("Comcast Shareholders' Approval"), except that the A Shareholder Approval is required in order to effect the provisions hereof that are expressly subject to obtaining the A Shareholder Approval. Assuming Comcast Shareholder (or its successor) votes to approve and adopt this Agreement and the transactions contemplated hereby in accordance with the terms of the Support Agreement, no vote or consent of any other holder of any class or series of capital stock of Comcast will be required to approve and adopt this Agreement and the transactions contemplated hereby, except that the A Shareholder Approval is required in order to effect the provisions hereof that are expressly subject to obtaining the A Shareholder Approval.

     SECTION 5.23. Antitakeover Statutes; Charter and Bylaw Provisions. (a) Comcast has taken all action necessary to exempt the Comcast Merger and this Agreement and the transactions contemplated hereby from the restrictions of
Section 2555 of the PBCL or otherwise to make such provisions inapplicable to this Agreement and the transactions contemplated hereby, and, accordingly, neither of Section 2555 of the PBCL nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other "control share acquisition", "fair price", "moratorium" or other antitakeover laws or regulations enacted under any United States federal, state or local or foreign laws apply to this Agreement or any of the transactions contemplated hereby.

     SECTION 5.24. AT&T Securities. Neither Comcast nor any Comcast Subsidiary owns any AT&T Securities.

     SECTION 5.25. Transactions with Affiliates. Except as set forth in Section
5.25 of the Comcast Disclosure Schedule, none of Comcast or any Comcast Subsidiary is a party (and since December 31, 2000 none of Comcast or any Comcast Subsidiary has been a party) to any material business arrangement or business relationship with any Comcast Affiliate (other than another member of the Comcast Group), and no Comcast Affiliate (other than another member of the Comcast Group) owns (or has owned since such date) any material property or right, tangible or intangible, that is used in the business of any member of the Comcast Group.

     SECTION 5.26. Investments. Section 5.26 of the Comcast Disclosure Schedule sets forth a list of each material investment of Comcast or any Comcast

Subsidiary in any Person (other than a Subsidiary). Neither Comcast nor any Comcast Subsidiary has any material liability in respect of any such investment.

     SECTION 5.27. No Approval Rights. Comcast has not granted any third party any right to approve any waiver that Comcast may elect to grant to AT&T under
Section 8.01(xiii).

                                   ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF AT&T

     Except as set forth (i) in the AT&T Disclosure Schedule, regardless of whether the relevant Section herein refers to the AT&T Disclosure Schedule, or
(ii) (except with respect to Sections 6.08(c), 6.26, 6.27 and 6.28) in the Specified AT&T SEC Documents filed prior to the date hereof (to the extent the relevance of any disclosure in any of such Specified AT&T SEC Documents to the AT&T Broadband Group is reasonably apparent on the face of such disclosure), AT&T represents and warrants to Comcast as follows:

     SECTION 6.01. Corporate Existence and Power. Each of AT&T and the AT&T Subsidiaries that is or will be a party to a Transaction Agreement is a corporation or other entity duly incorporated or formed, validly existing and in good standing under the laws of the state of its incorporation or formation and has all corporate or other powers required to carry on its business as currently conducted. Each of AT&T and the AT&T Subsidiaries that is or will be a party to a Transaction Agreement is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not reasonably be expected to have an AT&T Broadband Material Adverse Effect. AT&T has heretofore delivered or made available to Comcast true and complete copies of the certificate of incorporation, bylaws or other organizational document of AT&T and each AT&T Subsidiary that is or will be a party to a Transaction Agreement, as currently in effect.

     SECTION 6.02. Corporate Authorization. (a) The execution, delivery and performance by AT&T and the AT&T Subsidiaries of the Transaction Agreements to which they are or will be party and the consummation by AT&T and the AT&T Subsidiaries of the transactions contemplated hereby and thereby are within AT&T's and the AT&T Subsidiaries' corporate or other powers and, except for the AT&T Shareholders' Approval, have been duly authorized by all necessary corporate action on the part of AT&T and the AT&T Subsidiaries. Each Transaction Agreement to which AT&T or any AT&T Subsidiary is or will be a party constitutes or will when executed constitute a valid and binding agreement of AT&T and each AT&T Subsidiary that is a party thereto, enforceable against AT&T and each such AT&T Subsidiary in accordance with its terms, except
(i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights and (ii) for the limitations imposed by general principles of equity.

     (b) At meetings duly called and held, AT&T's Board of Directors and AT&T Broadband's Board of Directors unanimously (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of AT&T shareholders and AT&T Broadband shareholders, respectively; (ii) approved and adopted this Agreement and the transactions contemplated hereby; and (iii) resolved to recommend adoption of this Agreement by AT&T shareholders (subject to Section 8.02(b)) and AT&T Broadband shareholders, respectively.

     (c) At meetings duly called and held, each of AT&T's Board of Directors and AT&T Broadband's Board of Directors unanimously approved the Separation and the Distribution pursuant to the Separation and Distribution Agreement. AT&T and AT&T Broadband have entered into the Separation and Distribution Agreement.

     (d) AT&T, as sole shareholder of AT&T Broadband as of the date hereof, has adopted this Agreement and the transactions contemplated hereby, including the AT&T Broadband Merger.

     SECTION 6.03. Governmental Authorization. The execution, delivery and performance by AT&T and the AT&T Subsidiaries of the Transaction Agreements to which they are or will be party and the consummation by AT&T and the AT&T Subsidiaries of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority, other than (a) notices to, consents or waivers from, the relevant Franchising Authorities in respect of the Franchises for the Systems owned and operated by AT&T or the AT&T Subsidiaries (the "AT&T Franchise Consents" and, together with the Comcast Franchise Consents, the "Franchise Consents")), and the FCC in connection with a change of control and/or assignment of the holder of the FCC licenses and social contracts of AT&T or the AT&T Subsidiaries (the "AT&T License Consents" and, together with the Comcast License Consents, the "License Consents"); (b) notices to, consents or waivers from the state public service and public utilities commissions having jurisdiction over the assets of AT&T and the AT&T Subsidiaries (the "AT&T PUC Consents" and, together with the Comcast PUC Consents, the "PUC Consents"); (c) the filing of the DE Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which AT&T is qualified to do business; (d) compliance with any applicable requirements of the HSR Act; (e) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether United States state or foreign; (f) notices, consents, waivers, approvals and filings necessary in connection with the Separation and set forth on Section 6.03 of the AT&T Disclosure Schedule; and (g) any actions or filings the absence of which, individually or in the aggregate, would not reasonably be expected to have an AT&T Broadband Material Adverse Effect or prohibit or materially impair or delay the ability of AT&T and the AT&T Subsidiaries to consummate the transactions contemplated by this Agreement and the other Transaction Agreements.

     SECTION 6.04. Non-contravention. The execution, delivery and performance by AT&T and the AT&T Subsidiaries of the Transaction Agreements to which they are or will be party and the consummation by AT&T and the AT&T Subsidiaries of the transactions contemplated hereby and thereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws or other organizational document of AT&T or any AT&T Subsidiary; (b) assuming compliance with the matters referred to in Section 6.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree; (c) assuming compliance with the matters referred to in Section 6.03, require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which AT&T or any AT&T Subsidiary is entitled under (i) any provision of any agreement or other instrument binding upon AT&T or any AT&T Subsidiary or any of their respective assets or properties or (ii) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets, properties or business of AT&T or any AT&T Subsidiary; or (d) result in the creation or imposition of any Lien on any asset or property of AT&T or any AT&T Subsidiary, other than such exceptions in the case of clauses (b), (c) and (d) above as would not, individually or in the aggregate, reasonably be expected to have an AT&T Broadband Material Adverse Effect or prohibit or materially impair or delay the ability of AT&T or any AT&T Subsidiary to consummate the transactions contemplated by any of the Transaction Agreements.

     SECTION 6.05. Capitalization. (a) The authorized capital stock of AT&T consists of (i) 16,400,000,000 shares of Common Stock, of which (A) 6,000,000,000 shares have been designated AT&T Common Stock, (B) 4,000,000,000 shares have been designated Class A Liberty Media Group Common Stock, (C) 400,000,000 shares have been designated Class B Liberty Media Group Common Stock and (D) 6,000,000,000 shares have been designated

Wireless Group Common Stock, and (ii) 100,000,000 shares of preferred stock, $1.00 par value per share, of which (A) 1,500,000 shares have been designated Wireless Group Preferred Tracking Stock ("Wireless Preferred Stock"), (B) 1,000,000 shares have been designated Series E Convertible Preferred Stock ("Series E Preferred Stock") and (C) 2,000,000 shares have been designated Subsidiary Exchangeable Preferred Stock ("AT&T Subsidiary Preferred Stock"). As of the close of business on November 30, 2001, there were outstanding (1) 3,540,410,643 shares of AT&T Common Stock (exclusive of all shares of restricted stock granted under any compensatory plans or arrangements), (2) no shares of Class A Liberty Media Group Common Stock, (3) no shares of Class B Liberty Media Group Common Stock, (4) no shares of Wireless Group Common Stock,
(5) AT&T Stock Options to purchase an aggregate of 313,598,348 shares of AT&T Common Stock (of which options to purchase an aggregate of approximately 170,242,786 shares of AT&T Common Stock were exercisable), (6) phantom shares, stock units, stock appreciation rights or other stock-based awards issued under any stock option, compensation or deferred compensation plan or arrangement with respect to an aggregate of 12,492,305 shares of AT&T Common Stock, (7) 52,808,000 shares of AT&T Common Stock reserved for issuance under the Warrants issued pursuant to the Warrant Agreement dated as of June 16, 1999 between AT&T and The Bank of New York, as Warrant Agent (the "Warrants"), (8) 88,015,773 shares of AT&T Common Stock issuable upon conversion of the QUIPS, (9) 52,347,844 shares of AT&T Common Stock reserved for issuance upon exchange (and shares of AT&T Common Stock issuable upon redemption in accordance with the terms thereof) of the Class A Senior Cumulative Exchangeable Preferred Stock of TCI Pacific Communications, Inc. (the "TCI Pacific Preferred Stock"), (10) no shares of Wireless Preferred Stock, (11) no shares of Series E Preferred Stock,
(12) 759,792 shares of AT&T Subsidiary Preferred Stock held by AT&T Broadband Subsidiaries that are directly or indirectly wholly owned Subsidiaries of AT&T and (13) 94,163 shares of AT&T Subsidiary Preferred Stock held by T-Holdings and/or one of its Subsidiaries. As of November 30, 2001, 851,782,532 shares of AT&T Common Stock were held in treasury. No shares of AT&T Common Stock are held by any Subsidiary of AT&T. All outstanding shares of capital stock of AT&T have been, and all shares that may be issued pursuant to any compensatory plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable.

     (b) Except as set forth in this Section 6.05 and for changes since November 30, 2001 resulting from the exercise of AT&T Stock Options, AT&T SARs and AT&T Equity Awards outstanding on such date, including, for the avoidance of doubt, options to purchase stock under the AT&T ESPP (and the grant or award of AT&T Stock Options, AT&T SARs and AT&T Equity Awards in the ordinary course of business and the exercise thereof, including, for the avoidance of doubt, options to purchase stock under the AT&T ESPP) or resulting from the exercise or conversion of the Warrants or the QUIPS, or the exchange or redemption of the TCI Pacific Preferred Stock, or as otherwise expressly contemplated hereby or by the Transaction Agreements, there are no outstanding
(i) shares of capital stock or voting securities of AT&T, (ii) securities of AT&T or any AT&T Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of AT&T or (iii) options or other rights to acquire from AT&T or any AT&T Subsidiary, or other obligations of AT&T or any AT&T Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of AT&T. There are no outstanding obligations of AT&T or any AT&T Subsidiary to repurchase, redeem or otherwise acquire any of the securities referred to in clause (i), (ii) or (iii) above (collectively, the "AT&T Securities").

     SECTION 6.06. AT&T Broadband and AT&T Broadband Subsidiaries. (a) Each of AT&T Broadband and the AT&T Broadband Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate, partnership or other similar powers required to carry on its business as currently conducted, other than such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have an AT&T Broadband Material Adverse Effect. Each of AT&T Broadband and the AT&T Broadband Subsidiaries is duly qualified to do business as a foreign corporation or other foreign legal entity and is in good standing in each jurisdiction where such qualification is necessary, other than such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have an AT&T Broadband Material Adverse Effect. Section 6.06(a) of the AT&T Disclosure Schedule sets forth a list of all AT&T Significant Broadband Subsidiaries and their respective jurisdictions of organization.

     (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, AT&T Broadband is (as of the date hereof) and will be (immediately prior to the Distribution) directly owned by AT&T, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). All of the outstanding capital stock of, or other voting securities or ownership interests in, each AT&T Significant Broadband Subsidiary is, as of the date hereof, owned by AT&T and will, at the Effective Time, be owned by AT&T Broadband, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of AT&T or any AT&T Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in AT&T Broadband


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


or any AT&T Significant Broadband Subsidiary or (ii) options or other rights to acquire from AT&T or any AT&T Subsidiary, or other obligations of AT&T or any AT&T Subsidiary to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, AT&T Broadband or any AT&T Significant Broadband Subsidiary. Except for the TCI Pacific Preferred Stock, there are no outstanding obligations of AT&T or any AT&T Subsidiary to repurchase, redeem or otherwise acquire any of the items referred to in clauses (i) and (ii) above.

     (c) At the time of the Distribution, subject to Section 4.01 of the Separation and Distribution Agreement, the issued and outstanding capital stock of AT&T Broadband will consist of a number of shares of AT&T Broadband Common Stock equal to the number of then outstanding shares of AT&T Common Stock. In the Distribution, subject to Section 4.01 of the Separation and Distribution Agreement, AT&T will distribute to each holder of AT&T Common Stock one share of AT&T Broadband Common Stock per share of AT&T Common Stock. All of the shares of AT&T Broadband Common Stock have been or will be prior to the Effective Time duly authorized and validly issued and fully paid and nonassessable. After giving effect to the Distribution, subject to Section 4.01 of the Separation and Distribution Agreement, neither AT&T nor any AT&T Subsidiary will own any shares of AT&T Broadband Common Stock or any other capital stock or other equity interest in AT&T Broadband.

     SECTION 6.07. SEC Filings. (a) AT&T has delivered or made available to Comcast (i) AT&T's annual reports on Form 10-K for its fiscal years ended December 31, 2000, 1999 and 1998, (ii) AT&T's proxy or information statements relating to meetings of, or actions taken without a meeting by, AT&T shareholders held since December 31, 1998, and (iii) all of AT&T's other reports, statements, schedules and registration statements filed with the SEC since December 31, 1998 (the documents referred to in clauses (i), (ii) and (iii) above, collectively, the "AT&T SEC Documents").

     (b) As of its filing date (and, if amended or superceded by a filing prior to the date of this Agreement or the Effective Time, then on the date of such filing), each AT&T SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

     (c) As of its filing date (and, if amended or superceded by a filing prior to the date of this Agreement or the Effective Time, then on the date of such filing), each AT&T SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary


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


in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) Each AT&T SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 6.08. Financial Statements. (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of AT&T included in the AT&T SEC Documents fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of AT&T and its consolidated Subsidiaries as of the respective dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     (b) The unaudited combined financial statements and unaudited combined interim financial statements of the AT&T Broadband Group are attached as Exhibit E, and subject to and reflecting the assumptions set forth in the notes thereto, fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the combined financial position of the AT&T Broadband Group as of the respective dates thereof and its combined results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     (c) Except as set forth in Section 6.08(c) of the AT&T Disclosure Schedule, the financial statements as of and for the period ending September 30, 2001 attached as Exhibit E reflect in all material respects the transactions contemplated by the Ancillary Agreements as if such agreements had been in effect during the nine month period covered by such financial statements. Section 6.08(c) of the AT&T Disclosure Schedule describes all material allocations and charges relating to affiliated and intercompany transactions used in connection with the preparation of the financial statements attached as Exhibit E.

     SECTION 6.09. Information Supplied. The information supplied by AT&T for inclusion or incorporation in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information


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


supplied by AT&T for inclusion in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to the shareholders of each of Comcast and AT&T, at the time of the Comcast Shareholders' Meeting, at the time of the AT&T Shareholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 6.10. Absence of Certain Changes. Since the AT&T Broadband Balance Sheet Date, and except as expressly contemplated hereby or by the Transaction Agreements, the business of the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband and the AT&T Broadband Subsidiaries has been conducted for the benefit of the AT&T Broadband Group (it being understood that since the AT&T Broadband Balance Sheet Date the AT&T Communications Group has been conducted for the benefit of the AT&T Communications Group and that the interests of the AT&T Broadband Group and the AT&T Communications Group may not have coincided) and in the ordinary course of business consistent with past practices, and there has not been (i) any event, occurrence or development of a state of circumstances or facts that, individually or in the aggregate, has had or would reasonably be expected to have an AT&T Broadband Material Adverse Effect or (ii) any action, event, occurrence or transaction that would have been prohibited by clause (iii),
(iv), (vii), (viii), (ix) or (xviii) of Section 8.01 if this Agreement had been in effect at the time thereof or any agreement, arrangement or commitment in respect of any action, event, occurrence or transaction that would have been prohibited by the foregoing clauses of Section 8.01 if this Agreement had been in effect at the time thereof.

     SECTION 6.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband or any AT&T Broadband Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation, other than:

     (a) liabilities or obligations disclosed and provided for in the AT&T Broadband Balance Sheet or in the notes thereto;

     (b) liabilities or obligations incurred since the AT&T Broadband Balance Sheet Date in the ordinary course of business of the AT&T Broadband Group consistent with past practice;

     (c) liabilities or obligations under commercial transactions and agreements in accordance with their terms or arising in compliance with applicable laws, statutes, ordinances, rules or regulations; or

     (d) liabilities or obligations that, individually or in the aggregate, have not had and would not reasonably be expected to have an AT&T Broadband Material Adverse Effect.

     SECTION 6.12. Compliance with Laws and Court Orders. Except as set forth in Section 6.12 of the AT&T Disclosure Schedule, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband and the AT&T Broadband Subsidiaries hold all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Authorities necessary for the lawful conduct of their business, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not reasonably be expected to have an AT&T Broadband Material Adverse Effect. AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband and each of the AT&T Broadband Subsidiaries are, and have been in compliance with, and to the knowledge of AT&T, are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization or any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have an AT&T Broadband Material Adverse Effect.

     SECTION 6.13. Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of AT&T, threatened against or affecting AT&T, the AT&T Broadband Group or any AT&T Subsidiary, or any of their respective assets or properties before any court or arbitrator or before or by any other Governmental Authority, that, individually or in the aggregate, would reasonably be expected to have an AT&T Broadband Material Adverse Effect.

     SECTION 6.14. Finders' Fees. Except for Credit Suisse First Boston and Goldman Sachs & Co., whose fees, subject to Section 11.03(a), will be paid by AT&T Broadband, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of AT&T or any AT&T Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement and the other Transaction Agreements. A copy of AT&T's engagement agreement with each of Goldman Sachs & Co. and Credit Suisse First Boston have been provided to Comcast.

     SECTION 6.15. Opinion of Financial Advisor. AT&T has received an opinion of each of Credit Suisse First Boston and Goldman, Sachs & Co., financial advisors to AT&T, to the effect that, as of the date hereof, the exchange ratio in the AT&T Broadband Merger is fair, from a financial point of view, to the shareholders of AT&T who will become shareholders of AT&T Broadband pursuant to the Separation and Distribution Agreement (other than Comcast and its Affiliates).

     SECTION 6.16. Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have an AT&T Broadband Material Adverse Effect, (a) all AT&T and AT&T Subsidiary Tax Returns required to be filed on or before the Effective Time with any taxing authority by, or with respect to, AT&T and the AT&T Subsidiaries have been or will be timely filed (taking into account extensions) and are or will be correct in all respects (other than with respect to Taxes for which adequate reserves are reflected on the AT&T Balance Sheet and, to the extent related to the AT&T Broadband Group, AT&T Broadband or an AT&T Broadband Subsidiary, on the AT&T Broadband Balance Sheet); (b) AT&T and the AT&T Subsidiaries have timely paid or will timely pay all Taxes shown as due and payable on the AT&T Tax Returns that have been or will be so filed, and, as of the time of filing, the AT&T Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of AT&T and the AT&T Subsidiaries (other than with respect to Taxes for which adequate reserves are reflected on the AT&T Balance Sheet and, to the extent related to the AT&T Broadband Group, AT&T Broadband or an AT&T Broadband Subsidiary, on the AT&T Broadband Balance Sheet); (c) AT&T and the AT&T Subsidiaries have made provision for all Taxes payable by AT&T and the AT&T Subsidiaries for which no AT&T Tax Return has yet been filed; (d) there is no action, suit, proceeding, audit or claim currently proposed or pending against or with respect to AT&T or any AT&T Subsidiary in respect of any Tax where there is a reasonable possibility of an adverse determination; (e) the United States federal income Tax Returns of AT&T and the AT&T Subsidiaries have been examined and settled with the IRS (or the applicable statutes of limitation for the assessment of United States federal income Taxes for such periods have expired) for all years through 1992; (f) no extension of the statute of limitations on the assessment of any Taxes has been granted by AT&T or any AT&T Subsidiary and is currently in effect; (g) except for complete and accurate copies of Tax sharing agreements and amendments thereto made available to Comcast prior to the execution of this Agreement and listed in Section 6.16 of the AT&T Disclosure Schedule, no agreements relating to the allocation or sharing of Taxes exist between AT&T and/or any of the AT&T Subsidiaries, on the one hand, and a third party, on the other hand; and (h) there are no Liens for Taxes on any of the assets of AT&T or any AT&T Subsidiary except Liens for current Taxes not yet due and payable.


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


     SECTION 6.17. Tax Opinions. Neither AT&T nor any AT&T Subsidiary has taken any action or knows of any facts or circumstances relating to AT&T or any AT&T Subsidiary that would prevent (i) the ruling or opinion referred to in Section 10.01(j) from being obtained or (ii) Wachtell, Lipton, Rosen & Katz from delivering the opinion referred to in Section 10.02(b) as of the date hereof.

     SECTION 6.18. Employee Benefit Plans and Labor Matters. Except as have not had and would not reasonably be expected to have, individually or in the aggregate, an AT&T Broadband Material Adverse Effect:

     (a) Section 6.18(a) of the AT&T Disclosure Schedule contains a true and complete list, as of the date hereof, of all Broadband Employee Plans and all Broadband Benefit Arrangements. Copies of each Broadband Employee Plan and Broadband Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto have been made available to Comcast as of the date hereof, together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Broadband Employee Plan.

     (b) No "accumulated funding deficiency" (as defined in Section 412 of the Code) has been incurred with respect to any Broadband Employee Plan subject to such Section 412 of the Code, whether or not waived. No "reportable event" (within the meaning of Section 4043 of ERISA) for which the 30-day notice period has not been waived, and no event described in Section 4062 or 4063 of ERISA, has occurred in connection with any Broadband Employee Plan. Neither AT&T nor any ERISA Affiliate of AT&T has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Effective Time, (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or
(B) any liability under Section 4971 of the Code that in either case could become a liability of Parent, AT&T Broadband, any AT&T Broadband Subsidiary, Comcast, any Comcast Subsidiary, or any of their respective ERISA Affiliates after the Effective Time. No Broadband Employee Plan is a Multiemployer Plan.

     (c) As of June 30, 2001, the fair market value of the assets of each Broadband Pension Plan (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of the pension benefit obligations accrued under such Broadband Pension Plan calculated pursuant to SFAS No. 87, "Employers' Accounting for Pensions". As of September 30, 2001, the aggregate unfunded liability of AT&T and any AT&T Subsidiary in respect of all Broadband Deferred Compensation Plans, computed using reasonable actuarial assumptions and determined as if all benefits under such plans were vested and payable as of such date, did not exceed $132 million.

     (d) Neither AT&T, AT&T Broadband nor any AT&T Broadband Subsidiary has any liability with respect of post-retirement health, medical or life insurance benefits for retired, former or current Broadband Employees except as to required to avoid excise tax under Section 4980B of the Code.

     (e) Each Broadband Employee Plan that is intended to be qualified under
Section 401(a) of the Code is so qualified and a favorable determination letter is currently in effect for each such Broadband Employee Plan. To the knowledge of AT&T, no fact or circumstance exists giving rise to a material likelihood that such Broadband Employee Plan would not be treated as qualified by the Internal Revenue Service.

     (f) There is no contract, plan or arrangement (written or otherwise) covering any Broadband Employee that, individually or in the aggregate, could give rise to the payment of any amount by AT&T Broadband or any of the AT&T Broadband Subsidiaries that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code.

     (g) AT&T has made available to Comcast, as of the date hereof, a true and complete list and copies of each material Broadband International Plan, other than plans mandated by applicable law.

     (h) Each Broadband Employee Plan, Broadband Benefit Arrangement and Broadband International Plan has been maintained in compliance with its terms and with the requirements prescribed by all applicable laws, statutes, orders, rules and regulations (including any special provisions relating to registration or qualification where such plan was intended to be so registered or qualified) and has been maintained in good standing with applicable Governmental Authorities.

     (i) There has been no amendment to, written interpretation or announcement (whether or not written) by AT&T or any of its Affiliates relating to, or change in employee participation coverage under, a Broadband Employee Plan, Broadband Benefit Arrangement or Broadband International Plan which would increase materially the expense of maintaining such plan above the level of expense incurred in respect thereof for the fiscal year ended December 31, 2000.

     (j) No Broadband Employee, former Broadband Employee or independent contractor of AT&T Broadband or any of the AT&T Broadband Subsidiaries, will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby (either alone or together with any other event).

     (k) Section 6.18(k) of the AT&T Disclosure Schedule sets forth a list of all collective bargaining agreements to which AT&T Broadband or any of the AT&T Broadband Subsidiaries is a party or otherwise covering any employee of AT&T Broadband or any of the AT&T Broadband Subsidiaries. None of AT&T, AT&T Broadband nor any of the AT&T Broadband Subsidiaries is involved in, or to the knowledge of AT&T, threatened with any labor dispute, work stoppage, labor strike, slowdown or grievance relating to the AT&T Broadband Group. To the knowledge of AT&T, there is no organizing effort or representation question at issue with respect to any collective bargaining unit of AT&T Broadband or any of the AT&T Broadband Subsidiaries or any employee of AT&T Broadband or any of the AT&T Broadband Subsidiaries.

     (l) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of AT&T, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against any of the Broadband Benefit Arrangements, the Broadband Employee Plans and the Broadband International Plans, any fiduciaries thereof with respect to their duties thereto or the assets of any of the trusts thereunder, that could reasonably be expected to result in any material liability of AT&T or any of the AT&T Subsidiaries to the PBGC, the United States Department of Treasury, the United States Department of Labor, any foreign governmental authority, any Multiemployer Plan, any of the Broadband Benefit Arrangements, the Broadband Employee Plans and the Broadband International Plans, any participant therein, or any other Person.

     SECTION 6.19. Environmental Matters. (a) Except as have not had and would not reasonably be expected to have, individually or in the aggregate, an AT&T Broadband Material Adverse Effect:

          (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of AT&T, threatened by any Governmental Authority or other Person with respect to AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband, any AT&T Broadband Subsidiary or the AT&T Broadband Group relating to or arising out of any Environmental Law;

          (ii) each member of AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband, the AT&T Broadband Subsidiaries


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


     and the AT&T Broadband Group is and has been in compliance with all Environmental Laws and all Environmental Permits; and

          (iii) there are no liabilities of AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband, the AT&T Broadband Subsidiaries or the AT&T Broadband Group of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law, and there are no facts, conditions, situations or set of circumstances that would reasonably be expected to result in, or be the basis for, any such liability.

     (b) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted of which AT&T has knowledge in relation to the current or prior business of the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband or any AT&T Broadband Subsidiary or any property or facility now or previously owned or leased by the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband or any AT&T Broadband Subsidiary that reveal matters that, individually or in the aggregate, have had, or would reasonably be expected to have, an AT&T Broadband Material Adverse Effect.

     (c) For purposes of this Section 6.19, the terms "AT&T Broadband Group", "AT&T (to the extent relating to the AT&T Broadband Group)", "AT&T Broadband" and "AT&T Broadband Subsidiary" shall include any entity that is, in whole or in part, a predecessor of the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband or any AT&T Broadband Subsidiary.

     SECTION 6.20. Intellectual Property. The Transaction Agreements, taken as a whole, including the Separation and Distribution Agreement and the assets transferred thereby, the Intellectual Property Agreement (as defined in the Separation and Distribution Agreement) and the intellectual property licenses granted thereby and the other Ancillary Agreements and all services furnished thereby provide sufficient rights in or access to intellectual property owned by AT&T to enable the AT&T Broadband Group, without violating such AT&T intellectual property, to conduct its business immediately after the Effective Time in all material respects as that business was conducted by the AT&T Broadband Group immediately prior to the Effective Time. Neither AT&T nor any AT&T Subsidiary has received any notice of infringement of or conflict with, and, to AT&T's knowledge, there are no infringements of or conflicts with, the rights of any Person with respect to the use of any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of


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


proprietary intellectual property right that, in either such case, individually or in the aggregate, have had or would reasonably be expected to have, an AT&T Broadband Material Adverse Effect.

     SECTION 6.21. Contracts. Except as set forth in Section 6.21 of the AT&T Disclosure Schedule and except as may relate to TWE or At Home, neither AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband nor any of the AT&T Broadband Subsidiaries is a party to or bound by (a) any "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment that would be such a "material contract" but for the exception for contracts entered into in the ordinary course of business, (b) any non-competition agreement or any other agreement or obligation that materially limits or will materially limit AT&T Broadband, the AT&T Broadband Group or the AT&T Broadband Subsidiaries (or, after the Mergers, Parent, Comcast or any of the Comcast Subsidiaries) from engaging in the business of providing telephony, data transmission services, cable television or programming content, or (c) any agreement, contract or commitment to which Liberty Media Corporation, AT&T Wireless or any of their respective Subsidiaries is a party that is material to or not in the ordinary course of business of the AT&T Broadband Group. With such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, an AT&T Broadband Material Adverse Effect and except as may relate to TWE or At Home, (i) each of the contracts, agreements and commitments of the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband and the AT&T Broadband Subsidiaries is valid and in full force and effect and (ii) neither the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband nor any of the AT&T Broadband Subsidiaries has violated any provision of, or committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of, any such contract, agreement or commitment. To the knowledge of AT&T, no counterparty to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act that, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of such contract, agreement or commitment, except for defaults or breaches that, individually or in the aggregate, have not had, or would not reasonably be expected to have, an AT&T Broadband Material Adverse Effect. Except as set forth in Section 6.21 of the AT&T Disclosure Schedule and except as may relate to TWE or At Home, neither AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband nor any AT&T Broadband Subsidiary is a party to, or otherwise a guarantor of or liable with respect to (including pursuant to any keepwell agreement), (i) any material interest rate, currency or other swap or derivative transaction (other than those entered into in the ordinary course of business solely for hedging purposes) or (ii) any Indebtedness of any other Person


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except a wholly owned AT&T Broadband Subsidiary. Except as set forth in Section
6.21 of the AT&T Disclosure Schedule and except as may relate to TWE or At
Home, neither AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband nor any AT&T Broadband Subsidiary is a party to any joint venture or partnership agreement pursuant to which it is obligated to make capital contributions in excess of (x) $25,000,000 during the current or any succeeding calendar year or (y) $100,000,000 during the remaining term of such agreement. Subject to applicable confidentiality restrictions, AT&T has provided or made available to Comcast prior to the date hereof a copy of each agreement of the type described in clause (a), (b) or (c) of the first sentence of this Section 6.21, in clause (i) or (ii) of the second preceding sentence of this Section 6.21 or in the immediately preceding sentence.

     SECTION 6.22. AT&T Shareholder Vote. Assuming the receipt of the affirmative vote of the holders of a majority of the outstanding shares of AT&T Common Stock (the "AT&T Shareholders' Approval"), which the parties acknowledge is a condition to the obligations of the parties to effect the Separation, Distribution and Mergers, no other vote of the holders of any class or series of capital stock of AT&T will be necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Distribution. The only vote of the holders of any class or series of capital stock of any AT&T Subsidiary necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the AT&T Broadband Merger, is the affirmative vote of the holders of a majority of the outstanding shares of AT&T Broadband Common Stock, which vote has previously been obtained.

     SECTION 6.23. Antitakeover Statutes. AT&T Broadband has taken all action necessary to exempt the AT&T Broadband Merger and this Agreement and the transactions contemplated hereby from the restrictions of Section 203 of the DGCL or otherwise to make such provisions inapplicable to this Agreement and the transactions contemplated hereby, and, accordingly, neither Section 203 of the DGCL nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other "control share acquisition", "fair price", "moratorium" or other antitakeover laws or regulations enacted under any United States federal, state or local or foreign laws apply to this Agreement or any of the transactions contemplated hereby.

     SECTION 6.24. Comcast Securities. Neither AT&T nor any of the AT&T Subsidiaries owns any Comcast Securities.

     SECTION 6.25. TWE; At Home. (a) Section 6.25(a) of the AT&T Disclosure Schedule sets forth a list of each material agreement, contract or commitment to which AT&T or any AT&T Subsidiary of AT&T is a party that


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amends the TWE Partnership Agreement or any related agreement or that materially affects the rights or obligations of AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband, the AT&T Broadband Group or the AT&T Broadband Subsidiaries with respect to TWE or any TWE Subsidiary or that was entered into in connection with or relates to AT&T's TWE interest (the "TWE Contracts"). None of AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband or any of the AT&T Broadband Subsidiaries has violated any material provision of, or committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under any material provision of, any such material contract, agreement or commitment or the TWE Partnership Agreement, except for defaults or breaches that, individually or in the aggregate, have not had, or would not reasonably be expected to have, an AT&T Broadband Material Adverse Effect. The AT&T Broadband Group owns a Class A Partnership Interest consisting of (x) a Common Sub-Account, entitling the AT&T Broadband Group to a Participating Percentage Share of 25.51% and (y) an A Sub-Account, each as described in Article VII of the TWE Partnership Agreement and as adjusted pursuant to Article VIII of the TWE Partnership Agreement (capitalized terms used in this sentence and not defined have the meanings set forth in the TWE Partnership Agreement). The registration rights provisions of Article 13 of the TWE Partnership Agreement are enforceable in accordance with their terms and subject to the conditions thereof, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights and (ii) for the limitations imposed by general principles of equity. AT&T has provided or made available to Comcast prior to the date hereof a copy of each TWE Contract.

     (b) Section 6.25(b) of the AT&T Disclosure Schedule sets forth a list of each material agreement, contract or commitment between At Home and its Subsidiaries, on the one hand, and AT&T (to the extent relating to the AT&T Broadband Group other than At Home and its Subsidiaries), the AT&T Broadband Group (other than At Home and its Subsidiaries), AT&T Broadband or any of the AT&T Broadband Subsidiaries (other than At Home and its Subsidiaries), on the other hand, that is not described by any of the following: (i) it has been rejected in bankruptcy proceedings, (ii) it has been filed with the SEC by At Home, AT&T or AT&T Broadband, LLC (or its predecessor) or (iii) Comcast or any of its Subsidiaries is a party thereto or to a comparable agreement, contract or commitment. None of AT&T or any of its Subsidiaries (other than At Home and its Subsidiaries) has violated any provision of, or committed or failed to perform any act that, with or without notice, lapse of time or both, would constitute a default under any provision of, any such material contract, agreement or commitment, except for defaults or breaches that, individually or in the aggregate, have not had, or would not reasonably be expected to have, an AT&T Broadband Material Adverse Effect. AT&T has provided or made available to


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Comcast prior to the date hereof a copy of each agreement of the type described in the first sentence of this Section 6.25(b).

     SECTION 6.26. Intercompany Transactions. (a) Except as described in
Section 6.26(a) of the AT&T Disclosure Schedule, since December 31, 1999 through the date hereof there have been no material transactions (including allocations) between the AT&T Broadband Group, on the one hand, and the AT&T Communications Group, on the other hand.

     (b) Except as described in Section 6.26(b) of the AT&T Disclosure Schedule, since the AT&T Broadband Balance Sheet Date through the date hereof there have been no material transactions (including allocations) between any AT&T Broadband Entity, on the one hand, and any member of the AT&T Communications Group, on the other hand.

     SECTION 6.27. Sufficiency of Transferred Assets. (a) Except as set forth in Section 6.27(a) of the AT&T Disclosure Schedule (and other than the Delayed Transfer Assets (as defined in the Separation and Distribution Agreement) that are AT&T Broadband Assets), as of the Effective Time, no material AT&T Broadband Assets will be owned or held by AT&T or any AT&T Subsidiary. Assuming consummation of the transactions contemplated by the Separation and Distribution Agreement and assuming the availability of any assets and services contemplated to be made available to the AT&T Broadband Group pursuant to the terms of the Ancillary Agreements, (i) the assets reflected on the unaudited combined balance sheet of the AT&T Broadband Group as of December 31, 2000 attached as Exhibit E were sufficient in all material respects to conduct the business of the AT&T Broadband Group in the manner reflected in the AT&T Broadband Financial Statements and (ii) at the Effective Time, the AT&T Broadband Assets will be sufficient for the conduct of the business of the AT&T Broadband Group as it is being operated immediately prior to the Separation. Assuming the condition set forth in Section 10.01(l) is satisfied with respect to all outstanding Indebtedness issued under the Notes Indenture, neither Parent, nor AT&T Broadband nor any AT&T Broadband Subsidiary will be required to guarantee or otherwise become liable for any material Indebtedness or liability of AT&T (to the extent not relating to the AT&T Broadband Group) or any AT&T Subsidiary (other than AT&T Broadband or any AT&T Broadband Subsidiary) as a result of the Separation or Distribution.

     (b) Since December 31, 2000, (i) no material assets have been transferred from AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband, any AT&T Broadband Subsidiary or the AT&T Broadband Group to AT&T (to the extent not relating to the AT&T Broadband Group) or any AT&T Subsidiary other than AT&T Broadband or any AT&T Broadband Subsidiary, other than the assets set forth in Section 6.27(b) of the AT&T


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


Disclosure Schedule and (ii) no material liabilities have been assumed by AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband, any AT&T Broadband Subsidiary or the AT&T Broadband Group from AT&T (to the extent not relating to the AT&T Broadband Group) or any AT&T Subsidiary other than AT&T Broadband or any AT&T Broadband Subsidiary, other than the liabilities set forth in Section 6.27 of the AT&T Disclosure Schedule.

     (c) The investments set forth in Section 6.27(c) of the AT&T Disclosure Schedule (or the net proceeds therefrom) constitute assets of one or more of the AT&T Broadband Subsidiaries.

     SECTION 6.28. Investments. Section 6.28 of the AT&T Disclosure Schedule sets forth a list of each material investment of AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary. Neither AT&T nor any AT&T Subsidiary has any material liability in respect of any such investment.

                                   ARTICLE 7
                              COVENANTS OF COMCAST

     SECTION 7.01. Comcast Interim Operations. Except as set forth in the Comcast Disclosure Schedule, or as otherwise expressly contemplated hereby, from the date hereof until the Effective Time, Comcast shall, and shall cause each of the Comcast Subsidiaries to, conduct its business in all material respects in the ordinary course of business consistent with past practice and use all reasonable efforts to: (a) preserve intact its present business organization; (b) keep available the services of its key officers and key employees; (c) maintain in effect all material foreign and United States federal, state and local licenses, approvals and authorizations, including all material licenses and permits that are required for Comcast or any Comcast Subsidiary to carry on its business; and (d) preserve existing relationships with its material lenders, suppliers and others having material business relationships with it so that the business of Comcast and the Comcast Subsidiaries shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, except as set forth in the Comcast Disclosure Schedule or as otherwise expressly contemplated hereby and except as prohibited by law, from the date hereof until the Effective Time, without the prior written consent of AT&T, such consent not to be unreasonably withheld, Comcast shall not, nor shall it permit any Comcast Subsidiary to:

          (i) amend its articles of incorporation or bylaws or other applicable governing instruments;


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


          (ii) amend any material term of any of its outstanding securities;

          (iii) split, combine, subdivide or reclassify any shares of its capital stock or other equity interests or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities, except for cash dividends paid by any Comcast Subsidiary to Comcast or any wholly owned Comcast Subsidiary;

          (iv) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization (other than a merger or consolidation between wholly owned Comcast Subsidiaries);

          (v) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any class of its capital stock or other equity interests or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or other equity interests, other than (A) the issuance of shares of capital stock or other equity interests (or derivative securities therefor) by a Comcast Subsidiary that is not a Comcast Significant Subsidiary, (B) the issuance of shares of Comcast Common Stock upon the exercise of Comcast Stock Options or options to purchase Comcast Common Stock under the Comcast ESPP or upon the settlement of Comcast Equity Awards outstanding as of the date hereof in accordance with their current terms or (C) the granting of Comcast Stock Options, Comcast Equity Awards and options to purchase Comcast Common Stock under the Comcast ESPP in the ordinary course of business and consistent with past practices and the issuance of shares of Comcast Common Stock upon the exercise or settlement thereof;

          (vi) incur any capital expenditures, except as set forth in the Comcast Disclosure Schedule;

          (vii) except for capital expenditures, which shall be governed by
     Section 7.01(vi), acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, other than
     (A) pursuant to agreements in effect as of the date hereof, (B) assets used in the ordinary course of business of Comcast and the Comcast Subsidiaries, in a manner that is consistent with past practice, (C) assets having a fair market value not exceeding $100,000,000 in any one transaction or series of related transactions or $500,000,000 in the aggregate, or (D) in the case of cable swaps and similar transactions where the primary consideration for the acquired assets are cable properties, assets having a fair market


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


     value not exceeding $100,000,000 in any one transaction or series of related transactions or $500,000,000 in the aggregate;

          (viii) other than pursuant to agreements in effect as of the date hereof and other than in the ordinary course of business, sell, lease, license, encumber or otherwise transfer any assets other than (A) assets having a fair market value not exceeding $100,000,000 in any one transaction or series of related transactions or $500,000,000 in the aggregate, or (B) in the case of cable swaps and similar transactions where the primary consideration for the disposed of assets are cable properties, assets having a fair market value not exceeding $100,000,000 in any one transaction or series of related transactions or $500,000,000 in the aggregate;

          (ix) incur, assume or guarantee any Indebtedness, other than in the ordinary course of business;

          (x) make any loan, advance or capital contributions to or investment in any Person other than (A) loans, advances or capital contributions to or investments in any wholly owned Comcast Subsidiary, (B) pursuant to agreements in effect as of the date hereof or (C) loans, advances or capital contributions to joint ventures or Affiliates of Comcast or the Comcast Subsidiaries pursuant to Schedule 7.01(x) of the Comcast Disclosure Schedules or as required by agreements currently in effect relating to such joint ventures or Affiliates;

          (xi) except for capital expenditures, which shall be governed by
     Section 7.01(vi), engage in or enter into any transaction or commitment, enter into any contract or agreement, or relinquish or amend in any material respect any contract or other right, for the provision of goods or services or the use of facilities (including any programming agreement, any agreement with any vendor for the purchase of equipment, any agreement for the provision by one or more third parties of telephone, data or other services through the facilities of one or more of the Systems of Comcast or any of the Comcast Subsidiaries or any agreement providing for access to, or the right to use, the facilities of one or more of the Systems of Comcast or any of the Comcast Subsidiaries) that is (A) material to Comcast and the Comcast Subsidiaries, taken as a whole, or (B) that provides for payments in excess of $50,000,000 per agreement (or $100,000,000 for all agreements for similar goods or services);

          (xii) enter into or amend in any material respect any joint venture, partnership or other similar venture that is material to Comcast and the Comcast Subsidiaries, taken as a whole;


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


          (xiii) enter into any agreement or arrangement that materially limits or otherwise materially restricts Comcast, any Comcast Subsidiary or any of their respective Affiliates or any successor thereto, or that could, after the Effective Time, materially limit or restrict Parent, AT&T, any AT&T Subsidiary or any of their Affiliates, from engaging in any material business;

          (xiv) except as required pursuant to existing written, binding agreements or as otherwise required by law, (A) enter into any commitment to provide any severance or termination pay to (or amend any existing arrangement with) any director, officer or employee of Comcast or any Comcast Subsidiary, (B) increase the benefits payable under any existing severance or termination pay policy or employment agreement (other than as may be increased by function of the existing terms of any such policy or agreement), (C) other than in the ordinary course of business consistent with past practice, enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement) with any director or officer of Comcast or any Comcast Subsidiary, (D) establish, adopt or amend (except as required by applicable law) any collective bargaining (except to the extent it would contain economic terms that are not materially less favorable to Comcast or any Comcast Subsidiary than the terms of existing arrangements), bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of Comcast or any Comcast Subsidiary, except that Comcast and the Comcast Subsidiaries may amend any such existing agreement or plan or adopt a successor plan or arrangement to the extent mandated by applicable law or to the extent that such amendment would not result in a more than a de minimis increase in the costs or liabilities under such agreement or plan, (E) other than in the ordinary course of business consistent with past practice, or as required by any agreement in effect as of the date hereof, increase the compensation, bonus or other benefits payable to any director, officer or employee of Comcast or any Comcast Subsidiary or (F) amend the terms of any outstanding Comcast Stock Option, Comcast SAR or Comcast Equity Award; provided that the foregoing shall not in any way restrict Comcast or any of its Subsidiaries from taking any action (including granting any stay bonuses and paying or providing other compensation pursuant to retention plans or similar arrangements) on reasonable commercial terms that Comcast determines is reasonably necessary or desirable in order to retain or attract any officers or employees to the extent that the aggregate cost of such actions, grants or payments does not


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


     exceed the amount set forth in Section 7.01(xiv) of the Comcast Disclosure Schedule;

          (xv) launch any new channels, except as necessary to comply with any requirement of any Governmental Authority and except pursuant to pending agreements in effect as of the date hereof;

          (xvi) change (A) its methods of accounting or accounting practices in any material respect, except as required by changes in GAAP or by law, or
     (B) its fiscal year;

          (xvii) settle any litigation, investigation, arbitration, proceeding or other claim if Comcast or any of the Comcast Subsidiaries would be required to pay in excess of $25,000,000 or if such settlement would otherwise be material to the Comcast Group taken as a whole;

          (xviii) other than in the ordinary course of business and consistent with past practice, make any material Tax election or enter into any settlement or compromise of any material Tax liability;

          (xix) (A) fail to comply with its obligations under the Exchange Agreement and the Set-Top Box Commitment (as defined in the Exchange Agreement) or (B) amend or waive any provision of the Exchange Agreement except for such amendments or waivers as would not adversely affect AT&T or delay or adversely affect consummation of the transactions contemplated hereby;

          (xx) engage in any transaction of a type described in Section 5.25 or take any action that would reasonably be expected to make any representation or warranty of Comcast hereunder inaccurate in any material respect at the Effective Time;

          (xxi) take any action that would, or would reasonably be expected to, prevent, impair or materially delay the ability of AT&T or Comcast or any of their respective Subsidiaries to consummate the transactions contemplated by this Agreement and the other Transaction Agreements; or

          (xxii) agree or commit to do any of the foregoing; provided that the limitations set forth in Sections 7.01(i) through 7.01(xix) shall not apply to any transaction between Comcast and any wholly owned Comcast Subsidiary or between any wholly owned Comcast Subsidiaries.

     SECTION 7.02. Comcast Shareholders' Meeting; Proxy Material. (a) Comcast shall cause the Comcast Shareholders' Meeting to be duly called and


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


held as soon as reasonably practicable (taking into consideration all relevant factors, including delays due to complications of preparing required pro forma and other financial statements) for the purpose of voting on the approval and adoption of this Agreement and the transactions contemplated by this Agreement, including the Comcast Merger. In connection with the Comcast Shareholders' Meeting, Comcast will (i) use its reasonable best efforts to obtain the Comcast Shareholders' Approval and the A Shareholder Approval and (ii) otherwise comply with all legal requirements applicable to the Comcast Shareholders' Meeting.

     (b) Comcast's Board of Directors shall recommend approval and adoption of this Agreement and the transactions contemplated by this Agreement, including the Comcast Merger, by Comcast shareholders.

     SECTION 7.03. Voting Agreement. Comcast agrees to vote, and to cause each of the Comcast Subsidiaries to vote, any shares of AT&T Common Stock with respect to which Comcast or such Comcast Subsidiary may have any voting power in favor of the Mergers, the Separation, the Distribution and the other transactions contemplated hereby.

                                   ARTICLE 8
                               COVENANTS OF AT&T

     SECTION 8.01. AT&T Broadband Interim Operations. Except as set forth in the AT&T Disclosure Schedule or as otherwise expressly contemplated hereby or by any of the Ancillary Agreements, from the date hereof until the Effective Time, AT&T shall, to the extent relating to the AT&T Broadband Group, and shall cause each of the AT&T Broadband Group, AT&T Broadband and the AT&T Broadband Subsidiaries to, conduct its business in all material respects for the benefit of the AT&T Broadband Group (it being understood that the AT&T Communications Group will be conducted for the benefit of the AT&T Communications Group and that the interests of the AT&T Broadband Group and the AT&T Communications Group may not coincide) and in the ordinary course of business consistent with past practice and use all reasonable efforts to: (a) preserve intact its present business organization; (b) keep available the services of its key officers and key employees; (c) maintain in effect all material foreign and United States federal, state and local licenses, approvals and authorizations, including all material licenses and permits that are required for the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband or any AT&T Broadband Subsidiary to carry on its business; and
(d) preserve existing relationships with its material lenders, suppliers and others having material business relationships with it so that the business of the

AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband and the AT&T Broadband Subsidiaries shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, except as set forth in the AT&T Disclosure Schedule or as otherwise expressly contemplated hereby or by any of the Ancillary Agreements and except as prohibited by law, from the date hereof until the Effective Time, without the prior written consent of Comcast, such consent not to be unreasonably withheld, AT&T shall not, nor shall it permit the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary to:

          (i) amend its certificate of incorporation or bylaws or other applicable governing instruments;

          (ii) amend any material term of any of its outstanding securities (other than debt securities of AT&T except to the extent relating to the AT&T Broadband Group);

          (iii) split, combine, subdivide or reclassify any shares of its capital stock or other equity interests or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of AT&T Broadband or any AT&T Broadband Subsidiary, except for (A) the regular quarterly dividend of AT&T and other dividends or distributions thereon not involving the assets or securities of the AT&T Broadband Group, AT&T Broadband or any of the AT&T Broadband Subsidiaries, (B) cash dividends paid by any AT&T Broadband Subsidiary to AT&T Broadband or another AT&T Broadband Subsidiary, (C) the exchange or redemption of the TCI Pacific Preferred Stock in accordance with the terms thereof, (D) repurchases or other acquisitions of any shares of capital stock of AT&T; provided that none of the assets used to pay for such repurchases or other acquisitions are assets of the AT&T Broadband Group; or (E) the creation and issuance of any class of tracking stock of AT&T that is designed to reflect the financial performance of any of AT&T's businesses other than the AT&T Broadband Group;

          (iv) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization (other than a merger or consolidation between wholly owned AT&T Broadband Subsidiaries) other than in connection with any Excepted Transaction;

          (v) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any class of its capital stock or other equity interests or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or other equity interests, other than (A) the issuance of shares of AT&T Common Stock upon the exercise of AT&T Stock Options, AT&T SARs or options to purchase AT&T Common Stock under the AT&T ESPP or upon the settlement of AT&T Equity Awards outstanding as of the date hereof in accordance with their current terms, (B) the granting of AT&T Stock Options, AT&T SARs, AT&T Equity Awards and options to purchase AT&T Common Stock under the AT&T ESPP in the ordinary course of business and consistent with past practice and the issuance of shares of AT&T Common Stock upon the exercise or settlement thereof, (C) the granting of AT&T Stock Options and AT&T Equity Awards that are not exercisable prior to the Distribution and that will become options or equity awards, as applicable, solely with respect to AT&T Common Stock following the Distribution, (D) the issuance of shares of AT&T Common Stock pursuant to any instruments, agreements or other arrangements contemplated by Section 6.05 or the Schedules thereto and outstanding as of the date hereof or (E) 275 million shares of AT&T Common Stock as set forth in Section 6.05(b) of the AT&T Disclosure
     Schedule in accordance with Section 8.01(v) of the AT&T Disclosure
     Schedule;

          (vi) incur any capital expenditures in respect of the AT&T Broadband Group, except as set forth in the AT&T Disclosure Schedule;

          (vii) except for capital expenditures in respect of the AT&T Broadband Group, which shall be governed by Section 8.01(vi), acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets in respect of the AT&T Broadband Group, other than (A) pursuant to agreements in effect as of the date hereof, (B) assets used in the ordinary course of business of the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband and the AT&T Broadband Subsidiaries, in a manner that is consistent with past practice, (C) assets having a fair market value not exceeding $100,000,000 in any one transaction or series of related transactions or $500,000,000 in the aggregate, or (D) in the case of cable swaps and similar transactions where the primary consideration for the acquired assets are cable properties, assets having a fair market value not exceeding $100,000,000 in any one transaction or series of related transactions or $500,000,000 in the aggregate;

          (viii) except for the sale of the interest in TWE, which shall be governed by Section 8.01(xiii), and other than pursuant to agreements in effect as of the date hereof and other than in the ordinary course of business, sell, lease, license, encumber or otherwise transfer any assets other than (A) assets having a fair market value not exceeding $100,000,000 in any one transaction or series of related transactions or $500,000,000 in the aggregate or (B) in the case of cable swaps and similar transactions where the primary consideration for the disposed of assets are cable properties, assets having a fair market value not exceeding $100,000,000 in any one transaction or series of related transactions or $500,000,000 in the aggregate;

          (ix) incur, assume or guarantee any Indebtedness, other than (A) borrowings from AT&T or any AT&T Subsidiary on the terms set forth in
     Schedule 8.01(ix) either in the ordinary course of business or to refinance Indebtedness at maturity, (B) any transactions by AT&T and its wholly owned Subsidiaries that do not involve the AT&T Broadband Group, AT&T Broadband or any of the AT&T Broadband Subsidiaries, (C) Indebtedness incurred as contemplated by Section 9.18 or (D) as approved by the Interim Finance Committee;

          (x) make any loan, advance or capital contributions to or investment in any Person other than (A) loans, advances or capital contributions to or investments in AT&T Broadband or any wholly owned AT&T Broadband Subsidiary on terms set forth in Section 6.27(b) of the AT&T Disclosure Schedule, (B) loans or advances to AT&T or any AT&T Subsidiary on terms set forth in Section 6.27(b) of the AT&T Disclosure Schedule, (C) pursuant to agreements in effect as of the date hereof, (D) any transactions by AT&T and its wholly owned Subsidiaries that do not involve the AT&T Broadband Group, AT&T Broadband and the AT&T Broadband Subsidiaries, or
     (E) loans, advances or capital contributions to joint ventures or Affiliates of the AT&T Broadband Group as required by agreements currently in effect relating to such joint ventures or Affiliates or as contemplated by Schedule 8.01(x);

          (xi) except for capital expenditures in respect of the AT&T Broadband Group, which shall be governed by Section 8.01(vi), engage in or enter into any transaction or commitment, enter into any contract or agreement, or relinquish or amend in any material respect any contract or other right, in each case in respect of the AT&T Broadband Group, for the provision of goods or services or the use of facilities (including any programming agreement, any agreement with any vendor for the purchase of equipment, any agreement for the provision by one or more third parties of telephone, data or other services through the facilities of one or more of the Systems of AT&T or any of the AT&T Subsidiaries or any agreement providing for access to, or the right to use, the facilities of one or more of


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


     the Systems of AT&T or any of the AT&T Subsidiaries) that is (A) material to the AT&T Broadband Group, taken as a whole, or (B) that provides for payments in excess of $50,000,000 per agreement (or $100,000,000 for all agreements for similar goods or services);

          (xii) enter into or amend in any material respect any joint venture, partnership or other similar venture that is material to the AT&T Broadband Group, taken as a whole;

          (xiii) (A) enter into any material agreement or arrangement in connection with or relating to its interest in TWE or amend or modify in any material respect any of the TWE Contracts (other than incidental agreements necessary to implement the transactions contemplated by clauses
     (B) and (C) below of this Section 8.01(xiii) such as underwriting agreements, engagement letters and similar agreements), (B) exercise (other than on a cashless basis) the TWE Option under the TWE Option Agreement or (C) sell all or part of its interest in TWE except solely for cash or pursuant to Section 13.1 of the TWE Partnership Agreement; provided that AT&T has kept Comcast reasonably apprised of the status of the related process;

          (xiv) enter into any agreement or arrangement that materially limits or otherwise materially restricts the AT&T Broadband Group, AT&T (to the extent relating to the AT&T Broadband Group), AT&T Broadband, any AT&T Broadband Subsidiary or any of their respective Affiliates (other than AT&T (to the extent not relating to the AT&T Broadband Group) and the AT&T Subsidiaries other than AT&T Broadband and the AT&T Broadband Subsidiaries) or any successor thereto, or that could, after the Effective Time, materially limit or restrict Parent, Comcast, any Comcast Subsidiary or any of their Affiliates, from engaging in any material business;

          (xv) except as required pursuant to existing written, binding agreements, as otherwise required by law or as expressly provided in the Employee Benefits Agreement, (A) enter into any commitment to provide any severance or termination pay to (or amend any existing arrangement with) any director, officer or employee of AT&T, AT&T Broadband or any AT&T Broadband Subsidiary, (B) increase the benefits payable under any existing severance or termination pay policy or employment agreement (other than as may be increased by function of the existing terms of any such policy or agreement), (C) other than in the ordinary course of business consistent with past practice, enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement) with any director or officer of AT&T, AT&T


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     Broadband or any AT&T Broadband Subsidiary, (D) establish, adopt or amend
     (except as required by applicable law) any collective bargaining (except to the extent it would contain economic terms that are not materially less favorable to AT&T, AT&T Broadband or any AT&T Broadband Subsidiary than the terms of existing arrangements), bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of AT&T, AT&T Broadband or any AT&T Broadband Subsidiary, except that AT&T, AT&T Broadband and the AT&T Broadband Subsidiaries may amend any such existing agreement or plan or adopt a successor plan or arrangement to the extent mandated by applicable law or to the extent that such amendment would not result in more than a de minimis increase in the costs or liabilities under such agreement or plan, (E) other than in the ordinary course of business consistent with past practice or as required by any agreement in effect as of the date hereof, increase the compensation, bonus or other benefits payable to any director, officer or employee of AT&T, AT&T Broadband or any AT&T Broadband Subsidiary or (F) amend the terms of any outstanding AT&T Stock Option, AT&T SAR or AT&T Equity Award; provided that the foregoing shall not in any way restrict AT&T or any of its wholly owned Subsidiaries from entering into or amending commitments, contracts, plans or other arrangements of the types referred to in clauses (A) through (F) above to the extent that AT&T Broadband and the AT&T Broadband Subsidiaries are not bound thereby and the AT&T Broadband Group is not affected thereby and provided further that the foregoing shall not in any way restrict AT&T or any of its Subsidiaries from taking any action (including granting any stay bonuses and paying or providing other compensation pursuant to retention plans or similar arrangements) on reasonable commercial terms that AT&T determines is reasonably necessary or desirable in order to retain or attract any officers or employees as set forth in Schedule 8.01(xv) to the extent that the aggregate cost of such actions, grants or payments does not exceed the amount set forth in Section 8.01(xv) of the AT&T Disclosure Schedule;

          (xvi) launch any new channels, except as necessary to comply with any requirement of any Governmental Authority and except pursuant to pending agreements in effect as of the date hereof;

          (xvii) change (A) its methods of accounting or accounting practices in any material respect, except as required by changes in GAAP or by law, or (B) its fiscal year;


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


          (xviii) except as set forth on Section 8.01(xviii) of the AT&T Disclosure Schedule, enter into or engage in any transaction with, or transfer any assets to, or assume any liabilities of, AT&T (in its capacity other than as part of the AT&T Broadband Group) or any of the AT&T Subsidiaries (other than AT&T Broadband or any of the AT&T Broadband Subsidiaries) other than non-material transactions on arm's-length terms in the ordinary course of business;

          (xix) except as set forth on Section 8.01(xix) of the AT&T Disclosure Schedule, settle any litigation, investigation, arbitration, proceeding or other claim if the AT&T Broadband Group would be required to pay in excess of $25,000,000 or such settlement would otherwise be material to the AT&T Broadband Group;

          (xx) other than in the ordinary course of business and consistent with past practice, make any material Tax election or enter into any settlement or compromise of any material Tax liability;

          (xxi) fail to comply with its obligations under the Exchange
     Agreement;

          (xxii) amend or waive any provision of any of the PrISMs Contracts or SAILS Contracts, make any payment in settlement of any of such contracts or terminate any of such contracts; provided that immediately prior to the Effective Time each of such contracts will be amended as set forth in
     Section 8.01(xxi) of the AT&T Disclosure Schedule if the counterparty to such contract consents to such amendment;

          (xxiii) (A) permit T-Holdings or any of its Subsidiaries to incur any liabilities or (B) take any action that would reasonably be expected to make any representation or warranty of AT&T hereunder or of AT&T or any AT&T Subsidiary under any of the other Transaction Agreements inaccurate in any material respect at the Effective Time;

          (xxiv) take any action that would, or would reasonably be expected to, prevent, impair or materially delay the ability of AT&T or Comcast or any of their respective Subsidiaries to consummate the transactions contemplated by this Agreement and the other Transaction Agreements; or

          (xxv) agree or commit to do any of the foregoing; provided that the limitations set forth in Sections 8.01(i) through 8.01(xxii) shall not apply to any transaction between AT&T Broadband and any wholly owned AT&T Broadband Subsidiary or between AT&T (to the extent not relating to the AT&T Broadband Group) and any wholly owned AT&T


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     Subsidiaries (other than AT&T Broadband and any AT&T Broadband
     Subsidiaries) and provided, further, that the limitations set forth in Sections 8.01(i) through 8.01(xxii) shall not be deemed to in any way apply to or prohibit any Excepted Transaction or any transaction by or involving AT&T and its wholly owned Subsidiaries if AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband and the AT&T Broadband Subsidiaries are not bound thereby, such transaction does not involve AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any of the AT&T Broadband Subsidiaries and such transaction would not otherwise adversely affect the transactions contemplated hereby in any material respect. In no event will AT&T enter into, or permit the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary to enter into, any agreement or contract that would bind or purport to bind, Parent or any of its Affiliates (other than AT&T Broadband and the AT&T Broadband Subsidiaries) after the Effective Time.

     SECTION 8.02. AT&T Shareholders' Meeting; Proxy Material. (a) Subject to applicable law, AT&T shall cause the AT&T Shareholders' Meeting to be duly called and held as soon as reasonably practicable (taking into consideration all relevant factors, including delays due to complications of preparing required pro forma and other financial statements) for the purpose of voting on the approval and adoption of this Agreement and the transactions contemplated by this Agreement; provided, however, that if within five days of the time the parties are notified by the SEC that it is willing to declare the Registration Statement effective any conditions shall exist (such conditions, the "Mandatory Residual Conditions") such that, as a result of the AT&T Shareholders' Approval being obtained, the holders of the Senior Notes would be entitled to require AT&T or any of its Affiliates to repurchase all or any portion of the Senior Notes, then AT&T shall be entitled to delay the calling of the AT&T Shareholders' Meeting until such time as the Mandatory Residual Conditions no longer exist. In connection with the AT&T Shareholders' Meeting, AT&T will (i) subject to Section 8.02(b), use its reasonable best efforts to obtain the AT&T Shareholders' Approval and (ii) otherwise comply with all legal requirements applicable to AT&T Shareholders' Meeting.

     (b) Except as provided below, AT&T's Board of Directors shall recommend approval and adoption of this Agreement and the transactions contemplated by this Agreement by AT&T shareholders. AT&T's Board of Directors shall be permitted to withdraw, or modify in a manner adverse to Comcast, its recommendation to AT&T shareholders only if (i) AT&T has complied with the terms of Section 8.03, including the requirement in Section 8.03(d) that it notify Comcast promptly after its receipt of any AT&T Broadband


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


Acquisition Proposal; (ii) AT&T's Board of Directors determines in good faith by a majority vote, after consulting with AT&T's outside counsel, that it must take such action to comply with its fiduciary duties under applicable law; and
(iii) AT&T shall have delivered to Comcast a prior written notice advising Comcast that it intends to take such action and describing its reasons for taking such action (such notice to be delivered not less than two Business Days prior to the time such action is taken). Unless this Agreement shall have been terminated in accordance with its terms, subject to applicable law, AT&T shall submit this Agreement to AT&T shareholders at the AT&T Shareholders' Meeting even if AT&T's Board of Directors determines at any time after the date hereof that it is no longer advisable or recommends that AT&T shareholders reject it.

     SECTION 8.03. No Solicitation. (a) From the date hereof until the termination hereof, AT&T will not, and will cause the AT&T Subsidiaries and the officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents, representatives or advisors of AT&T and the AT&T Subsidiaries not to, directly or indirectly (i) take any action to solicit, initiate, facilitate or encourage the submission of any AT&T Broadband Acquisition Proposal; (ii) subject to Section 8.03(e), engage in any discussions or negotiations with, or disclose any non-public information relating to AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary or afford access to the properties, books or records of AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary to, any Person who is known by AT&T to be considering making, or has made, an AT&T Broadband Acquisition Proposal; (iii)(A) amend or grant any waiver or release under any standstill agreement, agreement restricting a party from engaging in negotiations or discussions with other parties or any similar agreement with respect to any class of equity securities of AT&T (other than in connection with an Excepted Transaction) or with respect to the AT&T Broadband Group or any of its material assets or (B) approve any transaction, or approve of any Person becoming an "Interested Shareholder", under Section 912 of the NYBCL or Section 203 of the DGCL; or (iv) enter into any agreement with respect to an AT&T Broadband Acquisition Proposal (other than a confidentiality agreement as described below).

     (b) Notwithstanding the provisions of Section 8.03(a) or any other provision of this Agreement, prior to the AT&T Shareholders' Meeting, AT&T may, in response to an unsolicited bona fide AT&T Broadband Acquisition Proposal that AT&T's Board of Directors determines in good faith, by majority vote, after consultation with its financial advisors and outside legal counsel, would reasonably be expected to lead to an AT&T Superior Proposal, furnish confidential or nonpublic information and access to, and engage in discussions and negotiate with, such Person making such proposal; provided that prior to


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


taking any of such actions, (i) AT&T has complied with the terms of this
Section 8.03, including the requirement in Section 8.03(d) that it notify Comcast promptly after its receipt of any AT&T Broadband Acquisition Proposal,
(ii) the AT&T Board of Directors determines in good faith, by majority vote, after consultation with AT&T's outside legal counsel that it must take such action to comply with its fiduciary duties under applicable law and (iii) such Person making such proposal executes a confidentiality agreement with terms no less favorable in the aggregate to AT&T than those contained in the AT&T Confidentiality Agreement. "AT&T Superior Proposal" means an unsolicited, bona fide AT&T Broadband Acquisition Proposal that AT&T's Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel and taking into account all the terms and conditions of the AT&T Broadband Acquisition Proposal, including the likelihood and timing of consummation of the AT&T Broadband Acquisition Proposal (including, without limitation, the likelihood of obtaining financing and receiving necessary regulatory approvals), would be more favorable to the holders of AT&T Common Stock than the transactions provided for in this Agreement.

     (c) Nothing contained in this Agreement shall prevent AT&T's Board of Directors from complying with Rule 14e-2 and Rule 14d-9 under the 1934 Act with regard to an AT&T Broadband Acquisition Proposal; provided that AT&T's Board of Directors shall not recommend that AT&T shareholders tender their shares in connection with a tender offer, except to the extent AT&T's Board of Directors by a majority vote determines in its good faith judgment that such a recommendation is required to comply with the fiduciary duties of AT&T's Board of Directors under applicable law, after consulting with outside legal counsel.

     (d) AT&T will notify Comcast promptly (but in no event later than 24 hours) after receipt by AT&T (or any of its advisors) of any AT&T Broadband Acquisition Proposal, or of any request for non-public information relating to AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary or for access to the properties, books or records of AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary by any Person who is known to be considering making, or has made, an AT&T Broadband Acquisition Proposal. AT&T shall provide such notice orally and in writing and shall identify the Person making, and the terms and conditions of, any such AT&T Broadband Acquisition Proposal, indication or request. AT&T shall keep Comcast fully informed, on a prompt basis (but in any event no later than 24 hours), of the status and details of any such AT&T Broadband Acquisition Proposal, indication or request. AT&T shall, and shall cause the AT&T Subsidiaries and the directors, employees and other agents of AT&T and the AT&T Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons


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


conducted prior to the date hereof with respect to any AT&T Broadband Acquisition Proposal. This Section 8.03(d) shall not apply with respect to any Excepted Transaction; provided that if an agreement is entered into with respect to an Excepted Transaction that would reasonably be expected to delay the transactions contemplated hereby, AT&T shall promptly thereafter notify Comcast of such agreement and provide Comcast with information it may reasonably request relating to such Excepted Transaction to the extent it is relevant to the transactions contemplated hereby.

     (e) Notwithstanding anything in Section 8.03 to the contrary, in connection with discussions or negotiations relating to a proposed Excepted Transaction, AT&T may (i) disclose non-public information relating to AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary and (ii) afford access to the properties, books or records of AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any AT&T Broadband Subsidiary, in the case of (i) and (ii), to the Person or Persons with whom AT&T is engaged in such discussions or negotiations relating to such proposed transaction; provided that (x) such Person or Persons (A) are not known by AT&T to be considering making, or to have made, an AT&T Broadband Acquisition Proposal and (B) execute a confidentiality agreement with AT&T Broadband with confidentiality terms no less favorable than those in the AT&T Confidentiality Agreement pursuant to which such Person or Persons agree to hold any information relating to AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband and any AT&T Broadband Subsidiary confidential and (y) such disclosure and such access are limited to that reasonably necessary in connection with such proposed transaction.

     SECTION 8.04. Ancillary Agreements. Subject to the terms and conditions of this Agreement, the Separation and Distribution Agreement and the other Ancillary Agreements, AT&T shall, and shall cause each of its Subsidiaries (which, after the Effective Time, shall not include any of the AT&T Broadband Entities) to, comply with its respective obligations under the Separation and Distribution Agreement and the other Ancillary Agreements pursuant to and in accordance with the terms thereof. No provision of the Separation and Distribution Agreement or any of the other Ancillary Agreements may be amended or waived prior to the Effective Time without the prior written consent of Comcast, except that the Primary Commercial Agreements and the Additional Commercial Agreements may be amended or waived in the ordinary course of business without the prior written consent of Comcast if such amendment or waiver would not be adverse in any material respect to AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any of the AT&T Broadband Subsidiaries. None of the Separation


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


and Distribution Agreement and the other Ancillary Agreements may be terminated prior to the Effective Time without the prior written consent of Comcast. The AT&T Broadband Group shall not grant any consent or approval under the Separation and Distribution Agreement or any of the other Ancillary Agreements prior to the Effective Time without the prior written concurrence of Comcast, except that the AT&T Broadband Group may grant a consent or approval under any Primary Commercial Agreement or Additional Commercial Agreement in the ordinary course of business if such consent or approval would not be adverse in any material respect to AT&T (to the extent relating to the AT&T Broadband Group), the AT&T Broadband Group, AT&T Broadband or any of the AT&T Broadband Subsidiaries. Any agreements entered into or documents executed pursuant to the Primary Transaction Agreements shall be reasonably acceptable to Comcast. Prior to the Effective Time, all determinations by the AT&T Broadband Group under the Separation and Distribution Agreement or any of the other Ancillary Agreements will be made for the benefit of the AT&T Broadband Group and, in the event of any discretion as to terms, such terms shall be no less favorable to the AT&T Broadband Group than arm's-length terms.

     SECTION 8.05. Neutrality Agreement. Notwithstanding any other provision of this Agreement, AT&T shall not renew, extend or modify the Neutrality and Consent Election Agreement (the "Neutrality Agreement") among AT&T, the Communications Workers of America and the International Brotherhood of Electrical Workers, such that such agreement, as so renewed, extended or modified, will apply to or otherwise bind or purport to apply to or otherwise bind, after the Effective Time, AT&T Broadband, any of the AT&T Broadband Subsidiaries, Parent, Comcast or any of the Comcast Subsidiaries, either as a matter of contract or term or condition of employment. AT&T shall not enter into any other agreement or arrangement with respect to the same or similar matters as the matters covered by the Neutrality Agreement if such agreement or arrangement would apply to or otherwise bind or purport to apply to or otherwise bind, after the Effective Time, AT&T Broadband, any of the AT&T Broadband Subsidiaries, Parent, Comcast or any of the Comcast Subsidiaries, either as a matter of contract or term or condition of employment.

     SECTION 8.06. Broadband Employees. Prior to the Effective Time, AT&T shall, and shall cause each of its Subsidiaries to, use reasonable best efforts so that, immediately prior to the Effective Time, (i) all individuals (other than Broadband Transferees) who are then primarily employed (whether actively or then on an approved leave of absence) in connection with the AT&T Broadband Business will be employed, as of the Effective Time, by the AT&T Broadband Group and (ii) the AT&T Broadband Group will employ no individuals other than those referred to in clause (i) of this Section 8.06 and the Broadband Transferees;


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


provided that no transfers required to implement this Section 8.06 shall result in any severance liabilities to AT&T Broadband.

     SECTION 8.07. AT&T Post-Signing Equity Awards. With respect to any options to purchase shares of AT&T Common Stock and any other equity-based awards based upon shares of AT&T Common Stock granted by AT&T or any of its Subsidiaries from the date hereof until the Effective Time, AT&T shall provide in the agreements evidencing such awards that the transactions contemplated by this Agreement or any of the other Transaction Agreements shall not constitute a "Change in Control" for purposes of triggering accelerated vesting of the awards; provided that if any employee who receives such an award is terminated after the Effective Time under conditions entitling him to receive "Change in Control Severance Benefits" under Appendix 2 of the AT&T Broadband Severance Plan, the equity awards held by such employee shall become immediately vested upon termination of employment and, if subject to exercise, shall remain exercisable for the full extent of the original term of the award.

     SECTION 8.08. Redemption of TCI Pacific Preferred Stock. Prior to the Effective Time, AT&T shall cause TCI Pacific Communications, Inc. (i) to call for redemption all of the outstanding shares of TCI Pacific Preferred Stock and
(ii) to the extent any of such shares are not exchanged for shares of AT&T Common Stock prior to the applicable redemption date, to redeem all of such shares remaining outstanding in exchange for shares of AT&T Common Stock, in the case of each of (i) and (ii), in accordance with the terms of the certificate of designation for the TCI Pacific Preferred Stock. The shares of AT&T Common Stock used to effect the foregoing redemption or exchange shall be provided by AT&T to TCI Pacific Communications, Inc. without payment of any consideration or charge by TCI Pacific Communications, Inc. or the AT&T Broadband Group.

     SECTION 8.09. Note Consent Process. AT&T will consult with Comcast in connection with actions taken by AT&T in furtherance of satisfaction of the condition specified in Section 10.01(l). AT&T will conduct such actions in a manner reasonably designed to minimize the cost and expenses incurred in connection with satisfaction of such condition. The parties agree that AT&T may obtain Note Consents or otherwise satisfy the condition set forth in Section 10.01(l) by a one-time cash payment of a consent fee, through a coupon increase or a combination thereof and that any costs and expenses incurred in connection therewith (as calculated pursuant to Section 11.03) shall be shared pursuant to
Section 11.03(a)(iv). AT&T shall not be required to take any action other than those referred to in the preceding sentence in order to satisfy the condition set forth in Section 10.01(l) unless Comcast agrees that the costs and expenses incurred in connection therewith shall be shared on the basis set forth in
Section 11.03(a)(iv).


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                                   ARTICLE 9
                     COVENANTS OF AT&T, COMCAST AND PARENT

     SECTION 9.01. Best Efforts. (a) Subject to the terms and conditions of this Agreement, each of the parties hereto will use its best efforts to promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Mergers and the other transactions contemplated hereby as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third Person that are necessary, proper or advisable to consummate the Mergers and the other transactions contemplated hereby; provided, that the parties' obligations to obtain the License Consents and the expiration (without either the Department of Justice or the Federal Trade Commission obtaining any injunction or other relief that prevents the consummation of the transactions contemplated hereby) or termination of the applicable waiting periods under the HSR Act shall be unconditional and shall not be qualified by best efforts. Consistent with its obligations under the preceding sentence, Comcast and AT&T will commit to and implement divestitures, hold separate or similar transactions or actions with respect to assets or businesses of the Comcast Group and the AT&T Broadband Group, which commitments and implementations may, at Comcast's or AT&T's option, be conditioned upon and effective as of the Effective Time. No party hereto shall, directly or indirectly, extend any waiting period under the HSR Act or enter into any agreement with a Governmental Authority to delay or to not consummate the Mergers or the other transactions contemplated by this Agreement, except with the prior written consent of the other parties. The parties' actions with respect to this paragraph shall be reasonable and reasonably calculated to facilitate consummation of the Mergers by the End Date. Subject to applicable law relating to the exchange of information, Comcast and AT&T shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Comcast and the Comcast Subsidiaries or AT&T and the AT&T Broadband Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Mergers and the other transactions contemplated hereby. Prior to the date hereof, each of Comcast and AT&T has provided to the other a list of all material Franchise Consents of such party, all material License Consents of such party, all material PUC Consents of such party and all rights that any Person may have under the terms of such party's material Franchises to purchase all or any portion of a System owned and operated by such party as a result of the transactions contemplated hereby ("Purchase Rights"). Within 45 calendar days of the date of this Agreement, each of


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Comcast and AT&T shall provide to the other a supplemental list of all of such party's other Franchise Consents, License Consents, PUC Consents and Purchase Rights.

     (b) In furtherance and not in limitation of the foregoing, each of AT&T and Comcast agrees to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Mergers and the other transactions contemplated hereby as promptly as practicable (and, in any event, within 45 calendar days of the date of this Agreement), (ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and (iii) complete the review process under the HSR Act to permit the consummation of the Mergers and the other transactions contemplated hereby, including causing the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

     SECTION 9.02. Joint Proxy Statement; Registration Statement. (a) As promptly as practicable after the date hereof (and, in any event, within 60 calendar days of the date of this Agreement) the parties hereto shall prepare and file the Joint Proxy Statement and the Registration Statement (in which the Joint Proxy Statement will be included) with the SEC. AT&T and Comcast shall use their reasonable best efforts to cause the Registration Statement to become effective under the 1933 Act as soon after such filing as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Mergers. The Joint Proxy Statement shall include the recommendation of each of the Board of Directors of Comcast and AT&T in favor of approval and adoption of this Agreement and the applicable Merger, except to the extent the Board of Directors of AT&T shall have withdrawn or modified its approval or recommendation of this Agreement as permitted by Section 8.02(b). Comcast and AT&T each shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to its respective shareholders as promptly as practicable after the Registration Statement becomes effective. Each of Comcast and AT&T shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Joint Proxy Statement and the Registration Statement and advise one another of any oral comments received from the SEC. The Registration Statement and the Joint Proxy Statement shall comply as to form in all material respects with the rules and regulations promulgated by the SEC under the 1933 Act and the 1934 Act, respectively.

     (b) AT&T and Comcast shall make all necessary filings with respect to the Mergers and the transactions contemplated hereby under the 1933 Act and the 1934 Act and applicable state "blue sky" laws and the rules and regulations thereunder. Each party hereto will advise the other parties, promptly after it receives notice thereof, of the time when the Registration Statement has become


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effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the Joint Proxy Statement or the Registration Statement shall be filed without the approval of both AT&T and Comcast, which approval shall not be unreasonably withheld or delayed. If, at any time prior to the Effective Time, any information relating to AT&T or Comcast, or any of their respective Affiliates, officers or directors should be discovered by AT&T or Comcast that should be set forth in an amendment or supplement to the Registration Statement or the Joint Proxy Statement so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of AT&T and Comcast.

     SECTION 9.03. Public Announcements. So long as this Agreement is in effect, Comcast and AT&T will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any such press release or public statement that may be required by applicable law or any listing agreement with any national securities exchange or quotation system may be issued without such consent, if the party hereto making such release or statement has used its reasonable best efforts to consult with the other parties.

     SECTION 9.04. Further Assurances. At and after the Effective Time, the officers and directors of the applicable Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of AT&T Broadband or Comcast, as the case may be, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of AT&T Broadband or Comcast, as the case may be, any other actions and things to vest, perfect or confirm of record in such Surviving Corporation, any and all right, title and interest in, to and under any of the rights, properties or assets of AT&T Broadband or Comcast, as the case may be, acquired or to be acquired by such Surviving Corporation, as a result of or in connection with the applicable Merger.


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     SECTION 9.05. Access to Information. From the date hereof until the
Effective Time or earlier termination of this Agreement and subject to applicable law and the Confidentiality Agreements, each of Comcast and AT&T shall (a) give to the other and the other's legal counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of such party and its Subsidiaries, (b) furnish to the other and the other's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and
(c) instruct its employees, legal counsel, financial advisors, auditors and other authorized representatives to cooperate with the other in such other party's investigation. Any investigation pursuant to this Section 9.05 shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the party being investigated. No information or knowledge obtained in any investigation pursuant to this Section 9.05 shall affect or be deemed to modify any representation or warranty made by any party hereunder. Each party hereto will hold such information that is non-public in confidence in accordance with the provisions of the applicable Confidentiality Agreement.

     SECTION 9.06. Tax-free Transactions. (a) Prior to the Effective Time, each party hereto shall use its best efforts to cause the Mergers to qualify as tax-free exchanges described in Section 351 of the Code ("351 Transactions"), and will not take any action reasonably likely to cause the Mergers not to so qualify.

     (b) Prior to the Effective Time, each party hereto shall use its best efforts to (i) cause the Separation and Distribution to qualify as tax-free transactions pursuant to Sections 355 and 368(a) of the Code, and will not take any action reasonably likely to cause the Separation and Distribution not to so qualify and (ii) ensure that the Mergers will not cause the Separation and Distribution to fail to be qualified as tax-free transactions pursuant to Sections 355 and 368(a) of the Code.

     (c) Each party hereto shall use its best efforts to obtain (i) the ruling or opinion referred to in Section 10.01(j) and (ii) the opinions referred to in Sections 10.02(b) and 10.03(b).

     SECTION 9.07. Affiliates. (a) Within 30 days following the date of this Agreement, AT&T shall deliver to Comcast a letter identifying all known Persons who may be deemed affiliates of AT&T Broadband under Rule 145 of the 1933 Act (an "AT&T Rule 145 Affiliate"). AT&T shall use its reasonable best efforts to obtain and deliver to Comcast a written agreement from each AT&T Broadband Rule 145 Affiliate as soon as practicable and, in any event, at least 30 days prior to the Effective Time, substantially in the form attached as Exhibit B.


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     (b) Within 30 days following the date of this Agreement, Comcast shall deliver to AT&T a letter identifying all known Persons who may be deemed affiliates of Comcast under Rule 145 of the 1933 Act (an "Comcast Rule 145 Affiliate"). Comcast shall use its reasonable best efforts to obtain and deliver to AT&T a written agreement from each Comcast Rule 145 Affiliate as soon as practicable and, in any event, at least 30 days prior to the Effective Time, substantially in the form attached as Exhibit B.

     SECTION 9.08. Governance and Other Matters. Parent shall take all actions necessary so that at the Effective Time the Parent Board of Directors shall consist of 12 directors, five (5) of whom shall be existing Comcast directors designated by Comcast, five (5) of whom shall be existing AT&T directors designated by AT&T and two (2) of whom shall be Independent Persons jointly designated by Comcast and AT&T. Except as set forth on the Comcast Disclosure Schedule or the AT&T Disclosure Schedule, the individuals designated to be members of the Parent Board of Directors shall be mutually agreed by Comcast and AT&T. The senior officers of Parent at the Effective Time shall be designated by the chief executive officer of Comcast in consultation with the chief executive officer of AT&T. Until Parent's 2005 annual meeting of shareholders, Parent shall maintain an executive office in the New York City metropolitan area. The headquarters for Parent shall initially be in Philadelphia, Pennsylvania.

     SECTION 9.09. Notices of Certain Events. Each of Comcast and AT&T shall promptly notify the other of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby;

     (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated hereby;

     (c) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would reasonably be expected to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at any time during the period commencing on the date hereof and ending at the Effective Time; and

     (d) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section
9.09 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.


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     SECTION 9.10. Section 16 Matters. Prior to the Effective Time, Comcast,
AT&T and AT&T Broadband shall take all such actions as may be required to cause any (i) dispositions of AT&T Common Stock or AT&T Broadband Common Stock (including derivative securities with respect to AT&T Common Stock or AT&T Broadband Common Stock) or Comcast Common Stock (including derivative securities with respect to Comcast Common Stock) or (ii) acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to AT&T, AT&T Broadband or Comcast, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the 1934 Act.

     SECTION 9.11. Director and Officer Liability. (a) Parent shall indemnify and hold harmless and advance expenses to the present and former officers and directors of AT&T, the AT&T Subsidiaries, AT&T Broadband, the AT&T Broadband Subsidiaries, Comcast and the Comcast Subsidiaries, and each individual who prior to the Effective Time becomes an officer or director of AT&T, an AT&T Subsidiary, AT&T Broadband, an AT&T Broadband Subsidiary, Comcast or a Comcast Subsidiary (each an "Indemnified Person"), in respect of acts or omissions by them in their capacities as such occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby) to the maximum extent permitted by law ("Indemnified Losses"); provided that notwithstanding the foregoing Parent shall have no obligation to indemnify and hold harmless and advance expenses to any Indemnified Person in respect of acts or omissions of such Indemnified Person that occurred while such Indemnified Person was acting in a capacity for AT&T and its Subsidiaries other than in connection with either the AT&T Broadband Group or this Agreement and the transactions contemplated hereby; provided, further, that AT&T shall indemnify and hold harmless Parent for 50% of any Indemnified Losses arising out of acts or omissions of the AT&T officers and directors in connection with this Agreement and the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, the Indemnified Losses shall include reasonable costs of prosecuting a claim under this Section 9.11(a). Parent shall periodically advance or reimburse each Indemnified Person for all reasonable fees and expenses of counsel constituting Indemnified Losses as such fees and expenses are incurred; provided that such Indemnified Person shall agree to promptly repay to Parent the amount of any such reimbursement if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnified Person is not entitled to be indemnified by Parent in connection with such matter. In the event that Parent sells, transfers or leases all or substantially all of its assets


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or is not a surviving corporation in any merger, consolidation or other business combination in which it may enter with any Person, Parent shall, as a condition of any such transaction, cause such purchaser or such surviving corporation, as the case may be, to assume Parent's obligations under this
Section 9.11 upon the consummation of any such transaction.

     (b) For six years after the Effective time, Parent shall provide or shall cause each of the Surviving Corporations to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time (including for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby), covering each such Indemnified Person (but, in the case of officers and directors of AT&T and its Subsidiaries, only in respect of acts or omissions of such person acting in connection with the AT&T Broadband Group or this Agreement and the transactions contemplated hereby) currently covered by the officers' and directors' liability insurance policy of AT&T or Comcast, as the case may be, on terms with respect to coverage and amount (including with respect to the payment of attorneys' fees) no less favorable than those of such policy in effect on the date hereof; provided that, if the aggregate annual premiums for such insurance during such period shall exceed 300% of the per annum rate of premium paid by either AT&T or Comcast as of the date hereof for such insurance, then Parent shall provide or cause to be provided a policy for the applicable individuals with the best coverage as shall then be available at 300% of such rate (it being agreed that in the event that Parent or its Affiliate shall pay premiums in excess of such rate in order to cover directors or officers of one such entity, it shall pay premiums at such higher rate to cover directors or officers of the other such entity).

     (c) The rights of each Indemnified Person and his or her heirs and legal representatives under this Section 9.11 shall be in addition to any rights such Indemnified Person may have under the certificate of incorporation or bylaws of AT&T, any AT&T Subsidiary, AT&T Broadband, any AT&T Broadband Subsidiary, Comcast or any Comcast Subsidiary, or under the PBCL, the NYBCL, the DGCL or any other applicable law.

     SECTION 9.12. Listing of Stock. Comcast and Parent shall use their respective reasonable best efforts to cause the shares of Parent Class A Common Stock and the Parent Class A Special Common Stock (and, if applicable, Parent Class C Common Stock) to be issued in connection with the Mergers and reserved for issuance in connection with the AT&T Stock Options, the AT&T Equity Awards, the Comcast Options and the Comcast Equity Awards to be approved for listing on Nasdaq subject to official notice of issuance.


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     SECTION 9.13. Employee Matters. (a) Parent shall and shall cause its
Subsidiaries (including the AT&T Broadband Surviving Corporation and the Comcast Surviving Corporation) to:

          (i) honor the terms of all Broadband Employee Plans and Broadband Benefit Arrangements, and to pay or provide, or cause its Subsidiaries to pay or provide, the benefits required thereunder, recognizing that the consummation of the transactions contemplated hereby will constitute a "change in control" for purposes of the Broadband Employee Plans and Broadband Benefit Arrangements that include a provision for modifications to benefits in the event of a "change in control";

          (ii) until December 31, 2003 (the "Benefits Maintenance Period"), with respect to Broadband Employees (other than those subject to collective bargaining obligations or agreements), provide a level of aggregate employee benefits and compensation, taking into account all Employee Plans and Benefit Arrangements and other programs sponsored or maintained by AT&T and the AT&T Subsidiaries listed in Section 6.18(a) of the AT&T Disclosure Schedule to the extent they remain in effect, but excluding any severance, separation, or similar plan, program, policy or arrangement ("Severance Plans") that is substantially comparable in the aggregate to the aggregate employee benefits and compensation provided, with respect to service to AT&T Broadband or any of the AT&T Broadband Subsidiaries, to the Broadband Employees immediately prior to the Effective Time (excluding benefits provided under any Severance Plans); and

          (iii) until December 31, 2003, continue, without any change adverse to Broadband Employees, each severance plan identified in Section 6.18(a) of the AT&T Disclosure Schedule (the "AT&T Severance Plans").

     (b) If Broadband Employees are included in any Employee Plan, Benefit Arrangement or International Plan sponsored or maintained by Parent or any of its Subsidiaries following the Effective Time, the Broadband Employees shall receive credit for service with AT&T and the AT&T Subsidiaries and their predecessors prior to the Effective Time to the same extent and for the same purposes thereunder as such service was counted under similar predecessor Employee Plans and Benefit Arrangements for all purposes (except that, with respect to benefit accrual, such service shall not be counted to the extent that it would result in a duplication of benefits and shall not be counted for purposes of benefit accrual under any defined benefit plan); provided, however, that service with respect to Broadband Employees subject to collective bargaining agreements


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or obligations shall be determined under such collective bargaining agreements or obligations. Notwithstanding the foregoing, as soon as practicable after the Benefits Maintenance Period, Broadband Employees who satisfy eligibility requirements shall be allowed to participate in any retirement medical or life insurance benefit plan then sponsored or maintained by Parent or any of its Subsidiaries. If Broadband Employees or their dependents are included in any medical, dental or health plan (a "Successor Plan") other than the plan or plans in which they participated immediately prior to the Effective Time (a "Prior Plan"), any such Successor Plan shall not include any restrictions or limitations with respect to pre-existing condition exclusions or any actively-at-work requirements (except to the extent such exclusions were applicable under any similar Prior Plan at the Effective Time) and any eligible expenses incurred by any Broadband Employee and his or her covered dependents during the portion of the plan year of such Prior Plan ending on the date such employee's participation in such Successor Plan begins shall be taken into account under such Successor Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Broadband Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Successor Plan. Without limiting the generality of the foregoing, for purposes of determining severance pay and benefits under any applicable Broadband Severance Plan or other Severance Plan covering a Broadband Employee at or after the Effective Time, each Broadband Employee shall receive credit for service prior to the Effective Time with AT&T and the AT&T Subsidiaries and their predecessors to the same extent and for the same purposes as such service was counted under the applicable Broadband Severance Plans as in effect before the Effective Time, as well as for service from and after the Effective Time with Parent and ay of its Subsidiaries (including the AT&T Broadband Surviving Corporation and the Comcast Surviving Corporation).

     (c) As soon as practicable after the Effective Time, Parent shall offer a one-time grant of options to purchase a number of shares of Parent Common Stock equal to 300 multiplied by the Exchange Ratio to each full-time employee of Parent or any of its Subsidiaries (including, for the avoidance of doubt, each Broadband Employee).

     (d) Except as otherwise specifically set forth above, nothing contained herein shall be construed as requiring Parent or any of its Subsidiaries to continue any specific Employee Plan or Benefit Arrangement, or to continue the employment of any specific person; provided, however, that any changes that Parent or any of its Subsidiaries may make to any such Employee Plan or Benefit Arrangement are permitted by the terms of the applicable Employee Plan or Benefit Arrangement and under any applicable law.


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     SECTION 9.14. Employment Agreements. Parent shall offer to enter into an employment agreement, effective as of the Effective Time, with each of Mr. Brian L. Roberts, Mr. Ralph J. Roberts and Mr. C. Michael Armstrong, in each case on substantially the same terms as his existing employment agreement with Comcast or AT&T, as the case may be, except that (a) "Parent" shall be substituted for "Comcast" or "AT&T", as the case may be, wherever such term appears in his existing employment agreement, (b) such additional concomitant adjustments as may be necessary to reflect the foregoing shall be made, (c) such additional changes to reflect the provisions with respect to governance set forth in the Parent Charter shall be made and (d) the term of the employment agreement shall be extended to terminate no earlier than the date of the annual meeting of shareholders of Parent in 2005.

     SECTION 9.15. Interim Finance Committee. (a) The parties agree promptly to establish an Interim Finance Committee, comprised of Lawrence S. Smith (or if he is unavailable to serve, another senior officer of Comcast appointed by Comcast) and Charles Noski (or if he is unavailable to serve, another senior officer of AT&T Broadband appointed by AT&T) for the purpose of engaging in financial planning for AT&T Broadband. The Interim Finance Committee will seek to arrange financing (the "Financing") in an amount sufficient to (a) pay to AT&T at the Effective Time an amount equal to any Indebtedness owed by any AT&T Broadband Entity to AT&T or any of its Subsidiaries (other than any AT&T Broadband Entity) at such time (including, if applicable, the intercompany Indebtedness referred to in Section 9.18), (b) refinance any of the TOPRS that will be called for redemption at the Effective Time or shortly thereafter and
(c) provide appropriate cash reserves to fund the operations of AT&T Broadband after the Effective Time, including the costs and expenses of AT&T Broadband under Section 11.03(a). In the event the Interim Finance Committee agrees upon the Financing, Comcast shall use its reasonable best efforts to arrange for the Financing on the terms agreed by the Interim Finance Committee. In the event Comcast is unable to obtain the Financing so agreed upon by the Interim Finance Committee or the Interim Finance Committee does not agree upon the Financing, Comcast shall arrange for a senior credit facility with a term not exceeding five years to provide the Financing. The Interim Finance Committee may consult with financial advisors to the extent it deems necessary or advisable.

     (b) The Interim Finance Committee shall also have responsibility for monitoring AT&T's progress in obtaining the Note Consents and in taking other actions in furtherance of the satisfaction of the condition specified in
Section 10.01(l). At the request of AT&T, the Interim Finance Committee shall give due consideration to any request made by AT&T that Comcast share in costs and expenses incurred by AT&T in connection with an exchange offer, a tender offer, a defeasance or other action proposed by AT&T in furtherance of satisfaction of


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the condition specified in Section 10.01(l). After such consideration, the
Interim Finance Committee shall deliver a recommendation to Comcast of the portion (if any) of the costs and expenses that the Interim Finance Committee reasonably believes represents Comcast's equitable share of the costs and expenses that would be incurred in connection with such action. Comcast shall give due consideration to the recommendation of the Interim Finance Committee but shall have no obligation to pay AT&T for any of such costs and expenses unless Comcast expressly consents thereto in writing. Any expenses that Comcast so expressly consents to pay shall, to the extent incurred, be treated as costs of obtaining Note Consents for purposes of this Section 9.15(b) and Section 11.03(a). The costs and expenses of obtaining the Note Consents shall be paid for by AT&T except as provided in Section 11.03(a).

     SECTION 9.16. TOPRS. (a) Subject to Section 9.16(d), at the Effective Time, Parent shall (i) call for redemption each series of TOPRS that is redeemable in accordance with its terms at the Effective Time and as to which AT&T has guaranteed the obligations of the applicable Subsidiary Trust, issuer or other obligor, (ii) cause AT&T to be released from any such guarantee of the obligations of the applicable Subsidiary Trust, issuer or other obligor in respect of such series or (iii) comply with Section 9.16(d) with respect to such series.

     (b) Subject to Section 9.16(d), with respect to any series of TOPRS that is not redeemable in accordance with its terms at the Effective Time and as to which AT&T has guaranteed the obligations of the applicable Subsidiary Trust, issuer or other obligor, Parent shall (i) redeem, or cause to be redeemed, such series of TOPRS on the earliest date on which such TOPRS may be redeemed in accordance with their terms, (ii) cause AT&T to be released from any such guarantee of the obligations of the applicable Subsidiary Trust, issuer or other obligor on such date in respect of such series or (iii) comply with
Section 9.16(d) with respect to such series on such date.

     (c) The parties shall reasonably cooperate prior to the Effective Time in connection with the transactions contemplated by this Section 9.16.

     (d) If Parent does not comply with its obligations under Section 9.16(a)(i) or (ii) or Section 9.16(b)(i) or (ii), then with respect to each series as to which it has failed to so comply, it will post, or cause to be posted at the applicable time set forth above, a letter of credit from a United States financial institution reasonably acceptable to AT&T containing the terms contemplated hereby and otherwise in form and substance reasonably acceptable to AT&T (including any renewals thereof, the "Letter of Credit"). The term of the initial Letter of Credit shall be no less than one year. Prior to the 60 days prior to the expiration of any Letter of Credit, Parent shall renew or extend, or cause to be renewed or extended, the Letter of Credit for at least one additional year. AT&T


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shall be entitled to draw under any Letter of Credit if AT&T makes any payment in respect of its guarantees relating to the TOPRS or if any Letter of Credit is not renewed at least 60 days prior to the expiration thereof on the terms contemplated by this Section. The face amount of each Letter of Credit shall at all times be no less than the combined monetary liabilities under guarantees with respect to the principal amount of notes held by the applicable trust of all series of TOPRS as to which Parent has not complied with Section 9.16(a)(i) or (ii) or Section 9.16(b)(i) or (ii) above and as to which AT&T has guaranteed
(A) the obligations of the applicable Subsidiary Trust, issuer or other obligor with respect to such unredeemed TOPRS and (B) the obligations of AT&T Broadband, LLC or MediaOne Group, Inc., as applicable, as "Sponsor" pursuant to the declaration of trust applicable to the issuing Subsidiary Trust. The obligation of Parent to post, or cause to be posted, the Letter of Credit shall terminate with respect to any portion of the TOPRS with respect to which any guarantee of AT&T is fully, irrevocably and unconditionally released and discharged, whether as a result of refinancing or otherwise. Upon the posting, if any, of the Letter of Credit, Parent shall provide AT&T with copies of all documentation relating to such Letter of Credit and all such documentation shall be in form and substance reasonably satisfactory to AT&T.

     SECTION 9.17. Consideration. AT&T and Comcast acknowledge and agree that the grant by AT&T Broadband of the rights pursuant to Section 2.11 of the Separation and Distribution Agreement and the assumption by AT&T Broadband of the deferred tax liability pursuant to Section 3.7(f) of the Tax Sharing Agreement constitute a portion of the consideration payable in respect of the AT&T Broadband Group's interest in TWE.

     SECTION 9.18. QUIPS. (a) If on the date that would otherwise be the Closing Date the QUIPS Exchange does not occur (such date, the "QUIPS Failure Date"), then subject to Section 9.18(c), the Closing Date shall be delayed as provided in this Section 9.18. Following the QUIPS Failure Date, AT&T and Comcast will use their commercially reasonable efforts to consummate the QUIPS Exchange. If Microsoft thereafter agrees to consummate the QUIPS Exchange, then subject to the QUIPS Exchange occurring on the Closing Date, the Closing Date shall occur on the earliest date practicable or, if on such date all conditions to the Mergers set forth in Article 10, other than conditions that by their nature are to be satisfied at the Effective Time, are not satisfied or (to the extent permissible) waived, on the earliest date after such date on which all such conditions are satisfied or (to the extent permissible) waived unless this Agreement is previously terminated in accordance with its terms.

     (b) In the event that the Closing Date does not occur within thirty (30) days of the QUIPS Failure Date, AT&T may for a period of fifteen (15) calendar days commencing on such 30th day elect to terminate this Agreement by giving


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two Business Days' written notice to Comcast of its intent to terminate this
Agreement pursuant to this Section 9.18(b). Notwithstanding the foregoing, AT&T's notice to terminate this Agreement pursuant to this Section 9.18(b) shall not be effective if, prior to the expiration of such two Business Day period, Comcast delivers a written notice pursuant to and in accordance with the second sentence of Section 9.18(c) (which notice complies with the proviso thereof), unless Comcast fails to close within 60 days of the QUIPS Failure Date, in which event AT&T shall be entitled to terminate this Agreement.

     (c) If the Closing Date has not occurred pursuant to Section 9.18(a) and AT&T has not effectively terminated this Agreement pursuant to Section 9.18(b), Comcast shall have the right to delay the consummation of the Mergers and the other transactions contemplated by this Agreement until the date that is one hundred eighty (180) calendar days after the QUIPS Failure Date. At any time prior to the expiration of the 180 calendar day period referred to in the preceding sentence, Comcast may elect to consummate the Mergers and the other transactions contemplated by this Agreement on ten (10) Business Days' written notice to AT&T in which event the Closing Date shall occur on the date specified by Comcast in its notice or, if on such date all conditions to the Mergers set forth in Article 10, other than conditions that by their nature are to be satisfied at the Effective Time, are not satisfied or (to the extent permissible) waived, on the earliest date after such date on which all such conditions are satisfied or (to the extent permissible) waived; provided that if Comcast delivers a notice pursuant to this Section 9.18(c) prior to the second Business Day occurring after the forty-fifth calendar day after the QUIPS Failure Date, Comcast must specify a date in its notice that is no later than the sixtieth day after the QUIPS Failure Date. Notwithstanding the foregoing, the Closing Date shall occur no later than the date that is one hundred eighty (180) calendar days after the QUIPS Failure Date or, if on such date all conditions to the Mergers set forth in Article 10, other than conditions that by their nature are to be satisfied at the Effective Time, are not satisfied or (to the extent permissible) waived, on the earliest date after such date on which all such conditions are satisfied or (to the extent permissible) waived.

     (d) If at any time during the 180 calendar day period specified above, it appears reasonably unlikely that the QUIPS Exchange shall occur, AT&T and Comcast will use their commercially reasonable efforts to obtain, on terms reasonably acceptable to Comcast and AT&T, the consent of Microsoft to the QUIPS Transfer. If Microsoft consents to the QUIPS Transfer in accordance with the preceding sentence and on any Closing Date specified or determined pursuant to Section 9.18(c) the QUIPS Exchange does not occur, the QUIPS Transfer shall be effected on such Closing Date.

     (e) On any Closing Date specified or determined pursuant to Section 9.18(c), if neither the QUIPS Exchange nor the QUIPS Transfer occurs, AT&T


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Broadband will, immediately prior to the Separation on such Closing Date, issue a note to AT&T representing Indebtedness in an amount equal to the QUIPS Fair Market Value as determined as set forth below in Section 9.18(f) in exchange for cash proceeds equal to such amount and AT&T Broadband will immediately after receipt of such cash proceeds dividend such cash proceeds to AT&T, as holder of all of the AT&T Broadband Common Stock.

     (f) Within 10 (ten) Business Days after the QUIPS Failure Date, each of AT&T and Comcast shall deliver to the other an appraisal conducted by an investment banking firm of nationally recognized standing of the fair market value of the QUIPS at such time. If the higher of the two appraisals is not greater than 110% of the lower of the two appraisals, then the average of the two appraisals shall be deemed to be the fair market value of the QUIPS. If the higher of the two appraisals is greater than 110% of the lower of the two appraisals, then the two investment banking firms shall promptly select a third investment banking firm of nationally recognized standing acceptable to Comcast and AT&T and shall cause such firm to deliver within ten (10) Business Days of the delivery of the initial appraisals an appraisal of the fair market value of the QUIPS. In the event such third appraisal is required pursuant to the immediately preceding sentence, the fair market value of the QUIPS as determined by such third appraisal shall be averaged with the initial appraisal that was closer in value to such third appraisal and such average shall be deemed to be the fair market value of the QUIPS. The fair market value of the QUIPS as determined pursuant to this Section 9.18(f) is referred to herein as the "QUIPS Fair Market Value" and shall be determined without regard to accrued and unpaid interest on the QUIPS.

     (g) Notwithstanding any other provision of this Agreement, if the Closing Date is delayed pursuant to this Section 9.18, the End Date shall be extended for the aggregate period of the delay; provided that the End Date shall in no event be extended pursuant to this Section 9.18(g) for a period exceeding one hundred eighty-five (185) calendar days after the QUIPS Failure Date.

     (h) In the event that the QUIPS Exchange and the QUIPS Transfer do not occur, AT&T Broadband shall have no liability in respect of the QUIPS other than as provided in Section 5.03(e) of the Separation and Distribution Agreement and subject to Section 9.18(e).

     (i) AT&T and Comcast acknowledge and agree that in the event of an Exchange Closing (as defined in the Exchange Agreement), notwithstanding anything to the contrary in the Indenture or in the Trust Agreement, interest in respect of the Debentures and Distributions (as defined in the Exchange Agreement) in respect of the QUIPS shall accrue up to and including the day immediately prior to, and shall be payable on, the date of the Exchange Closing.


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     (j) For purposes of this Section 9.18, "QUIPS Transfer" means the following actions: (i) the execution by AT&T Broadband of documents and agreements identical in form, substance and economic effect to the holder of QUIPS to the existing QUIPS transaction documents (including, but not limited to, the Trust Agreement, the Trust Common Securities, the Indenture, the Debentures, the Guarantee Agreement, the Expense Agreement and the Registration Rights Agreement and any documents or agreements executed in connection therewith or delivered pursuant thereto, but excluding any such documents or provisions of such documents relating to the warrants issued to Microsoft in connection with the sale of the QUIPS or relating to commercial transactions entered into in connection with the issuance of the QUIPS), except such differences as are required to reflect the identity of AT&T Broadband (rather than AT&T) as party to each thereof and except that Article 12 of Indenture will provide that, prior to the Mergers, the Debentures will be convertible into AT&T Broadband Common Stock and following the Mergers, the Debentures will be convertible into shares of Parent Common Stock, in each case, at a conversion price appropriately adjusted for the Distribution and the Mergers,
(ii) the delivery by AT&T Broadband of all such replacement QUIPS transaction documents other than the replacement Trust Common Securities to AT&T or its designee and retention by AT&T Broadband of the replacement Trust Common Securities, (iii) the delivery by AT&T or AT&T's designee of all such replacement QUIPS transaction documents received from AT&T Broadband to Microsoft in exchange for transfer by Microsoft to AT&T of the existing QUIPS transaction documents and the release of AT&T and its subsidiaries in full from any obligations under any of such agreements and the termination of all rights of Microsoft thereunder other than the documents and rights relating to the warrants issued to Microsoft by AT&T in connection with the sale of the QUIPS and (iv) the termination of any further liability of the AT&T Broadband Group in respect of the QUIPS; all of the foregoing to be on terms reasonably satisfactory to AT&T and AT&T Broadband.

     SECTION 9.19. Index Stock. Each of Parent, Comcast and AT&T agrees to use its reasonable best efforts to cause (i) if the A Shareholder Approval is obtained, the Parent Class A Common Stock to be included in the Index at the Effective Time or as promptly thereafter as possible or (ii) if the A Shareholder Approval is not obtained, the Parent Class C Common Stock to be included in the Index at the Effective Time or as promptly thereafter as possible.

     SECTION 9.20. Use of Name and Logo. (a) For a period of 180 calendar days after the Closing Date, each of Parent and its Subsidiaries will be granted a limited, non-exclusive, non-transferable, royalty-free license to use the trademarks, trade names, service marks, service names, logos and other indicia of origin of AT&T or any of its Subsidiaries (the "AT&T Marks") to the same extent, and in the same manner as, used at the Effective Time; provided that each of Parent and its Subsidiaries will exercise commercially reasonable efforts to


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


remove all AT&T Marks from the AT&T Broadband Assets as soon as reasonably practicable, and in any event within 180 calendar days, following the Closing Date. After 180 calendar days following the Closing Date, Parent and its Subsidiaries shall have no further rights or licenses to use any of the AT&T Marks in connection with any products or services.

     (b) During the 180 calendar day period provided above, Parent and its Subsidiaries shall ensure that any products or services being provided in connection with the AT&T Marks are provided in accordance with standards of quality equal to or greater than the standards of quality relating to products and services which AT&T and its Subsidiaries provided under the AT&T Marks immediately prior to the Effective Time. AT&T may conduct during regular business hours and with ten (10) calendar days prior notice an examination of products and services being provided by Parent or its Subsidiaries under the AT&T Marks at Parent's facilities to determine compliance of such products and services with the applicable standards of quality. If such products and services shall, in the reasonable opinion of AT&T, fail to conform with such standards of quality AT&T shall so notify Parent. Upon such notification Parent and its Subsidiaries shall have a reasonable time within which to conform with the standards of quality.

     (c) Notwithstanding the foregoing, nothing in this Section 9.20 will require any of Parent and its Subsidiaries to remove or discontinue using any such name or mark that is affixed to converters or other items already installed in or to be used in customer homes or properties and neither Parent nor any of its Subsidiaries will have any liability in respect thereof; provided that at the first time Parent or its Subsidiaries shall have access to such converters or other items (e.g., for repair or replacement), Parent or its Subsidiaries shall completely obliterate or affix a label that completely obscures any AT&T Mark on such converters or other items.

     SECTION 9.21. Exchange Agreement. Concurrently with the execution of this Agreement, AT&T and Parent are executing the Admission Agreement pursuant to which AT&T and Parent are (i) agreeing to effect the Exchange and, if necessary, the unwind of the QUIPS Exchange, as provided in the Exchange Agreement, (ii) becoming parties to the Exchange Agreement and (iii) making the representations and warranties referred to in Sections 9.01(b) and 9.01(c), respectively, thereof. AT&T will provide information to Comcast in order to permit Comcast to satisfy its obligations under Section 6.06(b) of the Exchange Agreement, subject to applicable pre-existing third party confidentiality restrictions and subject to applicable law. AT&T and Parent agree that Microsoft will be a third party beneficiary of the first sentence of this
Section 9.21.


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     SECTION 9.22. Significant Excepted Transactions. (a) AT&T may enter into an agreement relating to a Significant Excepted Transaction but only if such agreement would not reasonably be expected to result in a delay in the consummation of the transactions contemplated by this Agreement past the End Date; provided that, in such event, at the request of Comcast, the End Date shall be extended by the reasonably expected period of delay in the consummation of the transactions contemplated by this Agreement caused by such Significant Excepted Transaction up to 60 days.

     (b) If AT&T proposes to enter into an agreement relating to a Significant Excepted Transaction that would reasonably be expected to result in a delay in the consummation of the transactions contemplated by this Agreement past the End Date but which would not reasonably be expected to result in a delay in the consummation of the transactions contemplated by this Agreement to a date that is more than sixty (60) calendar days after the End Date, then at the request of AT&T, AT&T and Comcast will use commercially reasonable efforts to obtain the consent of Microsoft to extend the date specified in Section 10.01(c) of the Exchange Agreement to the date after the End Date (which date shall be no later than sixty (60) calendar days after the End Date) on which it is reasonably anticipated that the transactions contemplated by this Agreement may be consummated if AT&T were to enter into the proposed agreement relating to the Significant Excepted Transaction. If Microsoft does not agree to so extend the date specified in Section 10.01(c) of the Exchange Agreement, AT&T may not enter into the proposed agreement relating to the Significant Excepted Transaction. If Microsoft does agree to so extend such date, AT&T may enter into the proposed agreement relating to the Significant Excepted Transaction; provided that AT&T agrees to pay and be responsible for any costs, expenses or fees payable in connection with obtaining the consent of Microsoft to so extend such date and to indemnify AT&T Broadband from any such costs, expenses or fees. In the event AT&T enters into the agreement relating to the Significant Excepted Transaction, the End Date shall be extended to the same date that Microsoft has agreed to extend the date specified in Section 10.01(c) of the Exchange Agreement but in no event more than 60 days after the prior End Date.

     (c) AT&T may not enter into any agreement relating to a Significant Excepted Transaction that would reasonably be expected to result in a delay in the consummation of the transactions contemplated by this Agreement to a date that is more than sixty (60) calendar days after the End Date.

     (d) For purposes of this Section 9.22, the reasonably expected delay in the consummation of the transactions contemplated by this Agreement that would result from a Significant Excepted Transaction shall be determined as of the date that AT&T would propose to enter into an agreement relating to a Significant Excepted Transaction.


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     SECTION 9.23. Comcast's AT&T Stock. (a) (i) Prior to the Distribution
Date, AT&T shall designate a series of preferred shares, par value $1.00 per share, of AT&T as the "Series K Exchangeable Preferred Stock" (the "AT&T Exchangeable Preferred Stock"). The AT&T Exchangeable Preferred Stock issued in accordance with Section 9.23(a)(ii) shall in the aggregate be mandatorily exchangeable on the twenty-third (23rd) Combined Trading Day following the Closing Date (the "Exchange Date") into a number of shares of AT&T Common Stock equal to the Exchange Amount (as adjusted to account for any stock split, dividend, reclassification, recapitalization, stock combination or similar event the record date for which is after the Record Date and on or before the Exchange Date; provided that, in the event AT&T declares a stock dividend the record date for which is the Distribution Date (other than the Distribution), then (x) in lieu of shares of AT&T Common Stock the AT&T Exchangeable Preferred Stock shall instead be exchangeable into a combination of AT&T Common Stock and, for each such share of AT&T Common Stock, such shares of stock as are distributed upon each share of AT&T Common Stock in such stock dividend (the "Dividend Stock") and (y) the number of shares of AT&T Common Stock and Dividend Stock for which the shares of AT&T Exchangeable Preferred Stock shall be exchangeable shall be determined according to a formula based upon the formula provided in the definition of "Exchange Amount," appropriately adjusted to account for such stock dividend by including the Trading Value or NYSE Trading Value, as the case may be, of such Dividend Stock in such formula), it being understood that the 10% limitation set forth in the definition of Exchange Amount shall apply to each class of stock to be issued in the exchange. Subject to the foregoing, the AT&T Exchangeable Preferred Stock shall have such rights, preferences and limitations as AT&T and Comcast shall mutually agree prior to the date that is two Business Days prior to the Record Date.

          (ii) Immediately prior to the Record Date, Comcast shall exchange or cause to be exchanged each share of AT&T Common Stock held by Comcast or by any Comcast Subsidiary for one share of AT&T Exchangeable Preferred Stock and AT&T and Comcast shall make customary representations and warranties in connection therewith.

     (b) If immediately after giving effect to the mandatory exchange on the Exchange Date pursuant to Section Section 9.23(a)(i), Comcast and the Comcast Subsidiaries own more than 5% of the outstanding shares of AT&T Common Stock, Comcast agrees that it will sell or cause to be sold such excess shares within one year after the Exchange Date. Prior to the time that such excess shares are sold, Comcast agrees that it will vote or cause to be voted such excess shares on all matters submitted to shareholders of AT&T in the same proportion as all other holders of such stock vote on such matter. In the event that, as of the Exchange Date, all of the excess shares could not be sold under Rule 144 under


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the 1933 Act within three months of the Exchange Date, AT&T shall provide customary registration rights in respect of such excess shares. The provisions of this Section 9.23(b) shall also apply to any Dividend Stock.

     (c) AT&T shall not effect any stock dividend the record date for which is between the date following the Record Date and the Exchange Date, inclusive.

     (d) The shares of AT&T Common Stock (and Dividend Stock, if any) issued on exchange of the AT&T Exchangeable Preferred Stock shall be considered Registrable Securities (as defined in the AT&T Registration Rights Agreement), but subject to the last sentence of such definition.

                                   ARTICLE 10
                           CONDITIONS TO THE MERGERS

     SECTION 10.01. Conditions to the Obligations of Each Party. The obligations of each party hereto to consummate the Mergers are subject to the satisfaction of the following conditions:

     (a) the Comcast Shareholders' Approval shall have been obtained;

     (b) the AT&T Shareholders' Approval shall have been obtained;

     (c) any applicable waiting period under the HSR Act relating to the Mergers or the other transactions contemplated hereby shall have expired or been terminated;

     (d) no material provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Mergers or the other transactions contemplated hereby;

     (e) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

     (f) the shares of Parent Common Stock to be issued in the Mergers (other than the shares of Parent Class B Common Stock) or reserved for issuance in connection with the Mergers pursuant to Section 9.12 shall have been approved for listing on Nasdaq, subject to official notice of issuance;


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


     (g) all License Consents, Franchise Consents, PUC Consents and other consents and waivers, including waivers of all Purchase Rights, shall have been obtained, be in effect and be subject to no limitations, conditions, restrictions or obligations, except for such consents the failure of which to obtain would not, and such limitations, conditions, restrictions or obligations as would not, individually or in the aggregate, reasonably be expected to have a Comcast Material Adverse Effect or an AT&T Broadband Material Adverse Effect;

     (h) no court, arbitrator or other Governmental Authority shall have issued any order, and there shall not be any statute, rule or regulation restraining or prohibiting the effective operation of the business of Parent or the AT&T Broadband Group, AT&T Broadband and the AT&T Broadband Subsidiaries or Comcast and the Comcast Subsidiaries after the Effective Time that would, individually or in the aggregate, reasonably be expected to have a Comcast Material Adverse Effect or an AT&T Broadband Material Adverse Effect;

     (i) the Separation and the Distribution shall have been completed in accordance in all material respects with the terms of the Separation and Distribution Agreement such that, among other things, immediately prior to the Effective Time, AT&T Broadband and the AT&T Broadband Subsidiaries are no longer AT&T Subsidiaries;

     (j) AT&T shall have obtained a supplemental private letter ruling or rulings from the IRS, in form and substance reasonably satisfactory to AT&T and Comcast, on the basis of submissions to the IRS which are reasonably satisfactory to AT&T and Comcast (provided that Comcast shall not be entitled to review those portions of any submission to the IRS that contain (1) information that relates to the AT&T Communications Business (as defined in the Separation and Distribution Agreement) or (2) information disclosure of which to Comcast could (A) violate a confidentiality or similar agreement between AT&T or one of the AT&T Subsidiaries and another Person or (B) have a significant adverse effect on AT&T or any of its businesses), which shall be in effect on the Closing Date, to the effect that (x) the Separation and Distribution qualify as tax-free transactions pursuant to Sections 355 and 368(a) of the Code, (y) the Mergers will not cause the Separation and Distribution to fail to be qualified as a tax-free transaction pursuant to
Section 355 of the Code and (z) the Separation and Distribution will not cause the distribution by AT&T of all of the common stock of AT&T Wireless Services, Inc. or of Liberty Media Corporation to fail to qualify as tax- free transactions pursuant to Sections 355 and 368(a) of the Code. In lieu of obtaining the supplemental private letter ruling from the IRS described in the immediately preceding sentence, AT&T and Comcast may mutually agree to obtain an opinion to the same effect from tax counsel of a nationally recognized reputation mutually acceptable to AT&T and Comcast in form and substance reasonably satisfactory to AT&T and Comcast, on the basis of certain facts,


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


representations and assumptions set forth in such opinion, dated the Closing Date. In rendering the opinion described in the preceding sentence, such tax counsel may request and shall be entitled to rely upon certain documentation, including customary representations of officers of AT&T and Comcast;

     (k) each of the Transaction Agreements shall have been executed and delivered by each of the parties thereto; and

     (l) AT&T shall (i) have obtained Note Consents (which shall be in full force and effect), or defeased, purchased or acquired Indebtedness (or any combination of the foregoing), in respect of at least 90% in aggregate principal amount of the securities outstanding as of the date of this Agreement issued under the Notes Indenture and (ii) not have issued after the date of this Agreement any securities under the Notes Indenture if consummation of the Distribution or the other transactions contemplated hereby would or may require a consent of the holders of such securities.

     SECTION 10.02. Conditions to the Obligations of AT&T. The obligations of AT&T to consummate the AT&T Broadband Merger are subject to the satisfaction of the following further conditions:

     (a) (i) Comcast shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Comcast contained in Sections 5.02, 5.03, 5.05, 5.08, 5.22 and 5.25 shall be true in all material respects at and as of the Effective Time, as if made at and as of such time (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date), (iii) the other representations and warranties of Comcast contained in this Agreement and in any certificate or other writing delivered by Comcast pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or a Comcast Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Effective Time, as if made at and as of such time (other than representations or warranties that address matters only as of a certain date, which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a Comcast Material Adverse Effect and (iv) AT&T shall have received a certificate signed by an executive officer of Comcast to the foregoing effect;

     (b) AT&T shall have received an opinion of Wachtell, Lipton, Rosen & Katz in form and substance reasonably satisfactory to AT&T, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, to the effect that the Mergers will be treated for United States


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


federal income tax purposes as 351 Transactions. In rendering such opinion, Wachtell, Lipton, Rosen & Katz may require and shall be entitled to rely upon certain documentation, including customary representations of officers of Comcast and AT&T; and

     (c) Comcast Shareholder (or its successor) shall have performed in all material respects its obligations under the Support Agreement, and the Support Agreement shall be in full force and effect.

     SECTION 10.03. Conditions to the Obligations of Comcast. The obligations of Comcast to consummate the Comcast Merger are subject to the satisfaction of the following further conditions:

     (a) (i) AT&T shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of AT&T contained in Sections 6.02, 6.03, 6.05, 6.06(b), 6.06(c), 6.08, 6.22, 6.26 and 6.27 of this
Agreement shall be true in all material respects at and as of the Effective Time, as if made at and as of such time (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date), (iii) the other representations and warranties of AT&T contained in this Agreement and in any certificate or other writing delivered by AT&T pursuant hereto disregarding all qualifications and exceptions contained therein relating to materiality or AT&T Broadband Material Adverse Effect or any similar standard or qualification shall be true at and as of the Effective Time, as if made at and as of such time (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have an AT&T Broadband Material Adverse Effect and (iv) Comcast shall have received a certificate signed by an executive officer of AT&T to the foregoing effect; and

     (b) Comcast shall have received an opinion of Davis Polk & Wardwell in form and substance reasonably satisfactory to Comcast, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, to the effect that the Mergers will be treated for United States federal income tax purposes as a 351 Transactions, In rendering such opinion, Davis Polk & Wardwell may require and shall be entitled to rely upon certain documentation, including customary representations of officers of Comcast and AT&T.


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


                                   ARTICLE 11
                                  TERMINATION

     SECTION 11.01. Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time
(notwithstanding any approval of this Agreement by the shareholders of Comcast or AT&T or AT&T Broadband):

     (a) by mutual written agreement of Comcast and AT&T;

     (b) by either Comcast or AT&T, if:

          (i) the Mergers have not been consummated on or before March 1, 2003 (the "End Date"); provided, further, that the right to terminate this Agreement pursuant to this Section 11.01(b)(i) shall not be available to any party hereto whose breach of any provision of this Agreement results in the failure of the Mergers to be consummated by the End Date;

          (ii) (A) there shall be any material law or regulation that makes consummation of the Mergers or any of the other material transactions contemplated hereby illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any court or other Governmental Authority having competent jurisdiction enjoining the parties hereto from consummating the Mergers or any of the other material transactions contemplated hereby is entered and such judgment, injunction, order or decree shall have become final and non-appealable;

          (iii) the Comcast Shareholders' Approval shall not have been obtained at the Comcast Shareholders' Meeting (or any adjournment or postponement thereof); or

          (iv) the AT&T Shareholders' Approval shall not have been obtained at the AT&T Shareholders' Meeting (or any adjournment or postponement thereof);

     (c) by AT&T if:

          (i) Comcast's Board of Directors shall have failed to call the Comcast Shareholders' Meeting in accordance with Section 7.02(a), or shall have breached its obligation under Section 7.02(b);

          (ii) a breach of any representation, warranty, covenant or agreement on the part of Comcast set forth in this Agreement shall have occurred that would cause the condition set forth in Section 10.02(a) not to


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     be satisfied, and such condition shall be incapable of being satisfied by the End Date;

          (iii) AT&T shall have failed to call the AT&T Shareholders' Meeting pursuant to the exercise of its delay rights under Section 8.02(a) for a period of 120 calendar days from the date the SEC has notified the parties of its willingness to declare the Registration Statement effective; or

          (iv) AT&T shall have the right to terminate this Agreement pursuant to Section 9.18(b), but subject to the provisions of Section 9.18(b);

     (d) by Comcast if:

          (i) AT&T's Board of Directors shall have failed to recommend or withdrawn, or modified in a manner adverse to Comcast, its approval or recommendation of this Agreement, or shall have failed to call the AT&T Shareholders' Meeting in accordance with Section 8.02(a) (or AT&T's Board of Directors resolves to do any of the foregoing);

          (ii) AT&T shall have willfully and materially breached any of its obligations under Section 8.02(b) or 8.03;

          (iii) a breach of any representation, warranty, covenant or agreement on the part of AT&T set forth in this Agreement shall have occurred that would cause the condition set forth in Section 10.03(a) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date; or

          (iv) AT&T shall have failed to call the AT&T Shareholders' Meeting pursuant to the exercise of its delay rights under Section 8.02(a) for a period of 90 calendar days from the date the SEC has notified the parties of its willingness to declare the Registration Statement effective.

     The party hereto desiring to terminate this Agreement pursuant to this
Section 11.01 (other than pursuant to Section 11.01(a)) shall give notice of such termination to the other parties.

     SECTION 11.02. Effect of Termination. If this Agreement is terminated pursuant to Section 11.01, this Agreement shall become void and of no effect without liability of any party hereto (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except that (a) the agreements contained in this Section 11.02, in the Confidentiality Agreements (subject to the terms thereof), and in
Section 11.03


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


shall survive the termination hereof and (b) no such termination shall relieve any party hereto of any liability or damages resulting from any intentional breach by such party of a covenant or other agreement included in this Agreement or any knowing breach of a representation or warranty included in this Agreement.

     SECTION 11.03. Fees and Expenses. (a) Except as otherwise provided in this
Section 11.03, all costs and expenses incurred in connection with this Agreement and the other Transaction Agreements shall be paid by the party incurring such cost or expense whether or not the Mergers are consummated. Notwithstanding the foregoing, (i) AT&T shall pay any costs and expenses incurred by AT&T Broadband or any AT&T Broadband Subsidiary in connection with this Agreement and the other Transaction Agreements that are in excess of $120 million (exclusive of any costs and expenses incurred by AT&T Broadband or any AT&T Broadband Subsidiary as described in clauses (ii), (iii), (iv) and (v) of this sentence), (ii) AT&T Broadband shall pay any costs and expenses incurred in connection with any financing arrangements entered into by AT&T Broadband as contemplated by Section 9.15, (iii) AT&T Broadband shall pay any costs and expenses (to the extent not paid by Parent) incurred in connection with the actions contemplated by Section 9.16, (iv) AT&T Broadband shall pay 50% of any costs and expenses incurred by AT&T or any of its Subsidiaries in connection with obtaining the Note Consents (through either a one-time cash payment of a consent fee or through a coupon increase or a combination thereof) that are in excess of $50 million, subject to and as determined in accordance with Sections 11.03(b) and 11.03(c), and (v) AT&T (other than any AT&T Broadband Entity) and Comcast each shall pay 50% of any fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing, filing and mailing of the Registration Statement and the Joint Proxy Statement.

     (b) The costs of obtaining the Note Consents shall include (i) any transaction costs paid in obtaining the Note Consents (including, without limitation, the costs, expenses and commissions of any solicitation agent, counsel, financial advisors and underwriters, any printing and mailing costs, any SEC filing fees, rating agency fees and any costs of the trustee under the Notes Indenture for which AT&T or any Affiliate thereof is responsible) plus
(ii)(A) the amount of any one-time cash payment made to obtain a Note Consent, and (B) with respect to an increase in the coupon on any of the series of securities issued under the Notes Indenture in connection with obtaining a Note Consent, the amount equal to the excess of the present value of the increased coupon on such series of securities over the present value of the coupon on such series of securities immediately prior to the increase of the coupon, in each case calculated based on "market convention" (e.g., calculated on a 30/360 day basis in the case of a domestic fixed rate note and on an actual/360 day basis in the case of a floating rate note, etc.) using a discount rate equal to the Market Rate (determined as specified below in Section 11.03(c)). The amounts described in clauses (i) and


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(ii) of the immediately preceding sentence shall be reduced by the amount of any present or future tax benefit to AT&T as a result of making any payments of such amounts. Such tax benefit shall be calculated by multiplying the payment giving rise to the tax benefit by the highest combined federal, state and local marginal corporate tax rate in effect as of the Effective Time and, in the case of any future tax benefit, by discounting such future tax benefit at the Market Rate.

     (c) The Market Rate shall be determined by mutual agreement of AT&T and Comcast. In the event AT&T and Comcast cannot reach agreement within five (5) calendar days of the date of determination (as set forth below), the Market Rate shall be determined by a process in which AT&T and Comcast will mutually appoint four broker/dealer firms of national reputation to determine the then-current market yield for each impacted series of securities. After each firm has determined the then-current market yield for each impacted series of securities, the arithmetic average of the four rates will be the Market Rate. In determining each such Market Rate, the impacted series of securities shall be deemed to be securities of AT&T, after giving effect to the Separation, Distribution and the Mergers. Any determination of Market Rate pursuant to this
Section 11.03(c) shall be final and binding. Each of AT&T and Comcast shall bear the fees and expenses of the broker/dealer firms which it appoints in making such determinations. The Market Rate shall be determined in the case of clause (ii)(B) of Section 11.03(b) as of the settlement date of the transaction.

     (d) If this Agreement is terminated pursuant to Section 11.01(b)(iii) or 11.01(c)(i), Comcast shall pay to AT&T a termination fee of $1.5 billion in cash (without duplication) (the "Comcast Termination Fee").

     (e) If this Agreement is terminated pursuant to Section 11.01(d)(i) or 11.01(d)(ii), AT&T shall pay to Comcast a termination fee of $1.5 billion in cash (without duplication) (the "AT&T Termination Fee").

     (f) If (i) this Agreement is terminated pursuant to Section 11.01(b)(iv),
(ii) after the date hereof and prior to the AT&T Shareholders' Meeting, an AT&T Broadband Acquisition Proposal is made or continued or renewed by any Person and not withdrawn prior to the AT&T Shareholders' Meeting and (iii) within one year of the AT&T Shareholders' Meeting, either (A) AT&T or any AT&T Subsidiary enters into an agreement with any Person with respect to an AT&T Broadband Acquisition Proposal, that provides for (I) transfer or issuance of securities representing more than 50% of the equity or voting interests in AT&T or the AT&T Broadband Group or 75% of the equity or voting interests in any AT&T Significant Broadband Subsidiary, (II) a merger, consolidation, recapitalization or another transaction resulting in the issuance of cash or securities of any Person (other than a reincorporation or a holding company merger that results in the AT&T shareholders owning all of the equity interests in


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the surviving corporation) to AT&T shareholders in exchange for more than 50%
of the equity or voting interests in AT&T or the AT&T Broadband Group or 75% of the equity or voting interests in any AT&T Significant Broadband Subsidiary or
(III) transfer of assets, securities or ownership interests representing more than 50% of the consolidated assets or EBITDA generating power of AT&T or the AT&T Broadband Group or 75% of the consolidated assets or EBITDA generating power of any AT&T Significant Broadband Subsidiary or (B) any Person commences a tender offer that results in the acquisition by the Person making the tender offer of a majority of the AT&T Common Stock, then AT&T shall pay to Comcast the AT&T Termination Fee.

     (g) Any payment of the Comcast Termination Fee or AT&T Termination Fee pursuant to this Section 11.03 shall be made within one Business Day after termination of this Agreement, except that any payment of the AT&T Termination Fee pursuant to Section 11.03(f) shall be paid within one Business Day after it becomes payable. Any payment of the Comcast Termination Fee or AT&T Termination Fee shall be made by wire transfer of immediately available funds. If any party hereto fails to pay to the other parties promptly any fee or expense due hereunder (including the Comcast Termination Fee or AT&T Termination Fee), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the prosecution of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of The Bank of New York in New York City from the date such fee was required to be paid to the date it is paid.

     (h) Notwithstanding any other provision of this Agreement, any payment by AT&T of the AT&T Termination Fee or any payment by Comcast of the Comcast Termination Fee, in each case pursuant to Section 11.03, shall relieve (i) AT&T and AT&T Broadband or (ii) Comcast, as the case may be, from any further liability or damages under any provision of this Agreement (other than Section 11.03(a)) or in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE 12
                                 MISCELLANEOUS

     SECTION 12.01. Notices. All notices, requests and other communications to any party hereto shall be in writing (including facsimile transmission) and shall be given,

     if to AT&T, to:


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     AT&T Corp.
     295 North Maple Avenue
     Basking Ridge, New Jersey 07920
     Attention: Marilyn J. Wasser
     Fax: (908) 953-8360

     with a copy to:

     Wachtell, Lipton, Rosen & Katz
     51 West 52nd Street
     New York, New York  10019
     Attention:  Richard D. Katcher
                 Steven A. Rosenblum
                 Stephanie J. Seligman
     Fax:  (212) 403-2000

     if to Comcast or Merger Sub, to:

     Comcast Corporation
     1500 Market Street
     Philadelphia, Pennsylvania 19102
     Attention: General Counsel
     Fax: (215) 981-7794

     with a copy to

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, New York 10017
     Attention:  Dennis S. Hersch
                 William L. Taylor
     Fax:  (212) 450-4800

or such other address or facsimile number as such party hereto may hereafter specify for such purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     SECTION 12.02. Survival. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement. The AT&T


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Confidentiality Agreement shall terminate at the Effective Time. The covenants and agreements herein that relate to actions to be taken at or after the Effective Time shall survive the Effective Time.

     SECTION 12.03. Amendments; No Waivers. (a) Subject to applicable law, any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each of the parties hereto or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the adoption of this Agreement by the shareholders of Comcast or AT&T, no such amendment or waiver shall be made or given that requires the approval of the shareholders of Comcast or AT&T, respectively, unless such required approval is obtained.

     (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 12.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

     SECTION 12.05. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of the State of New York.

     SECTION 12.06. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of New York or any New York state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on either party hereto anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto agrees that service of


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process on such party as provided in Section 12.01 shall be deemed effective service of process on such party.

     SECTION 12.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 12.08. Counterparts; Effectiveness. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     SECTION 12.09. Entire Agreement; No Third Party Beneficiaries. (a) This Agreement, and the other Transaction Agreements, together with the Confidentiality Agreements, constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties hereto with respect to the subject matter of this Agreement.

     (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 4.01(e), 9.08, 9.11 and 9.14, the first sentence of Section 9.21 and the last sentence of Section 12.03(a) (which is intended to be for the benefit of the Persons covered thereby). AT&T shall be entitled to enforce the provisions of Sections 4.03, 4.04 and 4.05 after the Effective Time.

     SECTION 12.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.


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     SECTION 12.11. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of New York or any New York state court, in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 12.12. Schedules. Each of Comcast and AT&T has set forth information in its respective disclosure schedule in a section thereof that corresponds to the portion of the Section of this Agreement to which it relates. A matter set forth in one section of the disclosure schedule need not be set forth in any other section of the disclosure schedule so long as its relevance to the latter section of the disclosure schedule or Section of the Agreement is apparent on the face of the information disclosed in the disclosure schedule. The fact that any item of information is disclosed in a disclosure schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms "material" or "Material Adverse Effect" or other similar terms in this Agreement, except as otherwise expressly set forth in such disclosure schedules.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         AT&T CORP.


                                         By: /s/  C. Michael Armstrong
                                            -----------------------------------
                                            Name:  C. Michael Armstrong
                                            Title: Chairman and Chief
                                                   Executive Officer

                                         AT&T BROADBAND CORP.


                                         By: /s/  Raymond E. Liguori
                                            -----------------------------------
                                            Name:  Raymond E. Liguori
                                            Title: President

                                         COMCAST CORPORATION


                                         By: /s/ Ralph Roberts
                                            -----------------------------------
                                            Name:  Ralph Roberts
                                            Title: Chairman

                                         AT&T COMCAST CORPORATION


                                         By: /s/  Brian L. Roberts
                                            -----------------------------------
                                              Name:  Brian L. Roberts
                                              Title: President

                                         AT&T BROADBAND ACQUISITION
                                           CORP.


                                         By: /s/  Brian L. Roberts
                                            -----------------------------------
                                            Name:  Brian L. Roberts
                                            Title: President


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                                         COMCAST ACQUISITION CORP.


                                         By: /s/  Brian L. Roberts
                                            -----------------------------------
                                            Name:  Brian L. Roberts
                                            Title: President


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